     As filed with the Securities and Exchange Commission on August 4, 2000


                                                      REGISTRATION NO. 333-89507

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                 POST-EFFECTIVE

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                  6799                                   74-2849862
   (State of Organization)               (Primary Standard Industrial                     (IRS Employer
                                          Classification Code Number)                 Identification Number)

                              C/O PROFUTURES, INC.
                               11612 BEE CAVE ROAD
                                    SUITE 100

                               AUSTIN, TEXAS 78738
                                 (800) 348-3601

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 GARY D. HALBERT
                              C/O PROFUTURES, INC.
                               11612 BEE CAVE ROAD
                                    SUITE 100

                               AUSTIN, TEXAS 78738
                                 (800) 348-3601

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:
                                 William D. Kerr
                                Bradley D. Howard

                                 Sidley & Austin
                                 Bank One Plaza

                             Chicago, Illinois 60603

                                   ----------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                                   ----------



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                          PART ONE: DISCLOSURE DOCUMENT
                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                                   $71,744,551
                            LIMITED PARTNERSHIP UNITS


THE FUND          ProFutures Long/Short Growth Fund, L.P. seeks appreciation of its assets through the speculative trading of stock index futures contracts. Stock index futures are cash settled futures contracts on the value of a stock index, such as the S&P 500. Unlike typical investments in stocks or bonds, where one expects growth or predictable interest payments, for every gain from speculative futures trading there is an equal, offsetting loss. The Fund began trading on November 20, 1997.


THE ADVISOR       Hampton Capital Management, Inc., a professional managed
futures advisor, trades the Fund's assets in the S&P 500 Stock Index futures contract on the Chicago Mercantile Exchange.

THE UNITS         The Fund's Limited Partnership Units may be purchased at a price equal to 101% of the Net Asset Value per Unit on the last day of each month. 100% of Unit Net Asset Value is contributed to the Fund. ProFutures, Inc., the Fund's general partner (the "General Partner"), retains 1% to pay organizational and offering expenses. If the total amount of this offering is sold, the proceeds to the Fund will be $71,034,209 and the proceeds to the General Partner will be $710,342. As of June 30, 2000, the Net Asset Value of a Unit was $1,146.89.


                  There is no scheduled termination date for, and no escrow account will be used in connection with, this offering. The Selling Agent is not required to sell any specific number of Units but will use its best efforts to sell the Units.

                  The minimum purchase for first-time investors is $10,000; $5,000 for IRAs, other tax-exempt accounts and current investors. No selling commissions are paid by investors or the Fund.

THE RISKS         THESE ARE SPECULATIVE SECURITIES. BEFORE INVESTING, YOU SHOULD
READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER "THE RISKS YOU FACE" BEGINNING ON PAGE 6.

o        You could lose all or substantially all of your investment in the Fund.

o The Fund is speculative and employs initial leverage of up to three times its total equity.

o Performance has been volatile; the Net Asset Value per Unit may fluctuate significantly.

o The Units are not liquid as no secondary market exists for the Units and redemption rights are limited.

o The use of a single advisor trading only stock index futures contracts reduces diversification and increases risk of loss relative to a fund using multiple advisors trading a diversified portfolio of futures contracts.


o The Fund is subject to substantial expenses regardless of profitability, including a 3% annual management fee and brokerage, legal, audit and other administrative expenses estimated at approximately 1.10% of average annual net assets, as well as a quarterly incentive fee equal to 20% of net new profits.

o To break even during the first year after a Unit is sold, the Fund must earn trading profits of approximately 0.20% of its average annual net assets (assuming interest on its assets at an annual rate of 5.00%).


o The Fund may be subject to conflicts of interest of the General Partner, the Advisor and the Futures Broker.

o Subscribers to the Fund will be required to make certain representations and warranties in the Subscription Agreement and Power of Attorney. Subscribers are encouraged to discuss their investment decision with their financial, tax and legal advisors.


                  THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.


                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                   ----------

                                 PROFUTURES, INC.
                                 GENERAL PARTNER

                        PROFUTURES FINANCIAL GROUP, INC.

                                  SELLING AGENT
                                 AUGUST 4 , 2000

                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

                  YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


                  FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 23 TO 25 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.


                  THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 6 TO 11.

                                   ----------

                  THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IN WASHINGTON, D.C.


                  THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.


                  THE FUND'S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

                  PROFUTURES LONG/SHORT GROWTH FUND, L.P. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                                   ----------

                                PROFUTURES, INC.
                                 GENERAL PARTNER
                               11612 BEE CAVE ROAD
                                    SUITE 100


                               AUSTIN, TEXAS 78738
                                 (800) 348-3601


                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.



                                     [CHART]



                              ORGANIZATIONAL CHART

                  None of the entities indicated in this organizational chart are related except ProFutures, Inc. and ProFutures Financial Group, Inc. The Fund may also retain a cash manager related to the ProFutures entities. See "Conflicts of Interest" beginning on page 36. No loans have been, are or will be made between a ProFutures entity or any principal of a ProFutures entity and the Fund. Descriptions of the dealings between the ProFutures entities, the Fund and investors are set forth under the sub-headings "-- Management Fee" and "-- Organizational Charge" under "Analysis of Fees and Expenses Paid by the Fund" beginning on page 23 and under the sub-heading "-- Cash Management" under "Use of Proceeds; Interest Income Arrangements" on page 22.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.

                                TABLE OF CONTENTS



PART ONE                                                               PAGE
--------                                                               ----
PROSPECTUS SECTION

SUMMARY ..........................................................       1
THE RISKS YOU FACE ...............................................       6
FUND OPERATIONS ..................................................      11
PERFORMANCE OF THE FUND ..........................................      15
SELECTED FINANCIAL DATA ..........................................      16
MANAGEMENT'S ANALYSIS OF OPERATIONS ..............................      18
QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK ........      20
USE OF PROCEEDS; INTEREST INCOME ARRANGEMENTS ....................      22
ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND ...................      23
THE ADVISOR ......................................................      25
THE GENERAL PARTNER ..............................................      32
BROKERAGE ARRANGEMENTS ...........................................      35
NET ASSET VALUE ..................................................      36
CONFLICTS OF INTEREST ............................................      36
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT .....................      37
SUMMARY OF INCOME TAX CONSEQUENCES ...............................      38
PURCHASES BY EMPLOYEE BENEFIT PLANS ..............................      41
GENERAL ..........................................................      42
FINANCIAL STATEMENTS .............................................      43


PART TWO                                                             PAGE
--------                                                             ----
STATEMENT OF ADDITIONAL INFORMATION

SUPPLEMENTAL PERFORMANCE INFORMATION ............................    II-1

THE STOCK INDEX FUTURES MARKETS .................................    II-3

EXHIBIT A-- LIMITED PARTNERSHIP AGREEMENT .......................   LPA-1

EXHIBIT B-- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.........     B-1

EXHIBIT C-- REQUEST FOR REDEMPTION ..............................     C-1

                                     SUMMARY

GENERAL

                  The ProFutures Long/Short Growth Fund, L.P., a Delaware limited partnership, offers individual investors a way to participate in the equity markets through stock index futures. The primary objective of the Fund is long-term appreciation of its assets through the speculative trading of stock index futures. The Fund trades the S&P 500 Stock Index (the "Index") futures contract on the Chicago Mercantile Exchange under the guidance of an experienced, professional commodity trading advisor. The Index is based on the stock prices of 500 large-capitalization companies. The market value of the 500 companies is equal to about 80% of the value of all stocks listed on the New York Stock Exchange. Use of the S&P 500 stock index futures contract (the "S&P 500 Contract") permits investors to trade the Index at various multiples, thus creating, in effect, a highly-leveraged stock portfolio. The S&P 500 Contract may also offer greater liquidity than the underlying stocks in active market conditions and the potential to profit from stock market downturns by selling short, a trading technique where the futures contract is first sold and then, later, bought back.

PROFUTURES, INC.


                  ProFutures, Inc., the General Partner and commodity pool operator of the Fund, began operations in 1984 and specializes in the management of speculative futures funds. The General Partner currently operates three futures funds -- the Fund and two multi-advisor, widely diversified public futures funds -- having a net asset value as of June 30, 2000 of approximately $81 million.

HAMPTON CAPITAL MANAGEMENT, INC.


General


                  Hampton Capital Management, Inc., the commodity trading advisor for the Fund, was created by Hampton Investors, Inc., the former commodity trading advisor for the Fund, to manage all of its futures accounts. Hampton Capital Management, Inc. has the same ownership and principals as Hampton Investors, Inc. and employs the same trading program. Hampton Investors, Inc. has been managing investor accounts and its own capital in the securities markets since 1985 and began trading investor capital in the futures markets in May 1995. The Advisor trades for the Fund pursuant to its Leverage 3 trading program which, since July 1995, has focused on trading only the S&P 500 Contract.


Trading Strategy


                  The Advisor's Leverage 3 trading program uses several indicators that examine relevant information relating to the S&P 500 Contract. These indicators are divided into three categories: monetary, market-action based and price-based. The Leverage 3 trading program attempts to take a position in the S&P 500 Contract of up to approximately three times that of a fully-funded S&P 500 Contract. The value of a fully-funded S&P 500 Contract equals the product of the contract multiplier, currently $250, and the Index level. The Index level fluctuates daily but assume for purposes of the following example that it is 1,400. In this example, a fully-funded S&P 500 Contract is worth $350,000 ($250 x 1,400). If you wanted to trade without the use of leverage, you could deposit $350,000 in cash and buy one S&P 500 Contract. Your account would then go up and down in line with the Index. When the Advisor's system is in its most bullish position, the Advisor will establish a long position by buying three S&P 500 Contracts for each approximately $350,000 in the Fund. That means that when the Index moves 1%, the value of the Fund should move approximately 3% in the same direction: the Fund would be approximately three times leveraged.

                  The Advisor's system increases and decreases the leverage of long positions as its signal becomes stronger or weaker. If, in the above example, a certain number of the indicators turns negative, the Advisor would reduce its position so as to be only two times leveraged. If more indicators turn negative, the Advisor would liquidate the entire position and be neutral (100% cash, no S&P 500 Contract position). And if more indicators became negative, the Advisor would "short" the market by selling S&P 500 Contracts, again at three times leverage. In that scenario, the Fund would gain approximately 3% for each 1% the Index falls -- assuming the Advisor remains in the position. In summary, the program has four positions: maximum leverage long (three times leverage long), long (two times leverage long), neutral (100% cash) and maximum leverage short (three times leverage short).

                  The Advisor's program provides significant leverage, well above what one can accomplish in a margin account with a stock broker, but well below that of trading futures contracts at an exchange's minimum margin. While the Fund uses less leverage than many futures funds, there has been considerable short-term volatility in the program. Investors should be prepared for sudden, substantial changes in Unit value and rates of return. Leverage amplifies both gains and losses.

                  The Advisor may also trade other stock index futures contracts, and options thereon, including the S&P 500/BARRA indices, the S&P Midcap 400, the Dow Jones Industrial Average, the NASDAQ 100, the Russell 2000, and similar U.S. stock index futures contracts which may become available in the future. However, the Advisor currently expects to limit its trading to the S&P 500 Contract.

BROKERAGE ARRANGEMENTS

                  ING (U.S.) Securities, Futures & Options Inc. (the "Futures Broker") currently acts as the Fund's futures clearing broker.

MAJOR RISKS OF THE FUND

         o Investors must be prepared to lose all or substantially all of their investment in the Units. The Fund utilizes substantial leverage, up to three times its total equity when initiating a position, which magnifies the impact of profits and losses.

         o The Fund is a speculative investment. It is not possible to predict how the Fund will perform over either the long or short term. Investors must not rely on the past performance of either the Fund or the Advisor in deciding whether to purchase Units.

         o The Net Asset Value per Unit may vary substantially within a single day or month. Because investors must submit irrevocable subscriptions at least 5 days before the purchase as well as redemption notices at least 10 days before the redemption of Units -- and can do so up to approximately a month before -- they cannot know the Net Asset Value at which they will acquire or redeem Units. The Fund could incur material losses between the time investors subscribe and the time they receive their Units. In addition, investors, when redeeming, cannot control losses on their Units because they cannot be sure of the redemption value of their Units after requesting redemption.

         o The Units are not liquid as no secondary market exists for the Units and none will develop. Redemptions may be made only as of a month-end.

         o The use of a single trading advisor trading only one type of contract reduces diversification and increases risk of loss relative to a fund using multiple advisors trading a diversified portfolio of futures contracts.


         o The Fund is subject to substantial charges regardless of profitability, including a 3% annual management fee and brokerage, legal, audit and other administrative expenses estimated at approximately 1.10% of average annual Net Assets, as well as a 20% quarterly incentive fee. During the first year of an investor's participation in the Fund, the Fund must earn trading profits of approximately 0.20% of its average Net Asset Value (assuming interest on its assets at a 5.00% annual rate) to break even after all fees and expenses.


         o The General Partner and the Advisor manage other funds and accounts and may have an incentive to favor such funds or accounts over the Fund's account. The Futures Broker guarantees the net worth of the General Partner. Thus the General Partner has an incentive to retain the Futures Broker as the Fund's futures broker. See Risk Factors (26) and (27) on page 10.

         o As limited partners, investors have no voice in the operation of the Fund; they are entirely dependent on the management of the General Partner and the Advisor for the success of their investment.

USE OF PROCEEDS

                  Substantially all of the Fund's assets are held in the Fund's trading account at the Futures Broker and are available to support the Fund's trading. The Futures Broker invests the Fund's assets and credits the account with interest at the average 91-day Treasury bill rate for the month on the average equity in the Fund's account for the month. Any interest earned on such assets in excess of such amount, not expected to exceed 0.50% per annum, is retained by the Futures Broker for its own account. The Fund may engage a cash manager to manage the Fund's assets not required to be deposited with the Futures Broker to margin the Fund's futures positions. If it does, a portion of the Fund's assets will be held in a custodial account at a major U.S. bank and will be invested in U.S. Treasury instruments and similar, highly liquid, interest-bearing investments.

NET ASSET VALUE

                  The Net Asset Value of the Fund equals its assets less its liabilities. The Net Asset Value of a Unit is determined by dividing the Net Asset Value of the Fund by the total number of Units outstanding. The General Partner's interest is treated on a Unit-equivalent basis.

FEES AND EXPENSES


                  A breakdown of the Fund's fees and expenses is set forth in the Break-Even Table on the following page. Each investor pays a one-time organizational charge to the General Partner. The incentive fee payable to the Advisor is calculated on a quarterly basis and could be substantial even in a break-even or losing year. The Fund's other expenses are its management fees, brokerage commissions, and operating and administrative expenses -- estimated at approximately $1,400,000 per year if no additional Units are sold and at approximately $4,400,000 if the total amount of this offering is sold. If the Fund's Net Asset Value increases, the absolute dollar amount of any percentage-of-assets fees will also increase, but they will have the same effect on the Fund's rate of return. Other than as disclosed in this Summary section, and more fully described under "Fund Operations" beginning on page 11, "Use of Proceeds; Interest Income Arrangements" beginning on page 22 and "Analysis of Fees and Expenses Paid by the Fund" beginning on page 23, there are no fees, expenses or items of compensation paid or received in connection with this offering of the Units or the operation of the Fund.


                                BREAK-EVEN TABLE

                                             TWELVE-MONTH
                                                DOLLAR
                                              BREAK-EVEN
                                               ($10,000          TWELVE-MONTH
                                             INITIAL NET          PERCENTAGE
       EXPENSES                               INVESTMENT)(1)       BREAK-EVEN
       --------                              ---------------     ------------
Organizational and offering
expenses                                       $ 100.00              1.00%

Management fee(2)                              $ 312.37              3.12%

Accounting, audit and legal expenses           $  38.00              0.38%
(estimated)

Administrative expenses (estimated)            $  20.00              0.20%

Brokerage commissions and related
charges (estimated)                            $  50.00              0.50%

Incentive fee(3)                               $      0%                0%

Interest income (estimated)                    $(500.00)            (5.00)%

TWELVE MONTH
BREAK-EVEN                                     $  20.37              0.20%



        SEE "ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND" AT PAGE 23.


Explanatory Notes:


                  (1) The foregoing break-even analysis is an approximation only. It assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $10,000 as the Net Asset Value of the Units (a $10,100 purchase price) and a Fund Net Asset Value of $23 million.


                  (2) The Fund pays a management fee to the General Partner equal to 3% per annum of month-end Net Assets. The amount shown above includes the management fee payable on Fund income earned in a break-even year.


                  (3) The Fund pays the Advisor a quarterly incentive fee equal to 20% of the Fund's net new profits, excluding interest income, after subtraction of brokerage commissions paid or accrued during the quarter. The incentive fee, as shown above, reflects that no incentive fee would be earned on the $20.37 trading profits needed to break-even as brokerage commissions reduce trading profits before incentive fees are calculated (20% x ($20.37-$50)) and assumes a break-even year.


PRINCIPAL TAX ASPECTS OF OWNING UNITS

                  Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

                  40% of any trading profits on U.S. exchange-traded futures contracts are taxed as short-term capital gains at the individual investor's ordinary income tax rate (39.6% maximum), while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. The Fund's trading gains from other contracts, if any, will likely be primarily short-term capital gain. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor held a stock or bond for longer than 12 months, all the gain realized on its sale would generally be taxed at a 20% maximum rate.

                  Losses on the Units may be deducted against capital gains. Any losses in excess of capital gains may only be deducted against ordinary income by individuals to the extent of $3,000 per year. Consequently, investors could pay tax on the Fund's interest income even though they have lost money on their Units. See "Summary of Income Tax Consequences" beginning at page 38.


LIQUIDITY OF THE UNITS

                  Units may be redeemed at any month-end upon 10 days' written notice to the General Partner. There is no required minimum holding period; however, the General Partner believes that investors should consider the Units at least a 3-year commitment.

                  There are no redemption charges.

IS THE FUND A SUITABLE INVESTMENT FOR YOU?

                  You should consider investing in the Fund only if you are an aggressive investor interested in a leveraged exposure to up or down U.S. stock market movements. You should be prepared to risk significant losses, up to the total amount of your investment plus undistributed profits, and to withstand sudden and substantial variation in daily and monthly rates of return.

                  No one should invest more than 10% of his or her liquid net worth in the Fund.

                  State law investor suitability standards apply. See Exhibit B -- Subscription Agreement and Power of Attorney, beginning at page B-1.

                               THE RISKS YOU FACE

                  SET FORTH BELOW ARE THE PRINCIPAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND. YOU SHOULD CONSIDER THESE RISKS IN MAKING YOUR INVESTMENT DECISION.

(1)      POSSIBLE TOTAL LOSS OF AN INVESTMENT IN THE FUND

                  You could lose all or substantially all of your investment in the Fund.

(2)      STOCK INDEX FUTURES TRADING INVOLVES SUBSTANTIAL LEVERAGE


                  Stock index futures are traded on margin. This means that a small amount of capital can be used to invest in contracts of much greater total value. The initial margin on the S&P 500 Contract is currently just less than approximately 7% of contract value. The resulting leverage enhances the Fund's sensitivity to market movements which can result in greater profits when the Advisor anticipates the direction of the move correctly, or greater losses when the Advisor is incorrect. The Advisor generally uses leverage of up to three times the Fund's equity when initiating a position. For example, if the market price of the S&P 500 Contract were to change by 1% and the Fund was fully leveraged, the Fund would likely experience a gain or loss of 3%. The exact leverage level of the Fund varies, however, with the gains or losses in the Fund's position. A losing position may cause the Fund's leverage level to increase above three times the Fund's equity, and a winning position may cause the leverage level to decrease.


(3) STOCK INDEX FUTURES TRADING IS SPECULATIVE, HIGHLY VOLATILE AND CAN RESULT IN LARGE LOSSES

                  A principal risk in stock index futures trading is the rapid fluctuation in the market prices of stock index futures contracts. If the Advisor incorrectly predicts the movement of futures prices, the Fund could experience large losses. For example, a 20% drop in the Index in a single day could cause a drawdown of 60% for the Fund had the Advisor predicted that the market would rise. Price movements of futures contracts are influenced by such factors as: changing supply and demand relationships; government trade, fiscal, monetary and exchange control programs and policies; national and international political and economic events; and speculative frenzy and the emotions of the marketplace.

(4)      THE UNITS ARE NOT LIQUID

                  The Units are not a liquid investment as no market exists for the Units and none will develop. However, redemptions may be made as of a month-end on 10 days' written notice.

(5) INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER THE ADVISOR OR THE FUND IN DECIDING WHETHER TO BUY UNITS

                  The future performance of the Fund is entirely unpredictable, and the past performance of the Fund as well as of the Advisor is not necessarily indicative of their future results.

(6)      THE FUND MAY RECEIVE MARGIN CALLS

                  If the Fund's futures position shows a loss in excess of the minimum margin amount required by the Futures Broker to maintain the position, the Fund, but not the investors, will be required to deposit additional margin money with the Futures Broker. If the Fund fails or is unable to do so, the Futures Broker will close the Fund's position and the Fund will realize losses.

(7) SUBSTANTIAL EXPENSES WILL CAUSE LOSSES FOR THE FUND UNLESS OFFSET BY PROFITS AND INTEREST INCOME


                  In addition to the one-time 1% organizational charge payable by investors, the Fund pays annual expenses (net of interest income) of approximately 1.10% of its average annual Net Asset Value. Additionally, the Fund is subject to a 20% quarterly incentive fee during its profitable quarters. Because the incentive fee is calculated quarterly, it could represent a substantial expense to the Fund even in a break-even or losing year. The Fund's expenses could, over time, result in significant losses. Except for the incentive fee, these expenses are not contingent and are payable whether or not the Fund is profitable. See "Summary -- Fees and Expenses" at page 3 and "Analysis of Fees and Expenses Paid by the Fund" beginning on page 23.


                  It will be necessary for the Fund to achieve gains from trading and interest income in excess of its charges in order for limited partners to realize increases in the Net Asset Value of their Units. No assurance can be given that the Fund will be able to achieve such, or any, appreciation of its assets.

(8)      UNIT VALUES ARE UNPREDICTABLE AND VARY SIGNIFICANTLY MONTH-TO-MONTH

                  The Net Asset Value per Unit varies significantly from month-to-month. For example, in August 1998 there was over a 30% change in the value of a Unit. Investors cannot know at the time they submit a redemption request what the redemption value of their Units will be.

                  The only way to take money out of the Fund is to redeem Units. You can only redeem Units at month-end upon at least 10 days' advance notice. The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming part or all of your Units.

                  In addition, because investors must subscribe for Units in advance of their issue date investors are unable to know whether they are purchasing Units after the Fund has suffered significant losses.

(9)      IMPORTANCE OF MARKET CONDITIONS TO PROFITABILITY

                  Although there can be no assurance that they will, most futures traders are more likely to trade profitably during periods when major price movements occur. Such movements generally occur in any given market only infrequently. During periods of static markets or markets with frequent, rapid reversals which cause the Advisor incorrectly to identify major price movements, it is unlikely that the Advisor will achieve profits for the Fund and the Fund may suffer significant losses. Overall market or economic conditions may have a material effect on performance.

(10)     FUTURES MARKETS INVESTMENTS ARE DIFFERENT FROM SECURITIES MARKETS
         INVESTMENTS

                  An investment in the Fund is very different from a typical securities investment in which there is an expectation of some consistency of yield, in the case of bonds, or participation over time in general economic growth, in the case of stocks. Futures trading is a "zero-sum" economic activity, meaning for every gain there is an equal and offsetting loss (without considering transaction costs). See "The Stock Index Futures Markets" beginning at page II-3.

(11) THE LARGE SIZE OF THE FUND'S TRADING POSITIONS INCREASES THE RISK OF SUDDEN, MAJOR LOSSES

                  The Fund takes positions with face values up to as much as approximately three times its total equity. Consequently, even small price movements against the Fund's position can cause major losses.

(12) ILLIQUID MARKETS COULD MAKE IT IMPOSSIBLE FOR THE FUND TO REALIZE PROFITS OR LIMIT LOSSES

                  It is not always possible to execute a buy or sell order at the desired price, or to close out an open position, due to market conditions. Daily price fluctuation limits are established by the exchanges and approved by the Commodity Futures Trading Commission (the "CFTC"). When the market price of a futures contract reaches its daily price fluctuation limit, no trades can be executed at prices outside such limit. The holder of a commodity futures contract, including the Fund, may therefore be locked into an adverse price movement for several days or more and lose considerably more than the initial margin put up to establish the position. Another instance of difficult or impossible execution occurs in thinly traded or illiquid markets. While the S&P 500 Contract is generally considered to be an extremely liquid contract, no assurance can be given that Fund orders will be executed at or near the desired price.

(13) SPECULATIVE POSITION LIMITS MAY REQUIRE THE ADVISOR TO MODIFY ITS TRADING TO THE DETRIMENT OF THE FUND

                  The exchanges have established and the CFTC has approved speculative position limits on the maximum futures position which any person, or group of persons acting in concert, may hold or control in particular futures contracts. For stock index futures contracts, such position limits are set by the exchanges. The position limit for the S&P 500 Contract is currently 20,000 contracts, which is very high in comparison to other stock indices. While unlikely, the Advisor may be required to reduce the size of the futures positions which would otherwise be taken in order to avoid exceeding such limits. Such modification of the Fund's trades, if required, could adversely affect the operations and profitability of the Fund.

(14)     THE ADVISOR ALONE DIRECTS THE FUND'S TRADING

                  As the sole advisor to the Fund, the Advisor alone directs the Fund's futures trading. The application of a single trading program to the leveraged and volatile futures markets involves a greater risk of loss than the diversified, multi-advisor approach employed by many futures funds, often specifically for risk control purposes. In addition, if the Advisor were for any reason unable to continue to manage the Fund's assets, although the General Partner most likely would attempt to replace the Advisor after due notice to the limited partners, there can be no assurance that a replacement advisor would be found or that a replacement advisor would manage the Fund's assets on the same compensation terms as the Advisor.

(15)     THE ADVISOR MAY HAVE UNEXPECTED PROBLEMS IN EXECUTING TRADES

                  The Advisor relies on computer, telephone and related electronic equipment for the execution of its trades. If such equipment fails and/or the firms handling the Advisor's computer and communications facilities are adversely affected due to uncontrollable factors such as weather problems, the Advisor may not be able to execute trades for the Fund, which could cause the Fund to incur losses. The Advisor intends to use back-up systems to try to minimize the impact of such potential execution problems.

(16)     THE ADVISOR MAY NOT BE SUCCESSFUL IN "DOWNWARD" EQUITY MARKETS


                  Some of the Advisor's past performance record has been compiled during a period of predominantly rising equity markets. A static leveraged long position in such markets would have been certain to generate substantial profits. While the Advisor can and does take short positions at times, there is no assurance that its strategy will be successful in down or "bear" markets.


(17)     TRADING SUSPENSION POLICY IS NOT A LIMIT ON LOSSES

                  The Fund's trading suspension policy provides no assurance that the Net Assets of the Fund will not drop below 50% of its previous month-end level, since there can be no assurance that the Fund will not incur additional losses in attempting to liquidate open positions. Should the Fund liquidate its positions pursuant to the trading suspension policy and the market were to subsequently recover, the Fund would realize losses it would not have realized in the absence of the trading suspension policy.

(18)     TRADING IN OPTIONS ON STOCK INDEX FUTURES IS SPECULATIVE AND HIGHLY
         LEVERAGED

                  Although it does not do so at present, the Advisor may trade options on stock index futures contracts. An option is a right, purchased for a certain price, to either buy or sell the underlying stock index futures contract during a certain period of time for a fixed price. Trading options on stock index futures is speculative and highly leveraged. Specific market movements of the stock index futures contracts underlying an option cannot accurately be predicted. If the Fund purchases an option, it will be subject to the risk of losing the entire purchase price of the option. On the other hand, if the Fund writes (sells) an option it will be subject to the risk of loss resulting from the difference between the amount received for the option and the price of the futures contact underlying the option which the Fund must purchase or deliver upon exercise of the option.

(19) LIMITATION OF THE MARKETS TRADED BY THE ADVISOR ALSO REDUCES DIVERSIFICATION, INCREASING THE RISK OF LOSS

                  The Advisor's program currently concentrates on one contract -- the S&P 500 Stock Index futures contract. Market concentration increases the risk of major losses and unstable Unit values relative to diversification in multiple commodities markets. Further, the S&P 500 Contract has historically been quite volatile relative to many other futures contracts.

                  As it is impossible to predict when price trends will occur, certain futures managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible. The Fund does not follow this approach and, as a result, will not capture trends occurring in other markets which might have been highly profitable.

(20)     INVESTING IN THE UNITS MAY NOT DIVERSIFY AN OVERALL PORTFOLIO

                  Because the Fund focuses on the S&P 500 Contract, its returns may be correlated with equity market returns. The use of leverage and short selling may reduce this correlation at certain times, especially in a falling market. An investment in the Fund may or may not result in diversification of an investor's overall portfolio, depending on what other assets the investor owns and the Advisor's ability to correctly react to stock market trends.

(21) THE ADVISOR'S INCREASED EQUITY UNDER MANAGEMENT COULD LEAD TO DIMINISHED RETURNS

                  Large trades are generally subject to more price slippage than small trades. The more money the Advisor manages, the more difficult it may be for the Advisor to trade profitably because of the potential difficulty of trading larger positions without adversely affecting prices and performance.

(22)     THE ADVISOR MAY CHANGE ITS TRADING APPROACH AND/OR FUTURES CONTRACTS
         TRADED

                  The Advisor may change its trading approach and/or the stock index futures contracts traded. If the Advisor adds additional stock index futures contracts, or options thereon, to its program, there can be no assurance that its methods will be successful in trading such other contracts.

                  Under the terms of the Fund's Limited Partnership Agreement, any material change to the Fund's basic investment policies or structure requires the approval of holders of a majority of Units. The addition of additional stock index futures contracts and options thereon to the Advisor's program would not be considered to be a material change to the Fund's basic investment policies or structure so no limited partner approval would be required.

(23)     THE FUND'S CASH MANAGEMENT STRATEGIES COULD LOSE BOTH YIELD AND
         PRINCIPAL

                  If a cash manager is engaged by the Fund, the cash manager will try to generate yields on non-margin assets in excess of the 91-day Treasury bill rate. However, there can be no assurance that the securities the cash manager invests in for the Fund will not lose value. If this occurs, the Fund could lose not only the interest it hopes to gain, but also a portion of the principal it originally invested with the cash manager.

(24) THE FUND COULD LOSE ASSETS AND HAVE ITS TRADING DISRUPTED DUE TO THE BANKRUPTCY OF ITS BROKER OR OTHERS

                  The Fund is subject to the risk of broker, exchange or clearinghouse insolvency. Fund assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital tied up in a bankruptcy, the General Partner might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities.

(25)     UNITS MAY BE SUBJECT TO INCENTIVE FEES DESPITE HAVING DECLINED IN VALUE

                  Investors will purchase Units at different times and will, accordingly, recognize different amounts of profit and loss on their investments. However, incentive fees are calculated on the basis of the cumulative trading profits recognized by the Fund as a whole and will reduce the Net Asset Value of all Units equally. Consequently, certain Units could have their Net Asset Value reduced by an incentive fee despite having actually declined in value since their date of purchase. Additionally, Units may incur losses generating a loss carryforward for purposes of calculating subsequent incentive fees. The benefit of any such loss carryforward will be diluted by the admission of new limited partners. Similarly, Units purchased during a calendar quarter at a Net Asset Value reduced by accrued incentive fees will benefit from any reversal of such accruals, and the benefit of such reversals to Units outstanding at the time of such intra-quarter purchase will be diluted.

(26)     THE FUND MAY BE SUBJECT TO CERTAIN CONFLICTS OF INTEREST


                  The General Partner and the Advisor may have a conflict of interest in rendering advice to the Fund because their respective benefits from managing some other commodity pool or account may exceed their benefit from managing the Fund's account. In addition, the Futures Broker serves as the primary futures broker for other commodity pools the General Partner manages, and has agreed, so long as it remains the futures broker for these commodity pools, to purchase, under specified conditions, shares of common stock of the General Partner. Thus, the General Partner has an incentive to retain the Futures Broker as the primary futures broker for the Fund.

                  Additional conflicts of interest may arise because: (1) the General Partner, the Advisor or their respective principals may trade in the futures markets for their own accounts and may take positions similar to or opposite from the Fund's positions; (2) the Selling Agent has an incentive to sell Units because the General Partner, its affiliate, receives a percentage-of-assets management fee; (3) an investment adviser affiliate of the General Partner recommends the Advisor's mutual fund trading program to its advisory clients and receives a fee for doing so; and (4) the Futures Broker may have an incentive to favor some other account over the account of the Fund or may have conflicting duties with respect to the Fund and the exchanges or clearinghouses of which the Futures Broker is a member. See "Conflicts of Interest" beginning on page 36.


(27) INVESTORS SHOULD NOT RELY ON THE FUTURES BROKER'S GUARANTEE OF THE GENERAL PARTNER'S NET WORTH

                  In order to meet certain states' net worth requirements with respect to general partners of publicly offered commodity pools, the General Partner has entered into an agreement with the Futures Broker which requires the Futures Broker to purchase shares of the General Partner's common stock under certain specified conditions. Investors in the Fund acquire no interest in the General Partner, and, moreover, the net worth of the General Partner is irrelevant to the tax status of the Fund or the legality of its securities. Therefore, prospective investors are not beneficiaries of this agreement with the Futures Broker and should not rely on it in making their investment decision.

(28) INVESTORS ARE TAXED EVERY YEAR ON THEIR SHARE OF THE FUND'S PROFITS -- NOT ONLY WHEN THEY REDEEM AS WOULD BE THE CASE IF THEY HELD STOCKS OR BONDS

                  Investors are taxed each year on their investment in the Fund, irrespective of whether they redeem any Units. In contrast, an investor holding stocks or bonds generally pays no tax on their capital appreciation until the securities are sold. Over time, the deferral of tax on stock and bond appreciation has a compounding effect.

                  All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

(29) THE MANAGEMENT FEE AND INCENTIVE FEE MAY BE RECHARACTERIZED AS "INVESTMENT ADVISORY FEES"


                  Investors could be required to treat the management and incentive fees, as well as certain other expenses of the Fund, as "investment advisory fees," which are subject to substantial restrictions on deductibility for individual taxpayers. The General Partner has not, to date, been classifying the management and incentive fees or such expenses as "investment advisory fees," a position to which the Internal Revenue Service (the "IRS") might object. Should the IRS recharacterize the management and incentive fee or other expenses as "investment advisory fees," investors may be required to pay additional taxes, interest and, possibly, penalties. See "Summary of Income Tax Consequences -- Limited Deductibility for Certain Expenses" at page 38.


(30)     THE FUND'S TRADING GAINS MAY BE TAXED AT HIGHER RATES

                  Investors are taxed on their share of any trading profits of the Fund at both short- and long-term capital gain rates. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

(31) TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF THE FUND'S INTEREST INCOME DESPITE OVERALL LOSSES

                  Investors may be required to pay tax on their allocable share of the Fund's interest income, even if the Fund incurs overall losses. Trading losses can be used by individuals only to offset trading gains and $3,000 of interest income each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 economic loss for the year. The remaining $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.

                                 FUND OPERATIONS

BUYING UNITS


                  You may buy whole Units (or fractions thereof calculated to eight decimal places) as of the last business day of any month at Net Asset Value plus a 1% organizational charge. Your subscription should be submitted by the 25th day of such month. Subscriptions submitted after the 25th day of the month may, at the General Partner's discretion, be applied to Unit sales as of the end of the following month. In order to purchase Units initially, you must mail or deliver the following items to ProFutures Financial Group, Inc. (the "Selling Agent"): (1) a completed and executed copy of the Subscription Agreement and Power of Attorney (attached as Exhibit B); and (2) a check for the amount of your subscription, inclusive of the 1% organizational charge, made payable to ProFutures Long/Short Growth Fund, L.P. Investors whose subscriptions are accepted will receive written purchase confirmations.


                  Proceeds from the sale of Units received prior to the closing date will be held in a Fund account with a major financial institution until the last business day of the month. All interest earned on subscriptions pending their month-end acceptance will be paid to the Fund, not the individual subscribers. Similarly, if the subscription is rejected, in whole or in part (in the sole discretion of the General Partner), the subscription funds or the rejected portion thereof will be returned within 20 days to the subscriber along with any interest. No sale of Units will be completed until at least five (5) business days after delivery of this Prospectus to the investor.

                  Only first-time investors need to submit Subscription Agreements, unless the Selling Agent believes it is necessary to reconfirm an investor's suitability in writing. To purchase additional Units, contact the General Partner or the Selling Agent.

                  The minimum purchase for first-time investors is $10,000; $5,000 for IRAs, other tax-exempt accounts and current investors.

                  The Subscription Agreement and Power of Attorney requires you to make the following representations and warranties. Accompanying the text of each representation and warranty below is an explanation of the Fund's and/or the General Partner's intent in requiring such representation and warranty.

                  (1) You have received the current Prospectus of the Fund along with a recent monthly report. The Regulations of the CFTC require the General Partner to receive from a prospective investor a signed acknowledgment of receipt of the Fund's Prospectus before accepting funds from such investor.

                  (2) You are of legal age and legally competent to execute the Subscription Agreement. Because contracts with minors or other legally incompetent persons are generally not enforceable, the Fund and the General Partner require assurance that the investor will, in fact, be bound by the Subscription Agreement and the Limited Partnership Agreement.

                  (3) You satisfy all the applicable requirements relating to net worth and annual income set forth in the Subscription Agreement; and (4) your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the representations as to net worth and annual income apply to such minor personally. State securities regulators require that investors in publicly-offered commodity funds meet minimum net worth and/or income standards. The Fund and the General Partner require assurance that the investor does, in fact, meet the applicable standard.

                  (5) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units. Because entities can only act through their representatives, the Fund and the General Partner require assurance that the representative is, in fact, authorized to cause the entity to invest in the Fund and, further, that investing in the Fund is not beyond the scope of the powers of the entity investor.


                  (6) If required to be, you are registered with the CFTC or are a member of the National Futures Association ("NFA"). The Bylaws of NFA prohibit members from doing business with persons required to be but who are not CFTC registrants or NFA members. The General Partner, as a member of NFA, requires assurance that the investor or representative of an entity investor, if required to be, is a CFTC registrant or NFA member.


                  The Fund and/or the General Partner will assert the appropriate foregoing representation or warranty in the event the investor, or any other person on behalf of the investor, should make a claim contradictory to such representation or warranty. You should carefully read Exhibit B --Subscription Agreement and Power of Attorney and the Subscription Agreement and Power of Attorney Signature Page which accompanies this Prospectus in addition to reviewing this entire Prospectus carefully before you decide whether to invest in the Fund.

SELLING AGENT COMPENSATION


                  The Selling Agent will use its best efforts to sell the Units. Neither the Fund nor any investor pays a sales commission to the Selling Agent. However, the General Partner will pay to the Selling Agent the excess of the 1% organizational charge over the actual expense of conducting this offering of the Units. The General Partner estimates such offering expense to be approximately $400,000. The amount paid to the Selling Agent is deemed by the National Association of Securities Dealers, Inc. ("NASD") to be a sales commission.

                  The Selling Agent, with the consent of the General Partner, may engage Additional Selling Agents to sell the Units. Neither the Fund nor any investor pays a sales commission to an Additional Selling Agent, and purchases through an Additional Selling Agent will not increase the cost of an investment in the Fund. Additional Selling Agents will receive sales commissions paid by the General Partner, through the Selling Agent, from its own funds. Additional Selling Agents introduced by wholesalers may not receive selling commissions in an amount that exceeds 7% of the gross proceeds of the Units they sell. If no wholesaler introduced an Additional Selling Agent, then such Additional Selling Agent may not receive selling commissions in an amount that exceeds 9% of the gross proceeds of the Units it sells.

                  If a wholesaler introduces an Additional Selling Agent to the Selling Agent, the General Partner will compensate the wholesaler, through the Selling Agent, with a portion of the selling commissions otherwise payable to such Additional Selling Agent. The wholesaler's compensation shall not exceed 2% of gross proceeds of the sale of Units sold by such Additional Selling Agent. If Additional Selling Agents utilize correspondent selling agents, such correspondents will be compensated by the Additional Selling Agents from their own funds.


                  The Selling Agent anticipates engaging few, if any, Additional Selling Agents. In compliance with NASD Conduct Rule 2810 regarding selling agent compensation, the total sales commission or underwriting compensation paid in respect of the sale of the Units shall not exceed 10% of the gross proceeds of the sale of the Units, including maximum sales commissions of 1% to the Selling Agent and 9% to Additional Selling Agents (including a 2% wholesaling commission).


                  Further, if an Additional Selling Agent is registered with the NFA as a futures commission merchant or introducing broker and its registered representatives engaged in the sale of the Fund's Units are registered as associated persons of the futures commission merchant or introducing broker, such Additional Selling Agent may receive ongoing compensation if it and its registered representatives agree to provide additional services to the purchasers of Units sold by them. Such services include, but are not limited to:
(1) inquiring of the General Partner, at the request of Limited Partners, as to the Net Asset Value of a Unit; (2) inquiring of the General Partner, at the request of the Limited Partners, as to the stock index futures markets and the activities of the Fund; (3) assisting, at the request of the General Partner, in the redemption of Units; (4) responding to questions of Limited Partners with respect to reports and financial statements furnished to Limited Partners; and
(5) providing such other services as the General Partner may request. Ongoing compensation may range up to 2% per annum of the Net Asset Value of Units, which remain outstanding after one year, sold by such Additional Selling Agent. Ongoing compensation, if any, will be paid by the General Partner, through the Selling Agent, from its own funds. The receipt of ongoing compensation is an incentive for an Additional Selling Agent to advise an investor who purchased Units from such Additional Selling Agent not to redeem the Units, even if doing so would be in the best interests of the investor.




                        SELLING AGENT COMPENSATION TABLE
                        --------------------------------

   RECIPIENT                         NATURE AND AMOUNT OF COMPENSATION
   ---------                         ---------------------------------
The Selling Agent                  An amount not to exceed 1% of the gross
                                   proceeds of this offering-- paid by the
                                   General Partner.

Additional Selling                 An amount not to exceed 7% of the gross
Agents                             proceeds of this offering if introduced by a
                                   wholesaler; otherwise an amount not to exceed
                                   9% of the gross proceeds of this offering--
                                   paid by the General Partner.

                                   If CFTC qualified: ongoing compensation of up to 2% per annum of the Net Asset Value of Units sold by such Additional Selling Agents which remain outstanding after one year -- paid by the General Partner.

Wholesalers                        An amount not to exceed 2% of the gross
                                   proceeds of this offering-- paid by the
                                   General Partner.

Correspondents                     A portion of the compensation paid to
                                   Additional Selling Agents -- paid by
                                   Additional Selling Agents.



USE OF PROCEEDS; INTEREST INCOME

                  After payment of the 1% organizational charge, approximately 99% of all subscription proceeds, an amount equal to 100% of the Net Asset Value of all Units sold, are invested directly into the Fund. All of the Fund's assets are available to margin its speculative futures trading, as well as to pay trading losses, fees and expenses.


                  Currently, the Fund deposits substantially all of its assets in its trading account at the Futures Broker. The Futures Broker invests the Fund's assets and credits the account with interest as if 100% of the average monthly cash balance of the account was invested in Treasury bills paying 100% of the average 91-day Treasury bill rate for the month. The Fund may engage a cash manager, registered with the SEC as an investment adviser, to manage the Fund's assets not required to be deposited with the Futures Broker to margin the Fund's futures positions. If it does, the Fund will receive 100% of the interest earned on its assets managed by such cash manager minus a management fee, if applicable, and minor incidental charges.

REDEEMING UNITS


                  You can redeem Units at each month-end upon ten (10) days' advance written notice by forwarding the completed Request for Redemption (included herein as Exhibit C) to the General Partner, Attention: Fund Administration, ProFutures, Inc., 11612 Bee Cave Road, Suite 100, Austin, Texas 78738. There are no redemption charges or penalties.


                  The General Partner will make redemption payments by mailing a check as promptly as practicable after the effective date of redemption, but in no event more than thirty (30) days thereafter, barring unusual circumstances.

UNCERTAIN SUBSCRIPTION AND REDEMPTION VALUE OF UNITS

                  The Fund sells and redeems Units at subscription or redemption date Net Asset Value (plus the 1% organizational charge in the case of subscriptions), not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted. Investors must submit irrevocable subscriptions and redemption requests at least 10 days prior to the effective date of subscription or redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units. Materially adverse changes in the Fund's financial position could occur between the time an investor irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

MANDATORY TRADING SUSPENSION IF UNIT VALUE FALLS 50% SINCE LAST MONTH-END


                  In the event that the Net Asset Value per Unit declines 50% or more since the last month-end, the Fund must attempt to liquidate all open positions, suspend trading and offer all limited partners an opportunity to redeem their Units before trading resumes. Only if sufficient capital remained in the Fund after any such special redemption date would the Fund continue operations. This suspension level does not protect the Fund from experiencing losses in excess of 50% if they occur over a series of months.


DISTRIBUTIONS


                  The Fund does not anticipate making any distributions to investors, and has made none to date.


SMALL MINIMUM INVESTMENT

                  The current minimum size for an individually managed account with the Advisor is generally $500,000. By investing in the Fund, you participate in the Advisor's trading program with a minimum investment of only $10,000; $5,000 for IRAs, other tax-exempt accounts and existing investors.

LIMITED LIABILITY FOR FUND INVESTORS

                  Investors who open individual futures accounts are personally liable for all losses, including margin calls potentially in excess of their investment. As a limited partner of the Fund, you can never lose more than your investment in the Fund and your share of the Fund's profits.

ADMINISTRATIVE CONVENIENCE

                  The General Partner provides all administrative services needed for the Fund, including financial and tax reporting. Investors receive monthly financial summaries and annual audited financial statements. Investors may telephone the General Partner during its normal business hours at (800) 348-3601 for the estimated Net Asset Value per Unit.

                             PERFORMANCE OF THE FUND


                  The following are the monthly rates of return from the inception of the Fund through June 2000. The Fund was privately offered through August 1998. MONTHLY RETURNS DO NOT ILLUSTRATE THE SUBSTANTIAL VOLATILITY THAT OCCURS ON A DAY TO DAY AND INTRA-DAY BASIS. THERE CAN BE NO ASSURANCE THAT THE FUND WILL PERFORM IN THE FUTURE THE WAY IT HAS IN THE PAST.



                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                            NOVEMBER 1997- JUNE 2000
                         TYPE OF POOL: PUBLICLY OFFERED
                     INCEPTION OF TRADING: NOVEMBER 20, 1997
                      AGGREGATE SUBSCRIPTIONS: $41,440,884
                      CURRENT NET ASSET VALUE: $23,179,946
              WORST MONTHLY DRAWDOWN (MONTH/YEAR): (16.80)% (9/98)
       WORST PEAK-TO-VALLEY DRAWDOWN (MONTH/YEAR): (41.75)% (7/99 - 6/00)




      MONTH                                              MONTHLY RATES OF RETURN
      -----                                              -----------------------
                                            2000           1999           1998          1997
                                            ----           ----           ----          ----
January                                    (9.61)%         2.45%          2.77%         --.--
February                                   (4.28)%        (0.44)%        10.43%         --.--
March                                       6.51          (2.14)%         9.56%         --.--
April                                     (16.12)%         1.87%          2.44%         --.--
May                                        (5.15)%        (5.57)%         0.37%         --.--
June                                       (5.37)%         8.00%         (0.84)%        --.--
July                                       --.--          (9.95)%        (2.26)%        --.--
August                                     --.--           0.00%         30.56%         --.--
September                                  --.--           7.65%        (16.80)%        --.--
October                                    --.--          (4.62)%        19.87%         --.--
November                                   --.--           0.02%         11.86%          1.92%
December                                   --.--          (9.23)%         9.90%         (6.06)%

                                          (30.62)%       (12.95)%        98.31%         (4.25)%
COMPOUND RATE OF RETURN                  (6 months)                                   (2 months)



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


NOTES TO PERFORMANCE OF THE FUND

                  MONTHLY RATES OF RETURN are calculated by dividing the Fund's net performance during a month by the Fund's Net Asset Value as of the beginning of such month.

                  COMPOUND RATE OF RETURN is calculated by compounding the monthly rates of return. For example, the compound rate of return of (4.25)% for 1997 was calculated by multiplying (1.0192 x 0.9394) -1 = (4.25)%.

                  DRAWDOWN means losses experienced by the Fund over a specified period.

                  WORST PEAK-TO-VALLEY DRAWDOWN means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by the Fund during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

                             SELECTED FINANCIAL DATA


                  The following selected financial data is derived from the audited financial statements of the Fund as of December 31, 1999, 1998 and 1997 and for the years ended December 31, 1999 and 1998 and for the period August 21, 1997 (inception of the Fund, but not commencement of operations) to December 31, 1997, respectively and the unaudited financial statements of the Fund as of and for the six months ended June 30, 2000 and 1999. The Fund commenced trading operations on November 20, 1997 under the name "ProFutures Bull & Bear Fund, L.P." See "Financial Statements" beginning at page 43.


                                   ----------





                                                         January 1, 2000  January 1, 1999
                                                               to               to
                                                            June 30,         June 30,
                                                              2000             1999
                                                         ---------------  ---------------
TOTAL ASSETS                                              $ 24,084,462    $ 40,251,619
                                                          ============    ============

TOTAL PARTNERS' CAPITAL                                   $ 23,179,946    $ 39,775,608
                                                          ============    ============

INCOME
    Trading gains (losses)
       Realized                                           $(16,674,110)   $  2,636,969
       Change in unrealized                                  5,098,500      (1,163,250)
                                                          ------------    ------------

              Gain (loss) from trading                     (11,575,610)      1,473,719

    Interest income                                            884,628         617,092
                                                          ------------    ------------

              Total income (loss)                          (10,690,982)      2,090,811
                                                          ------------    ------------

EXPENSES
    Brokerage commissions                                       15,119           8,138
    General Partner management fee                             451,430         388,423
    Advisor incentive fee                                            0         293,116
    Operating expenses                                          41,059          48,551
                                                          ------------    ------------

              Total expenses                                   507,608         738,228
                                                          ------------    ------------

              NET INCOME (LOSS)                           $(11,198,590)   $  1,352,583
                                                          ============    ============

NET INCOME (LOSS) PER GENERAL
    AND LIMITED PARTNER UNIT
       (based on weighted average number of
       units outstanding during the period of
       22,192.6105 and 13,491.9490, respectively)         $    (504.61)   $     100.25
                                                          ============    ============

INCREASE (DECREASE) IN NET
    ASSET VALUE PER GENERAL
    AND LIMITED PARTNER UNIT                              $    (506.06)   $      70.27
                                                          ============    ============

                                                   January 1, 1999   January 1, 1998  August 21, 1997
                                                          to              to               to
                                                     December 31,    December 31,      December 31,
                                                         1999            1998              1997
                                                   ---------------   ---------------  ---------------
TOTAL ASSETS                                         $ 38,977,975     $ 20,024,546     $  2,932,764
                                                     ============     ============     ============

TOTAL PARTNERS' CAPITAL                              $ 38,637,584     $ 18,554,971     $  2,914,736
                                                     ============     ============     ============

INCOME
    Trading gains (losses)
       Realized                                      $  1,522,130     $  6,818,869     $   (116,342)
       Change in unrealized                            (7,168,725)       1,161,075            2,175
                                                     ------------     ------------     ------------

              Gain (loss) from trading                 (5,646,595)       7,979,944         (114,167)

    Interest income                                     1,625,573          439,168           19,520
                                                     ------------     ------------     ------------

              Total income (loss)                      (4,021,022)       8,419,112          (94,647)
                                                     ------------     ------------     ------------

EXPENSES
    Brokerage commissions                                  35,908            8,363              564
    General Partner management fee                        986,328          267,508            9,826
    Advisor incentive fee                                 293,116        1,571,370                0
    Operating expenses                                    102,937           55,126           11,704
                                                     ------------     ------------     ------------

              Total expenses                            1,418,289        1,902,367           22,094
                                                     ------------     ------------     ------------

              NET INCOME (LOSS)                      $ (5,439,311)    $  6,516,745     $   (116,741)
                                                     ============     ============     ============

NET INCOME (LOSS) PER GENERAL
    AND LIMITED PARTNER UNIT
       (based on weighted average number of
       units outstanding during the period of
       17,843.6687, 6,179.3557, and
       2,421.6801, respectively)                     $    (304.83)    $   1,054.60     $     (48.21)
                                                     ============     ============     ============

INCREASE (DECREASE) IN NET
    ASSET VALUE PER GENERAL
    AND LIMITED PARTNER UNIT                         $    (245.81)    $     941.31     $     (42.55)
                                                     ============     ============     ============

                       MANAGEMENT'S ANALYSIS OF OPERATIONS

RESULTS OF OPERATIONS

General

         The Advisor utilizes a totally technical and mechanical trading system by which it speculatively trades the S&P 500 Contract. The theory behind a technical trader's strategy is that a study of the markets themselves will provide a means of anticipating future prices. Thus, the Advisor does not engage in fundamental economic supply or demand analysis to attempt to identify mispricings in the stock market, nor does it conduct a macroeconomic assessment of the relative strengths of the national economy or economic sectors. Instead, the Advisor's trading program applies a proprietary computer model to analyze historical stock market data and certain monetary indicators, and from this information alone attempts to determine whether the stock market is in position to trend. If the Advisor's model anticipates a trend, it signals the resulting position. When the model identifies the trend as likely to end or reverse, the position is either closed out or reversed. The Advisor's program is not designed to forecast the long-term direction of the stock market or whether it will be higher or lower at the end of a year than it was at the beginning. Rather, its objective is to anticipate price trends in the S&P 500 Stock Index futures market and to profit from them by taking either a long or short position consistent with the anticipated trend.

         Only historical market data and certain monetary factors are directly relevant to the Advisor's trading results. There is no direct connection between particular market conditions and price trends. The likelihood of the Advisor's strategy being profitable is materially diminished during periods when events external to the markets themselves, rather than historical market data, have an important impact on prices. In such instances, the Advisor's historical price analysis, as opposed to its monetary indicators, could indicate positions on the wrong side of the price movements caused by such external events.

         The performance summary set forth below is an outline description of how the Fund performed in the past trading only the S&P 500 Contract. Futures contract prices are marked-to-market every trading day, and the Fund's trading account is credited or debited with its daily gains or losses. Accordingly, there is no material economic distinction between realized gains or losses on closed positions and unrealized gains or losses on open positions. The Fund's past performance is not necessarily indicative of how it will perform in the future.

Performance Summary

2000 (6 MONTHS)


         On January 11, the Advisor's model showed the market was strengthening and changed positions to +2. During the entire first quarter, the Fund remained long at either +2 or +3. An extreme level of market volatility caused these positions to result in further losses for the quarter, cushioned by a 6.5% gain in March. The wide divergence between the S&P 500 index and the Nasdaq index caused many technical models, including the Advisor's, to be "whipsawed" as the stock market moved in unprecedented ways.

         The second quarter of 2000 proved to be one of the most difficult in the Fund's history. The biggest contributing factor to the second quarter drawdown was the Fund's position on April 14. The S&P 500 index declined 83.95 points on that day, and the Fund was in a +3 position. This led to a one-day loss of 19.79%. The Fund remained bullishly positioned until a sell signal on May 19, at which time the Fund assumed a neutral position and avoided substantial volatility until re-entering the market on June 13 at +3 long. As of the end of the second quarter, the Advisor's model system was still bullish and the Fund was in its worst historical drawdown. At all times during the drawdown the Advisor continued to follow the signals issued by its model.

1999

         The Fund began the year in a long position which had resulted in substantial profits in the fourth quarter of 1998. On January 4, 1999, the Advisor moved the Fund's account to a neutral position and then went long again on January 28th. This position was closed on February 22 with a small loss after expenses. The Advisor again took a long position on March 17, and at the end of the first quarter the Fund showed a small loss of -0.18%.

Also during first quarter, the Fund opened its public offering of Units and began receiving substantial assets from new and existing limited partners. The Advisor was able to quickly and effectively invest this new capital.

         As the second quarter began, the Fund was still long and remained so until June 22. At certain times during the quarter the Advisor's program moved between a +2 and +3 long position, but remained bullish until June 22, when a neutral position was taken. The second quarter ended with a gain of 3.89%, and at mid-year the Fund showed a net gain of 3.70%.


         The third quarter began with the Fund again neutral, until July 6, when the Advisor took a +2 long position. The Advisor's indicators became more bullish and the position was increased to +3 long on August 4, then, one day later, weakened and the Fund was again in a neutral position. The Fund endured a significant loss in July and early August. On August 17, the Fund assumed a -3 short position, the first short trade in over a year. This position initially led to a further loss, but the Advisor's indicators remained firmly bearish and by late September the stock market had turned negative resulting in a profit. The Fund ended the third quarter still in the short position and with a loss of 3.40% for the quarter.

         In the fourth quarter, the Fund encountered a number of false signals on both the long and short sides. Short trades in October and December were the major contributors to the Fund's performance record in these months, although the Fund was bullish at times during the quarter as well. On December 15 the Fund entered the market with a -3 position. As the market moved higher at year-end, this resulted in losses and the Fund ended the year still in a short position, with a total loss for the year of 12.95%.


1998

         The Fund had a very successful first quarter of 1998 as the Advisor's trading model correctly anticipated a strongly rising stock market and remained in the leveraged long position that had been initiated in December 1997. The Fund showed a profit in all three months of the first quarter and the Net Asset Value per Unit climbed over 24%. In the second quarter of 1998, the stock market began showing signs of instability and the Fund earned only a small gain of approximately 2%. As the third quarter began in July, the Fund remained in a long position, resulting in a small loss when the stock market began to fall. In late July, the Advisor's system issued a sell-short signal in anticipation of further market declines. The months of August and September saw considerable volatility in both the stock market and the performance of the Fund. During August, as the stock market fell sharply, the Fund was in a short position and realized a gain of 30.56%. During early September, the Fund remained in its short position as the stock market rose resulting in loss of 16.80%. In late September, the Fund established a long position in anticipation of higher market prices, although the Fund continued to lose value through October 8, 1998. At that point, the Fund was up 8.7% for the year. Early in the fourth quarter, the stock market continued to be volatile as it began a strong up-trend. The Fund remained in its long position throughout the fourth quarter. On December 21, the Advisor reduced this position as several indicators indicated a weakening in the stock market. In the fourth quarter the Fund gained 47.4% and was up 98.3% for calendar year 1998.

1997 (2 MONTHS)

         The Fund commenced trading in November 1997 with a short position in the S&P 500 Contract. That initial position resulted in a small profit in the Fund's first month of operation. However, a December stock market rally then caused a loss on the short position. The Advisor's system reversed and went long in the month of December, but as of month-end the Fund still showed a loss of approximately 6%.

LIQUIDITY AND CAPITAL RESOURCES

         The amount of assets invested in the Fund generally does not affect its performance, as typically this amount is not a limiting factor on the positions acquired by the Advisor, and the Fund's expenses are primarily charged as a fixed percentage of its asset base, however large.

         The Fund raises additional capital only through the sale of Units and trading profits (if any) and does not engage in borrowing. The Fund sells no securities other than the Units.

         The Fund's assets are held primarily in U.S. Treasury bills or other high-quality, interest earning obligations, as well as in cash. The value of the Fund's cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Fund's debt securities to decline, but only to a limited extent. More important, changes in interest rates could cause periods of strong up or down stock market price trends, during which the Fund's profit potential generally increases.


         The Fund's assets are held in cash and highly liquid U.S. government securities. If the Fund employs a cash manager, as it has in the past, the cash manager will invest up to approximately 90% of the Fund's assets in readily marketable investments such as: U.S. Treasury securities, instruments issued by or one-day time deposits with banks with long-term credit ratings of at least AA, money market mutual funds and/or commercial paper (rated AP-1). Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any cash management investments quickly and at market prices. This permits the Advisor to limit losses as well as reduce market exposure on short notice should its program direct it to do so in order to reduce market exposure. In addition, because there is a readily available market value for the Fund's positions and assets, the Fund's monthly Net Asset Value calculations are precise.


         The Fund trades exchange-traded futures and options contracts on stock indices, currently only the S&P 500. Risk arises from changes in the value of these contracts (market risk) and the potential inability of counterparties or brokers to perform under the terms of their contracts (credit risk). The General Partner seeks to control market risk by monitoring, on a daily basis, the Advisor's trading on behalf of the Fund. The Advisor seeks to control market risk by applying its trading program systematically and by limiting the number of futures contracts it buys or sells for the Fund at any time. Credit risk associated with exchange-traded contracts is generally considered to be quite low because exchanges typically provide clearing arrangements in which the collective credit of the clearing members is pledged to support the financial integrity of the exchange. The General Partner seeks to minimize credit risk associated with banks and brokers by depositing and maintaining the Fund's assets only with large, well capitalized financial institutions.


            QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

INTRODUCTION

         The Fund operates as a commodity investment pool engaged in the speculative trading of stock index futures. All, or substantially all, of the Fund's assets are, accordingly, subject to the risk of trading loss. Unlike an operating company, the risks involved in trading market sensitive derivative instruments are integral, not incidental, to the Fund's business.

         Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The Fund's market risk is influenced by a wide variety of factors, including general economic conditions, equity price levels, the market value of financial instruments and contracts and the liquidity of the markets in which it trades.

         The Fund acquires and liquidates, generally on a short-term basis, both long and short positions in stock index futures. Consequently, it is not possible to predict how a particular market scenario projected into the future will affect performance, and the Fund's past performance is not necessarily indicative of its future results.

         Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date. In light of the foregoing, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantitative disclosure included in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to the Value at Risk or by the Fund's attempts to manage its market risk.

         Materiality, as used in this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage and multiplier features of the Fund's market sensitive positions.

QUANTITATIVE DISCLOSURES ABOUT TRADING RISK

         The following quantitative disclosures regarding the Fund's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the terms and amounts related to particular contracts held during or at the end of the reporting period).

         Risk exposure in the market sector traded by the Fund's Advisor is quantified below in terms of Value at Risk. Contract interests are recorded in the financial statements at fair market value; therefore, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized or unrealized) and cash flow.

         The Fund has used commodity exchange maintenance margin requirements as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95% - 99% of any one-day intervals. The maintenance margin levels are established by brokers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide for the S&P 500 contract is a probabilistic estimate of the maximum expected near-term one-day price fluctuation. Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component which is not relevant to Value at Risk.

         The trading Value at Risk associated with the Fund's open positions in stock index futures as of December 31, 1999 is $6,918,750, which includes all open position trading risk exposures of the Fund. It represents 17.9% of the Fund's total capitalization of approximately $38.6 million as of December 31, 1999.

         There has been no material change during the six months ended June 30, 2000, in the sources of the Fund's exposure to market risk. The relationship of the total Value at Risk as a percentage of total capitalization declined from 17.9% at December 31, 1999 to 10.1% at March 31, 2000, and to 11.2% at June 30,
2000.

         The face value of the open positions held by the Fund is typically many times the applicable maintenance margin requirement (the maintenance margin requirements for the S&P 500 contract generally range between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a risk of loss not typically found in most other financial instruments. Because of the size of its positions, certain market conditions could cause the Fund to incur severe losses over a short period of time (as has in fact happened to the Fund in the past). The foregoing Value at Risk disclosure -- as well as the past performance of the Fund -- give no indication of the magnitude of this risk of loss.

QUALITATIVE DISCLOSURES ABOUT TRADING RISK

         The following qualitative disclosures regarding the Fund's market risk exposures -- except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures -- constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Fund's primary market risk exposures as well as the strategies used and to be used by the Advisor for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.

         The Fund's primary market risk exposure is to fluctuations in the S&P 500 Stock Index. The Fund is primarily exposed to the risk of adverse price trends or static markets in the U.S. equity markets.

DISCLOSURES ABOUT RISK EXPOSURE OF INSTRUMENTS NOT HELD FOR TRADING

         The Fund has non-trading cash flow risk as a result of investing a substantial portion of its assets in interest-bearing cash management accounts and interest-bearing deposits with brokers. If short-term interest rates decline, then cash flow from interest-income related to cash management accounts and broker deposits will also decline.

QUALITATIVE DISCLOSURES ABOUT MANAGEMENT RISK EXPOSURE

         The Fund trades exchange-traded futures and options contracts on stock indices, currently only the S&P Contract. Risk arises from changes in the value of these contracts (market risk) and the potential inability of brokers to perform under the terms of their contracts (credit risk). The General Partner seeks to control market risk by monitoring, on a daily basis, the Advisor's trading on behalf of the Fund. The Advisor seeks to control market risk by applying its trading program systematically and by limiting the number of futures contracts it buys or sells for the Fund at any time. Credit risk associated with exchange-traded contracts is generally considered to be quite low because exchanges typically provide clearing arrangements in which the collective credit of the clearing members is pledged to support the financial integrity of the exchange. The General Partner seeks to minimize credit risk associated with banks and brokers by depositing and maintaining the Fund's assets only with large, well capitalized financial institutions.


                            USE OF PROCEEDS; INTEREST
                               INCOME ARRANGEMENTS

CUSTODY OF FUND ASSETS

         After payment of the 1% organizational charge covering its organization and offering expenses, substantially all of the net proceeds of this offering are deposited in the Fund's trading account with the Futures Broker and are maintained as segregated funds pursuant to the Commodity Exchange Act, as amended (the "CEA"). The Fund may maintain assets with one or more unaffiliated banks for normal payment of bills and cash management purposes. Substantially all of the Fund's assets are expected to be used for speculative trading in financial futures contracts, currently only the S&P 500 Contract. It is expected that, at any given time, 0% to 21% of the Fund's assets will be used as original margin under the trading program currently used by the Fund.

         The Fund will not: (a) invest in any debt instruments, other than those incident to a cash manager's management of the Fund's assets and any other CFTC-authorized investments; (b) invest in any equity security without prior notice to limited partners; or (c) make loans to entities affiliated with the Fund or the General Partner. The General Partner will not commingle the Fund's property with the property of any other person or entity.

INTEREST INCOME

         The Futures Broker invests the Fund's assets and credits the Fund's account with interest as if 100% of the average monthly cash balance of the account was invested in U.S. Treasury bills paying 100% of the average 91-day Treasury bill rate for the month. Any interest earned on such assets in excess of such amount, not expected to exceed 0.50% per annum, is retained by the Futures Broker for its own account. The Fund's interest income, as well as the assets on which such interest is credited, is subject to the risk of trading losses.

CASH MANAGEMENT

         The Fund may engage an independent cash manager, registered with the SEC as an investment adviser, to manage the Fund's assets not required to be held by the Futures Broker to margin the Fund's futures positions. If it does, the Fund will receive 100% of the interest earned on its assets managed by such cash manager minus a management fee of between approximately 0.25% and 0.50% per annum of the Fund's average daily assets under management and minor incidental charges associated with maintaining a bank custodial account. The Fund will engage a cash manager only if the General Partner determines that the interest benefit to the Fund, after payment of such cash manager's management fee and the costs associated with maintaining a custodial account, is likely to be greater than the interest credit received from the Futures Broker. Alternatively the Fund may engage an investment adviser affiliate of the General Partner to provide cash management services to the Fund. Neither the Fund nor any Limited Partner will be charged a management fee by such affiliated cash manager.


         If the Fund engages a cash manager, a portion of the Fund's assets will be held in custody in a cash management account at a major U.S. bank and will be managed by the cash manager. These assets will be committed for margin calls on the Fund's account(s) at the Futures Broker. The cash manager, on behalf of the Fund, may direct the investment of these funds in items such as: (a) U.S. Treasury securities, bankers' acceptances and certificates of deposit (banks with a long-term credit rating of at least AA); (b) time deposits (one day only --banks with a long-term credit rating of at least AA); (c) interests in money market funds regulated under U.S. securities laws and regulations; and/or (d) commercial paper (rated AP-1 of top issuers). The cash manager's objective will be for the Fund's account to earn net interest income and/or profits in excess of short-term Treasury bill rates, net of its fees; however, there is no guarantee a cash manager can produce any income or profits on the Fund's account. The remaining assets will be held at the Futures Broker for margin purposes and will earn interest at short-term Treasury bill rates.


         The assets held in a cash management account and/or a Fund bank account are not subject to the segregation standards of the CEA. Such assets are, however, subject to the risk of trading losses.

GENERAL

         Subscriptions that are received on a timely basis and are accepted become effective on the first day of the month following receipt. No interest will be credited on subscription amounts prior to the first day of the month.

                 ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND

FEES AND EXPENSES TO DATE


                                                       01/01/00-       01/01/99-       01/01/98-        11/20/97-
                 Fees and Expenses                     06/30/00        12/31/99        12/31/98         12/31/97
                 -----------------                     ---------       ---------      ----------        ---------
   Management fees                                     $ 451,430       $  986,328     $  267,508        $     9,826

   Operating and administrative expenses                  41,059          102,937         55,126             11,704

   Brokerage commissions and transactional
   charges                                                15,119           35,908          8,363                564

   Incentive fees                                              0          293,116      1,571,370                  0

   TOTAL                                               $ 507,608       $1,418,289     $1,902,367        $    22,094



FEES AND EXPENSES PAYABLE BY THE FUND

Brokerage Commissions

         ING (U.S.) Securities, Futures & Options Inc. serves as the futures broker for the Fund. Futures brokerage commissions for trades upon exchanges are often paid only after a futures position has been both initiated and closed-out. Such commissions are referred to as "round-turn commissions," as they cover both the initial purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). Under the brokerage agreement between the Futures Broker and the Fund, the Fund pays brokerage commissions to the Futures Broker in respect of all futures and option trades executed or cleared on behalf of the Fund, on Chicago exchanges, at $8.00 per round-turn plus NFA fees and any "give-up" fees. Any futures trades executed on other U.S. exchanges would be charged at comparable rates. Give-up fees paid to executing brokers that "give-up" the trades for clearing through the Futures Broker are expected to range from $2.00 to $4.00 per "round-turn" trade. The Futures Broker receives a half-turn commission on each purchase or sale of an option by the Fund. In addition, in the event that an option contract is exercised, the Fund pays the Futures Broker a round-turn commission just as it would upon any other acquisition of a futures position. No commission is payable upon the expiration of an outstanding option.

         The Fund reimburses the Futures Broker for all delivery, insurance, storage and other charges incidental to its trading (which are not expected to be significant). The commission charge includes exchange and clearing fees (see below) and floor brokerage charges. Although the Fund pays commissions on a round-turn basis, the Net Asset Value of the Fund (for all purposes, including redemptions) reflects an accrued liability for the round-turn commissions payable upon the liquidation of each of the Fund's open contracts.


         The Fund's brokerage commission rates do not include the transaction fee assessed by the NFA upon all options and futures trades on U.S. and foreign commodity exchanges. These fees have currently been established at $0.18 per round-turn trade of each futures contract and $0.09 per each purchase or sale of an option.


         The General Partner estimates round-turn commissions and related charges to be approximately 0.50% of average annual Net Assets based on the Advisor's historical and anticipated trading velocity. Actual round-turn commissions could, however, substantially exceed this level.

         The brokerage rates may only be increased upon notice to the limited partners providing them sufficient time to redeem Units prior to such increase becoming effective.

Management Fee

         The General Partner is paid a management fee equal to 1/4 of 1% of month-end Net Assets (3% annually). Such fee shall be accrued monthly, and paid as soon as practicable, but no later than the end of the month following the month in which the fee accrued. The management fee is pro-rated for partial periods and any interim subscriptions and redemptions. Net Assets for this purpose are calculated after brokerage commissions, operating and administrative expenses and incentive fees, as described below, paid or accrued as of such month-end.

Incentive Fee


         The Advisor is paid a quarterly incentive fee equal to 20% of any New Trading Profit, as defined below, recognized during each calendar quarter. New Trading Profit is the net profits (realized and unrealized, determined according to generally accepted accounting principles), if any, from the Fund's trading through the end of each calendar quarter, after subtraction of the brokerage commissions (including the difference, positive or negative, in accrued commissions on open positions between the end of such period and the end of the previous period). New Trading Profit does not include interest income. Any trading losses from prior periods must be recouped before New Trading Profit, and thus new incentive fees to the Advisor, can again be generated. For example, assume that the Fund paid an incentive fee at the end of the fourth quarter of 2000 and assume that the Fund recognized trading profits of $201,000 during the first quarter of 2001. After subtracting brokerage commissions, assumed to be $1,000, the New Trading Profit for the quarter would be $200,000 and the Advisor's incentive fee would be $40,000 (0.2 x $200,000). Now assume that the Fund paid an incentive fee at the end of the third quarter of 2000 but did not pay an incentive fee at the end of the fourth quarter of 2000 because it had trading losses of $100,000. If the Fund recognized trading profits of $201,000 at the end of the first quarter of 2001 and brokerage commissions were $1,000, the New Trading Profit for the quarter would be $100,000 ($201,000 - $1,000 - $100,000 loss carryforward) and the Advisor's incentive fee would be $20,000 (0.2 x $100,000).


         New Trading Profit is not reduced by operating and administrative expenses, management fees, upfront organizational charges or any cash manager's fee. Accordingly, the Fund may be required to pay the Advisor an incentive fee for a quarter (based on New Trading Profit) even though the Fund has a net loss for the quarter (after deduction of all such fees and expenses). Further, because the incentive fee is calculated quarterly, the Fund may pay substantial incentive fees during a year despite having net losses for the year as a whole.

         Accrued incentive fees on redeemed Units are paid to the Advisor. Redemption of Units will result in a reduction in any loss carryforward existing for incentive fee purposes on the redemption date in proportion to the percentage of the total capital redeemed.

Organizational Charge

         An organizational charge of 1% of the subscription amount will be paid to the General Partner (or the Selling Agent, its affiliated broker-dealer) by each subscriber. The General Partner has paid for all actual costs of organizing the Fund and conducting the public offering of Units. To the extent that the aggregate 1% organizational charge collected is less than these actual costs, the General Partner will pay the costs. To the extent that the aggregate 1% organizational charge collected exceeds these actual costs, the excess amount will be paid to the Selling Agent. Such payment could be deemed to be a selling commission.

Operating and Administrative Expenses


         The Fund pays its operating and administrative expenses, such as ongoing accounting, audit, legal, printing, computer and other administrative fees and expenses. The General Partner estimates that accounting, audit, and legal expenses will not exceed $100,000 per annum and that remaining administrative expenses will not exceed 0.20% per annum of average annual Net Assets. Actual expenses could, however, exceed these levels, although the Fund's administrative expenses are expected to decrease as a percentage of Net Assets if the Fund's total assets increase.


Cash Management

         The Fund has, in the past, employed the services of a cash manager to manage Fund assets not required to be deposited with the Futures Broker but does not do so currently. The Fund may engage a cash manager if the General Partner determines that by doing so the interest benefit to the Fund is likely to be greater, after fees and expenses, than the interest credited to the Fund's account by the Futures Broker. Cash management fees would range between 0.25% and 0.50% annually of the Fund's average daily assets managed by the cash manager and there would be minor incidental charges associated with maintaining a custodial account. If the Fund engages a cash manager affiliated with the General Partner, such cash manager will waive its management fee in respect of the Fund.

Extraordinary Expenses

         The Fund will be required to pay any extraordinary charges (such as taxes, if any) incidental to its trading or otherwise. It is anticipated that there will either be no extraordinary charges or that they will not be material in amount. Extraordinary charges will be assessed to Units on a pro rata basis.

General

         It will be necessary for the Fund to experience gains from futures trading (and interest income) in excess of such expenses in order for limited partners to realize increases in the Net Asset Value of their Units. No assurance can be given that the Fund will be able to achieve any appreciation of its assets.

         The General Partner will send each limited partner monthly and annual statements, complying with applicable CFTC regulations, which will include a description of the performance of the Fund and set forth, among other things, the aggregate incentive fee, brokerage commissions, management fees, and other expenses incurred or accrued by the Fund during the preceding month or year, as the case may be. The monthly statements will contain unaudited and the annual statements audited financial information.

                                   THE ADVISOR

BACKGROUND AND PRINCIPALS


         The Advisor's registered office is located at 414 Northwood Avenue, Linden, New Jersey 07036. The telephone number is (800) 524-4832. All books and records pertaining to its business will be maintained at 2519 Avenue U, Brooklyn, New York 11229. Hampton Investors, Inc. ("Hampton Investors"), the previous advisor of the Fund, organized the Advisor, incorporated in New Jersey in December 1999, to assume the futures advisory business and commodity trading advisor registration of Hampton Investors. Hampton Investors, incorporated in

New York in February 1985, is an investment adviser registered with the SEC. In August 1995, Hampton Investors registered with the CFTC as a commodity trading advisor and the Advisor assumed this registration effective December 31, 1999 and is a member of the NFA in such capacity. References herein to the "Advisor" refer to Hampton Investors prior to January 1, 2000 and to Hampton Capital Management, Inc. thereafter, unless the context otherwise requires. The sole principals of the Advisor are Charles Mizrahi and Gary Mizrahi.

         Hampton Investors started managing client assets in mutual funds in 1985 pursuant to its Risk Avoidance Model, a mathematical trading model. Its expansion into futures resulted from the fact that mutual funds have certain inherent limitations including lack of leverage and the inability at that time to go short. Moreover, a mutual fund account could only trade once per day. Realizing these limitations, Hampton Investors developed a modified version of its model to take advantage of its stock market signals. Hampton Investors' specialty in stock market trading, encompassing a period of over twelve years, found a natural outlet in the S&P stock index futures market.

         Charles Mizrahi, born 1962, the Advisor's President, has been Hampton Investors' President and is responsible for its trading activities since he founded the firm in February 1985. From January 1988 through July 1994, he was also an officer and registered representative of Hampton Management, Inc. ("Hampton Management"), an SEC-registered broker-dealer. Mr. Mizrahi was registered with the CFTC as a sole proprietor commodity pool operator from July 1986 to July 1987, managing several small pools whose assets were allocated to third-party advisors. He also was a Vice President of Sales for Comart, Inc., an introducing broker, from June 1984 until February 1985. Mr. Mizrahi attended Brooklyn College in September 1981 prior to beginning his career as a floor trader at the New York Futures Exchange ("NYFE"), trading NYFE stock index futures.

         Gary Mizrahi, born 1963, the Advisor's Treasurer, has been Hampton Investors' Treasurer since February 1988 and is primarily responsible for its back office and administrative operations. Mr. Mizrahi was Hampton Investors' controller from December 1986 until February 1988. He also was Treasurer of Hampton Management from February 1988 through July 1994. Mr. Mizrahi assists in trading execution and is instrumental in the ongoing research and development of the Advisor's proprietary systems.


DESCRIPTION OF TRADING METHODS AND STRATEGIES

         The objective of the Advisor's Leverage 3 trading program is to achieve appreciation of the Fund's assets through speculative trading in futures contracts. The Advisor's system in the Leverage 3 trading program is totally technical and mechanical. Technical analysis of the markets often includes a study of the actual daily, weekly and monthly price, volume and open interest data, utilizing charts and/or computers for analysis of these items.

         The Advisor currently trades only the S&P 500 Contract on the Chicago Mercantile Exchange. An index represents a "basket" or portfolio of stocks or commodities, grouped in a particular way. How a particular stock or commodity index tracks the market depends on the composition of the stocks or commodities included in the index, the percentage weight of each component, and the method of calculating each index. The S&P 500 Stock Index has long been the benchmark by which professionals measure equity portfolio performance. The Standard & Poor's Corporation designed and maintains the Index to be an accurate proxy for a diversified stock portfolio. The Index is based on the stock prices of 500 large-capitalization companies. The market value of the 500 companies is equal to about 80% of the value of all stocks listed on the New York Stock Exchange. These companies' stocks are chosen for market size, liquidity and various industry representation. The Index is capitalization weighted, representing the market value of all outstanding common shares of the companies listed (share price multiplied by the number of shares outstanding). This means that a change in the price of any one stock influences the index in proportion to the relative market value of that company's outstanding shares.


         The trading of futures contracts on a stock index such as the S&P 500 Stock Index permits an investor to trade the Index at a multiple thus creating, in effect, a highly-leveraged stock portfolio. The S&P 500 Contract is valued at an amount which equals the multiplier (currently $250) times the Index level (which fluctuates daily but for these purposes is assumed to equal 1,400). In such example the S&P 500 Contract is worth $350,000 ($250 x 1,400). The Advisor's Leverage 3 trading program attempts to take a position in the S&P 500 Contract of up to three times the size of a fully-funded S&P 500 Contract. For example, if the program is maximum leverage long, the program would take a position size of up to $1,050,000 (3 x $350,000) for each $350,000 in Fund capital.

         There are also variations on the S&P 500 Contract, such as the S&P 500/BARRA Growth Index and S&P 500/BARRA Value Index futures contracts, as well as several other stock index futures contracts covering stock values in the United States and worldwide. The Chicago Mercantile Exchange has also introduced an electronic mini S&P 500 Stock Index futures contract (the "E-Mini") that makes it possible to process small orders through an entirely electronic order entry and execution system. With a multiplier of only $50 times the S&P 500 Stock Index, the E-Mini gives more investors the opportunity to trade the Index, theoretically creating a very liquid market. The E-Mini futures contract features the same 500 stocks, the same benchmark standards, the same liquid index complex, but with a $50 multiplier. Although it is not currently anticipated, the Advisor may, in the future, trade any of these variations or other U.S. stock index contracts on behalf of the Fund utilizing the same, or similar, trading approach as it utilizes in trading the S&P 500 Contract. The addition of additional stock index futures and options thereon to the Advisor's trading program would not be considered to be a material change to the Fund's basic policies or structure and would not require the approval of the limited partners.

         The Advisor's Leverage 3 trading program is based on its model. The Advisor employs a systematic approach to trading the S&P 500 Contract, and signals are generally generated at 4:00 p.m., New York City time, so most orders are entered as "market on close." On occasion when data is not accurate due to updates made by the exchanges after the markets close, the Advisor will run its systems and place orders on the GLOBEX exchange overnight or enter orders on the market open of the next day. Rollover of contracts can be executed during the trading day. The Advisor's model uses ten key indicators that examine three market components: price action, broader market action and changes in monetary policy. The indicators for price action are the S&P 500, the Kansas City Value Line and the Dow Jones industrial average. These indicators help pinpoint more precise short-term entry and exit points for implementing trades. For example, when these markets are not trading in tandem, the model is alerted to divergences in the marketplace which will be reflected in the model's signals. The model evaluates broader market action by three tertiary indicators: the number of stocks advancing versus declining, up and down stock volume and the number of stocks reaching 52-week new highs versus new lows. These indicators are used to determine market direction in the short term as they tend to reflect the market's actual strength regardless of price action and are essential in permitting the system to stay with a trend, notwithstanding day-to-day volatility. Monetary indicators such as the prime rate, discount rate, federal funds rate and 91-day U.S. Treasury bill rate are used to provide a long-term view of the environment for increases or decreases in the stock market.


         The Advisor's program tries to anticipate trends in the stock market and indicates a trade only when it identifies a high probability of a trend. The Advisor effects the trades indicated by its system in a wholly systematic and non-discretionary manner. The system has four positions: maximum leverage long (+3 leverage), long (+2 leverage), neutral (100% cash) and maximum leverage short (-3 leverage). The system requires the Advisor to scale up into a long position as the number of indicators indicating a buy increase or scale down out of a long position as indicators indicating a buy turn negative. For example, if the Advisor's system is giving a buy signal, but not a strong buy signal, the Advisor will enter the market using +2 leverage. If more indicators turn positive, the Advisor will increase the position to +3 leverage. Likewise, if the system generates a strong buy signal and a +3 position, but subsequently some of the indicators turn negative, the position may be reduced to +2 leverage. Thus, the leverage on the long side may be adjusted from +2 to +3 and vice versa from time to time. On the short side, since market downturns tend to be of shorter duration but greater magnitude, the Advisor's trading strategy attempts to take advantage of major downturns by executing a maximum -3 leverage position whenever it takes a short position.


         The initial leverage factor of +2, +3 or -3 will vary and not remain constant while a trade is open. As a trade becomes profitable, the leverage factor will tend to decrease because the same number of contracts will be divided over a larger capital base. Likewise, as a trade loses money the leverage factor will increase. In addition, when the Advisor increases the Fund's position from +2 to +3, or, alternatively, decreases it from +3 to +2, the Advisor adds or subtracts contracts equal to +1 leverage. Therefore the leverage may not be exactly +2 or +3 after the trade is executed. The stated leverage factor of +2 or +3 is an approximation only, and could be significantly higher or lower in certain circumstances.

         During the term of the Fund, the Advisor's program has generated relatively few maximum short positions (-3). However, going forward there can be no assurance as to whether long, short or neutral positions will dominate.


         The trading methods utilized by the Advisor are proprietary and confidential. The description set forth herein is not intended to be exhaustive. Also, the trading methods used by the Advisor for an account may differ from those used with respect to other accounts managed by the Advisor or the trading methods used by the Advisor in trading its own account or those of its principals.

THE ADVISORY AGREEMENT


         The First Amendment and Restatement to the Advisory Contract (the "Advisory Agreement") between the Fund and the Advisor terminates on August 31, 2001 and is subject to one-year renewals on the same terms, at the option of the Fund unless terminated by the Advisor or the Fund as set forth herein. The Advisory Agreement terminates automatically without notice in the event that:
(i) the Fund is terminated or liquidated; or (ii) the registration of the Advisor as a commodity trading advisor or its membership in the NFA is terminated or suspended. In addition, the Fund may terminate the Advisory Agreement at any time for any reason by providing the Advisor with at least thirty (30) days' advance notice of its intent to terminate. Further, the Fund may terminate the Advisory Agreement immediately if there has been any material breach by the Advisor of any provision of the Advisory Agreement, in particular, without limitation, a material breach of any of the representations and warranties set forth therein. The Advisor may terminate the Advisory Agreement
(i) immediately if there has been any material breach of the Advisory Agreement by the Fund or (ii) at its discretion upon ninety (90) days' notice following the initial one- year term of the Advisory Agreement. In addition, the Advisor may terminate the Agreement upon thirty (30) days' notice to the Fund as of any month-end if (i) the Advisor notifies the General Partner of a proposed material change to the strategy to be used in trading the Fund's assets and the General Partner has instructed the Advisor not to implement such change or (ii) the Advisor has determined to cease managing customer accounts pursuant to the Leverage 3 trading strategy used on behalf of the Fund.


         The Fund has agreed to indemnify the Advisor and related persons for any claims or proceedings involving the business or activities of the Fund, provided that the conduct of such persons does not constitute negligence, misconduct or breach of the Advisory Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

         The Advisor and related persons will not be liable to the Fund or any of the partners in connection with its management of the Fund's assets except
(i) by reason of acts or omissions in breach of the Advisory Agreement, (ii) due to their misconduct or negligence, or (iii) by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund.


LITIGATION


         There has not been any material administrative, civil or criminal action (whether pending, on appeal or concluded) against the Advisor or its principals within the five-year period preceding the date of this Prospectus, except as follows: On September 20, 1995, the Advisor, acting as a registered investment adviser, entered into a Consent Order with and agreed to the imposition of a Cease and Desist Order and a fine of $10,000 by the Arizona Corporation Commission (neither admitting nor denying the findings of fact and conclusions of law) at Docket No. 3080-I. The order stemmed from an alleged improper use of solicitors who were registered as investment advisers with the SEC but who had not previously been qualified as investment adviser representatives with the Arizona Corporation Commission.

PERFORMANCE OF THE ADVISOR


         Capsule A below reflects the performance of the Leverage 3 trading program managed by the Advisor as of June 30, 2000 for the entire history of the program (July 1995 through June 30, 2000), on a monthly and annual basis (year-to-date for partial years). Management fees are charged at rates of 0% to 0.5% (2% annually) of month-end or quarter-end account equity. Incentive fees are charged at rates of 20% to 30% of trading profits.


         Capsule A presents the composite performance of all accounts managed by the Advisor in the Leverage 3 trading program, including both the Fund and other investors. While the performance of the Fund has been similar, investors should not expect the Fund to always experience the same gains or losses as the Leverage 3 composite performance summary. There can be significant differences between the two for reasons such as differing fee structures for other clients, leverage, use of notional funds, and cash flows into and out of the Fund or the composite. For example, in early 1998 the Fund received substantial additional investments from limited partners, which the Advisor was unable to add to a profitable futures trade that was already in place. The presence of this uninvested cash had the effect of reducing the Fund's overall leverage and therefore the returns. Of course, had that particular trade experienced a loss, the uninvested cash might have reduced the Fund's overall loss.

         Capsule B below reflects the performance of the Leverage 2 trading program managed by the Advisor as of October 31, 1996 for the entire history of the program (May 1995 through October 1996), on a monthly and year-to-date basis. The Leverage 2 trading program has been terminated and is no longer offered to clients. The management fee was charged at a rate of 0.5% (2% annually) of quarter-end account equity. The incentive fee was charged at a rate of 20% of trading profits.

         The accounts reflected in the capsules were charged different fees than the Fund and the capsules have not been adjusted to reflect the fees and expenses payable by the Fund.

         In the following capsules "Drawdown" means losses experienced by an account over a specified period and "Worst Peak-to-Valley Drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. Monthly "Rate of Return" is calculated, pursuant to the Fully-Funded Subset method, by dividing the aggregate of net monthly performance of each account funded entirely with actual funds by the aggregate net asset value of all such accounts as of the beginning of the month for which performance is being calculated.

                  PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH BELOW IS NOT NECESSARILY INDICATIVE OF, AND HAS NO NECESSARY BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED IN THE FUTURE BY THE ADVISOR, SINCE PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT A PARTICIPATING INVESTOR WILL MAKE ANY PROFITS AT ALL OR AVOID INCURRING SUBSTANTIAL LOSSES. FURTHER, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY BEAR LITTLE RELATIONSHIP TO THOSE WHICH SUCH ADVISOR IS ABLE TO ACHIEVE MANAGING GREATER AMOUNTS OF EQUITY.

                                    CAPSULE A


         COMMODITY TRADING ADVISOR: Hampton Capital Management, Inc. and
                            Hampton Investors, Inc.
                       NAME OF PROGRAM: Leverage 3 Program
                 INCEPTION OF TRADING CLIENT ACCOUNTS: May 1995
                     INCEPTION OF TRADING PROGRAM: July 1995
                           NUMBER OF OPEN ACCOUNTS: 10
            TOTAL ACTUAL ASSETS UNDER MANAGEMENT OVERALL: $23,902,540
   TOTAL ASSETS INCLUDING NOTIONAL FUNDS UNDER MANAGEMENT OVERALL: $31,513,914
          TOTAL ACTUAL ASSETS UNDER MANAGEMENT IN PROGRAM: $23,902,540
 TOTAL ASSETS INCLUDING NOTIONAL FUNDS UNDER MANAGEMENT IN PROGRAM: $31,513,914
                     WORST MONTHLY DRAWDOWN: (19.27)% (9/98)
               WORST PEAK-TO-VALLEY DRAWDOWN: (39.87)% (7/99-6/00)
                ACCOUNTS CLOSED WITH POSITIVE NET PERFORMANCE: 16
                ACCOUNTS CLOSED WITH NEGATIVE NET PERFORMANCE: 17



                                            ===========================================================
                                                                  Rate of Return
                                                            (Computed on a compounded
                                                                  monthly basis)
              =========================================================================================
                  Month           2000         1999        1998         1997        1996       1995
              --------------  ---------      --------    --------    --------     --------   --------
                  January       (9.46)%        2.69%       2.85%      12.07%      11.88%      --.--
                 February       (4.09)%       (0.32)%     15.79%       3.80%       0.02%      --.--
                  March          6.47%        (1.98)%     11.90%      10.94%       3.33%      --.--
                  April        (15.45)%        2.33%       3.51%     (10.73)%      4.26%      --.--
                   May          (4.81)%       (5.45)%      0.11%       9.14%       4.77%      --.--
                   June         (5.00)%        8.07%      (0.82)%     10.02%       1.81%      --.--
                   July         --.--         (9.91)%     (2.62)%     14.57%      (3.65)%     (1.11)%
                  August        --.--          0.15%      36.62%      (9.96)%      0.57%      (0.29)%
                September       --.--          7.91%     (18.92)%     11.19%       9.34%       6.82%
                 October        --.--         (4.43)%     18.09%      (8.42)%      3.43%       1.61%
                 November       --.--          0.20%      11.09%       5.88%       4.51%      (9.65)%
                 December       --.--         (9.05)%     10.02%      (7.76)%     (7.31)%      2.08%
                   Year        (29.31)%      (11.04)%    113.23%      41.91%      36.48%      (1.29)%
                              =======        ======      ======      ======       =====      ======


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                    CAPSULE B


         COMMODITY TRADING ADVISOR: Hampton Capital Management, Inc. and
                            Hampton Investors, Inc.
                       NAME OF PROGRAM: Leverage 2 Program
                 INCEPTION OF TRADING CLIENT ACCOUNTS: May 1995
                     INCEPTION OF TRADING PROGRAM: May 1995
                           NUMBER OF OPEN ACCOUNTS: 0
            TOTAL ACTUAL ASSETS UNDER MANAGEMENT OVERALL: $23,902,504
   TOTAL ASSETS INCLUDING NOTIONAL FUNDS UNDER MANAGEMENT OVERALL: $31,513,914
               TOTAL ACTUAL ASSETS UNDER MANAGEMENT IN PROGRAM: $0
      TOTAL ASSETS INCLUDING NOTIONAL FUNDS UNDER MANAGEMENT IN PROGRAM: $0
                      WORST MONTHLY DRAWDOWN: (6.63)% 11/95
                  WORST PEAK-TO-VALLEY DRAWDOWN: (6.63)% 11/95
                ACCOUNTS CLOSED WITH POSITIVE NET PERFORMANCE: 1
                ACCOUNTS CLOSED WITH NEGATIVE NET PERFORMANCE: 0



                               ========================================================
                                                       Rate of Return
                                                  (Computed on a compounded
                                                       monthly basis)
          =================================================================================
                   Month                      1996                       1995
                 ---------                   -------                    -------
                  January                     8.55%                      --.--
                  February                    0.06%                      --.--
                   March                      1.63%                      --.--
                   April                      2.48%                      --.--
                    May                       3.46%                      (0.08)%
                    June                      1.57%                      (0.04)%
                    July                     (1.92)%                     (0.51)%
                   August                     0.31%                      (0.12)%
                 September                    5.05%                       3.43%
                  October                     1.52%                       0.87%
                  November                                               (6.63)%
                  December                                                1.10%
                    Year                     24.73%                      (2.25)%
                                             ======                      ======

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                               THE GENERAL PARTNER

BACKGROUND AND PRINCIPALS


         ProFutures, Inc., a Texas corporation, began operations in December 1984 and specializes in the management of speculative managed futures accounts and funds. The General Partner has been registered with the CFTC as a commodity pool operator since January 1987 and as a commodity trading advisor and introducing broker since December 1984. The General Partner is a member of the NFA in such capacities. Its office address is 11612 Bee Cave Road, Suite 100, Austin, Texas 78738. Its telephone numbers are (800) 348-3601 and (512) 263-3800. The principals of the General Partner are Gary D. Halbert, Debi B. Halbert, Patrick W. Watson, John M. Posey and Jon P. Meyer. The General Partner is also the commodity pool operator of two multi-advisor, diversified public commodity pools.


         Gary D. Halbert, born 1952, is a Director, President and majority stockholder of the General Partner. Mr. Halbert is also the Chairman, Chief Executive Officer, President and controlling stockholder of: (a) the Selling Agent; (b) ProFutures Fund Management, Inc., which serves as a co-general partner in private investment companies primarily engaged in the trading of securities; (c) ProFutures Capital Management, Inc. ("PCM"), a registered investment adviser; and (d) ProFutures International, Ltd., a Bahamian corporation. Mr. Halbert has 22 years of continuous experience in the futures industry. Mr. Halbert, who has served as an arbitrator on several occasions for the NFA, holds a Master's degree in International Management from the American Graduate School (Thunderbird) and a Bachelor of Science degree from Texas Tech University.


         Debi B. Halbert, born 1955, is a Director, the Chief Financial Officer, Secretary, Treasurer and minority shareholder of the General Partner. She is also: (a) the Chief Financial Officer and Treasurer of ProFutures Fund Management, Inc.; and (b) the Chief Financial Officer, Secretary and Treasurer of ProFutures Financial Group, Inc., the Selling Agent, and ProFutures Capital Management, Inc. Ms. Halbert is the wife of Gary D. Halbert. She has over 15 years of experience in the futures industry. Ms. Halbert's principal responsibility is serving as Chief Financial Officer and compliance officer. She manages back-office operations and administration of the Fund and other accounts.


         Patrick W. Watson, born 1964, is Vice President of the General Partner. He is involved in research, investment strategy, business development and investor relations. Mr. Watson joined the General Partner in October 1991. From 1986 to 1994, he also served as a military intelligence officer in the U.S. Army Reserve, holding various staff and command positions. Mr. Watson has a Bachelor of Arts degree from Howard Payne University and a Master of Arts degree from Rice University.

         John M. (Mike) Posey, born 1955, is Vice President of Marketing of the General Partner. Mr. Posey joined ProFutures in March 1997 and is involved in coordination of national sales efforts and investor relations. From March 1996 to February 1997, he was President of Life Partners, Inc., one of the largest viatical settlement firms in the United States. From May 1987 to February 1996, he served as President of Sterling Trust Company in Waco, Texas. Sterling Trust is a nationwide provider of self-directed trust services for IRA and qualified retirement plan clients. There, he was responsible for executive management of the company as well as new business development. During his nine years of leadership, trust assets in client accounts grew from $50 million to over $950 million. Mr. Posey is a magna cum laude graduate of Baylor University, where he earned his Bachelor of Business Administration degree.


         Jon P. Meyer, born 1964, is Vice President of Operations of the General Partner. He joined ProFutures in September 1997. He is involved in administration, customer service, management information systems and compliance. Prior to his association with ProFutures, Mr. Meyer served in various executive management positions at Sterling Trust Company from 1986 to 1997. He holds a Bachelor of Business Administration degree from Sam Houston State University.


GENERAL PARTNER'S INVESTMENT

         The General Partner, together with its principals and affiliates, is required by the Limited Partnership Agreement to maintain an aggregate investment in the Fund equal to at least 1% of the total contributions of all partners to the Fund. The General Partner, its principals and affiliates may make withdrawals of such investment as of the end of any month, but at all times their aggregate capital accounts must equal at least 1% of the Fund's Net Assets. The General Partner's general partnership interest in the Fund will, for purposes of allocating Fund expenses, be treated as Units.


         As of June 30, 2000, the value of the General Partner's investment in the Fund was approximately $70,466, and the principals of the General Partner owned Units with an aggregate value of approximately $551,354.


PERFORMANCE OF THE FUND AND THE GENERAL PARTNER

         The past performance of the Fund is set forth on page 15. The past performance of the General Partner's other commodity pools is set forth below.


         The General Partner is a general partner of ProFutures Diversified Fund, L.P. (the "Diversified Fund") and is the general partner of Alternative Asset Growth Fund, L.P. (the "Alternative Fund"). These pools are multi-advisor, widely-diversified commodity pools that have previously sold interests on a public basis. The CFTC requires commodity pool operators to disclose the performance of other pools they operate for only the past five years, although the CFTC permits older performance to be included on a supplemental basis. The past performance of the General Partner's other commodity pools since inception through June 30, 2000 is set forth in the capsule performance table on the following page.


         Each of the following funds is a materially different investment than the Fund. CFTC regulations require their performance to be included in this Prospectus.

         In the following capsules "Drawdown" means losses experienced by the pool over a specified period and "Worst Peak-to-Valley Drawdown" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                  SUMMARY OF CAPSULE PERFORMANCE OF OTHER POOLS
                          OPERATED BY PROFUTURES, INC.
                               AS OF JUNE 30, 2000



                                                                 PROFUTURES                              Alternative Asset
                Name of Pool                                DIVERSIFIED Fund L.P.                        Growth Fund, L.P.
                Type of Pool:                                 Publicly Offered                            Publicly Offered
            Inception of Trading:                               August 1987                                  March 1990
          Aggregate Subscriptions:                              $128,636,643                                $37,373,069
          Current Net Asset Value:                              $48,353,439                                  $9,164,217
         Largest Monthly Percentage                           (11.41)% (2/00)                             (11.54)% (2/00)
                  Drawdown:                            (INCEPTION of Trading to DATE)              (INCEPTION of Trading to DATE)
                                                              (11.41)% (2/00)                              (11.54)% (2/00)
                                                     (PAST Five Years and Year-to-Date)          (PAST Five Years and Year-to-Date)
             Worst Peak-to-Valley                          (24.10)% (3/99 to 6/00)                     (25.41)% (3/99 to 6/00)
                  Drawdown:                            (INCEPTION OF TRADING TO DATE)              (INCEPTION OF TRADING TO DATE)
                                                          (24.10)% (3/99 TO 6/00)                      (25.41)% (3/99 TO 6/00)
                                                     (PAST Five Years and Year-to-Date)          (PAST Five Years and Year-to-Date)
         --------------------------                  ----------------------------------          ----------------------------------
              Rates of Return:
             2000 (through JUNE)                                   (20.04)%                                        (20.69)%

                    1999                                            (1.74)%                                         (3.24)%

                    1998                                            10.64%                                          11.82%

                    1997                                             9.92%                                           9.43%

                    1996                                            11.13%                                           4.83%

                    1995                                             0.73%                                          (3.49)%

                    1994                                            (0.50)%                                          0.85%

                    1993                                             6.54%                                           8.09%

                    1992                                             2.83%                                          (4.86)%

                    1991                                             7.65%                                           6.05%

                    1990                                            38.66%                                          12.44%

                    1989                                            11.57%                                          --.--

                    1988                                             2.18%                                          --.--

                    1987                                             1.36%                                          --.--



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
         THE GENERAL PARTNER'S COMMODITY POOLS INCLUDED IN THE FOREGOING
            TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                             BROKERAGE ARRANGEMENTS

         The Fund's brokers are responsible for holding and maintaining the Fund's funds, securities, commodities and other assets on deposit, the execution or clearance of transactions, the recordkeeping, preparation and transmittal to the Fund of daily confirmations of transactions and monthly statements of account, the calculation of the balance and margin requirements of the Fund's accounts maintained at such brokers, and similar administrative functions.

         Substantially all of the Fund's assets are deposited primarily in one brokerage account with the Futures Broker. Such assets may, however, be deposited in more than one brokerage account with various futures commission merchants. The General Partner has sole responsibility for selection of the Fund's futures brokers. The designation of clearing brokers may change at any time and limited partners will receive notice of such change in the Fund's monthly reports. The General Partner also has the sole authority to negotiate brokerage rates for the Fund.

         The Futures Broker is a duly registered futures commission merchant and a member of the NFA. The Futures Broker is also registered as a broker-dealer and is a member of the NASD. The Futures Broker, which was formed in 1990, operates under the trade name ING BARINGS Futures & Options Clearing Services and is a clearing firm of each of the principal U.S. futures exchanges and the Chicago Board of Options Exchange. The Futures Broker is a wholly-owned subsidiary of ING Bank N.V. in Amsterdam, one of the largest financial institutions in the world. The Futures Broker is an Illinois corporation with a principal place of business at 233 South Wacker Drive, Suite 5200, Chicago, Illinois 60606; telephone (312) 496-7000.

         At any given time, the Futures Broker may be involved in legal actions, some of which may seek significant damages. With the exception of the action noted below, during the past five years preceding the date hereof, there have been no administrative, civil or criminal actions against the Futures Broker or any of its principals -- whether pending, on appeal or concluded -- which is material in light of all the circumstances.

         In 1998, a former client filed a demand for arbitration at the NFA seeking a significant award. It is alleged that the claimants' liquidation of positions on a foreign futures exchange in the volatile period of October 1997 resulted in losses. The Futures Broker is vigorously defending the claim, which it believes to be baseless.

         Under the customer agreement between the Futures Broker and the Fund, the Fund has agreed to maintain at all times such collateral and/or margin in accordance with exchange minimum margin requirements as established by the exchange on which the transaction is executed and has agreed to pay immediately on demand any amount owing with respect to any of the Fund's accounts. Margin requirements may be increased at the Futures Broker's sole and absolute discretion, and may differ from those established by the exchange on which the transaction is executed. If the Fund fails to deposit sufficient funds to pay for any commodities and/or to satisfy any demands for original and/or variation margin, or whenever in the Futures Broker's sole and absolute discretion the Futures Broker considers it necessary, the Futures Broker may, without prior demand or notice, when and if it deems appropriate, notwithstanding any rule of any exchange, liquidate the positions in the Fund's account(s), hedge and/or offset those positions in the cash market or otherwise, sell any property belonging to the Fund or in which the Fund has an interest, cancel any open orders for the purchase and sale of any property, or borrow or buy any property required to make delivery against any sales, including a short sale, effected for the Fund, all for the Fund's sole account and risk. The Fund has agreed that the Futures Broker has no duty and is not required to liquidate positions in the Fund's account(s).

         The Fund has obtained the foregoing information from the Futures Broker. Other than providing this information, the Futures Broker is not a party to and has not reviewed or passed upon the merits of this Prospectus nor will the Futures Broker participate in the Fund beyond its clearing duties pursuant to a brokerage agreement, so long as that agreement is in effect.

                                 NET ASSET VALUE
         The Net Asset Value of the Fund equals its assets less its liabilities, as determined in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures and options on futures positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, irrespective of whether such liabilities -- for example, incentive fees -- may in fact never be paid), in each case, as determined by the General Partner generally in accordance with Generally Accepted Accounting Principles. The Net Asset Value of a Unit equals the Net Asset Value of the Fund divided by the total number of Units outstanding. The General Partner's investment is treated on a Unit-equivalent basis.

                              CONFLICTS OF INTEREST

         Neither the General Partner, the Advisor, nor their respective principals and affiliates (the "Associated Parties") has established any formal procedures to resolve the following conflicts of interest. Consequently, investors cannot rely on an independent control on how the Associated Parties will resolve these conflicts to ensure that the Fund is treated equitably with other clients of the Associated Parties.

         Because no formal procedures are in place for resolving conflicts, they may be resolved by the Associated Parties in a manner which causes the Fund losses. The value of limited partners' investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

         Although the following conflicts of interest are present in the operation of the Fund, the General Partner does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following:


     (i) The Advisor trades all similarly situated accounts in parallel, placing bulk orders which are allocated among the Advisor's accounts pursuant to pre-established procedures. Consequently, the Advisor has little opportunity to prefer another client over the Fund.

     (ii) The Futures Broker simply receives and executes the Advisor's bulk orders based on pre-established procedures. The Futures Broker has no ability in allocating positions to favor one account over another.

     (iii) The General Partner, as a fiduciary, is prohibited from benefiting at the expense of the Fund.

         Any of the Associated Parties are free to manage and advise commodity pools and commodity trading accounts in addition to the Fund's account. The General Partner or the Advisor may have a conflict of interest in rendering advice to the Fund because their respective benefit from managing some other commodity pools or commodity accounts may exceed their benefit from managing the Fund's account and, therefore, may provide an incentive to favor such other accounts. Moreover, if any of the Associated Parties makes trading decisions for such other accounts and the Fund's account at or about the same time, the Fund may be competing with such other pools or accounts for the same or similar positions. No Associated Party will enter into transactions where it knowingly and deliberately favors itself or another client over the Fund; however, the Associated Parties each have considerable flexibility to trade for other accounts, and each intends to do so to a significant extent. Accordingly, no assurance is given that the performance of all accounts controlled and managed by the Associated Parties will be identical or even similar.

         The Associated Parties may trade in the futures markets for their own accounts. An Associated Party may, as a result of a neutral allocation system or testing a new trading system, trade proprietary accounts more aggressively, or take any other actions that would not constitute a violation of applicable duties to the Fund, which includes taking positions in their proprietary accounts which are the same as, similar to or opposite from those positions taken for a client, including the Fund. The records of such trading will not be made available to limited partners.

         The Selling Agent will have an incentive to sell Units (despite receiving no direct compensation other than possibly any excess of the aggregate organizational charge) since the management fee received by the General Partner (its affiliate) will be greater should the Fund's capitalization increase.

         The General Partner is an affiliate of PCM, a registered investment adviser. Under its AdvisorLink program, PCM has selected the Advisor's mutual fund trading program as one of a few it recommends to its clients. PCM receives a portion of the fees paid to the Advisor by clients which PCM referred to the Advisor's mutual fund trading program.

         The General Partner operates two multi-advisor, diversified commodity pools. The General Partner is a general partner of the Diversified Fund and the Alternative Fund. The General Partner has selected the Futures Broker to serve as the primary futures broker for both of these pools. The Futures Broker has agreed, so long as it remains the futures broker for these pools and the Fund, to purchase, under specified conditions, shares of common stock of the General Partner sufficient to meet the net worth requirement imposed on the General Partner in connection with its publicly-offered funds (including the Fund). Accordingly, there is an incentive for the General Partner to retain the Futures Broker as the primary futures broker for the Fund. In addition, the Advisor is a trading advisor to the Diversified Fund and the Alternative Fund.
         The Futures Broker acts as commodity broker for accounts other than the Fund, including accounts of the Futures Broker's affiliates and of limited partnerships of which the Futures Broker or one of its affiliates is general partner, and may have financial and other incentives to favor certain of such accounts over the Fund. The compensation received by the Futures Broker from such accounts may be more or less than the compensation the Futures Broker will receive for its services to the Fund.

         Certain employees of the Futures Broker are, and will in the future be, members of United States commodities exchanges and are and will serve on the governing bodies and standing committees of such exchanges and of their clearinghouses. In such capacities, these employees have a fiduciary duty to the exchanges and their clearinghouses which will compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

                  SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

         The Fund's Limited Partnership Agreement effectively gives the General Partner full control over the management of the Fund. Limited partners have no voice in its operations. In addition, the General Partner in its operation of the Fund is specifically authorized to engage in the transactions described herein, and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of the General Partner's negligence or misconduct and that the General Partner determined that such conduct was in the best interests of the Fund.

         Although limited partners have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not have the business terms of the Fund changed in a manner which increases the compensation received by the General Partner or its affiliates without the consent of a majority of the limited partners.

         Limited partners' voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of the General Partner. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of the General Partner as general partner of the Fund.

         Limited partners or their duly authorized representatives may inspect the Fund's books and records, for a purpose related to their status as limited partners in the Fund, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such limited partners represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partners' interest in the Fund.

         The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profits and losses. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to limited partners who redeem at a profit.

         The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the limited partners without need of obtaining their consent.

                       SUMMARY OF INCOME TAX CONSEQUENCES

         The following constitutes the opinion of Sidley & Austin and summarizes the material federal income tax consequences to United States taxpayers who are individuals.

PARTNERSHIP TAX STATUS OF THE FUND

         The Fund is a partnership for federal income tax purposes and, based on the type of income expected to be earned by the Fund, it will not be treated as a "publicly-traded partnership." Therefore, the Fund will not pay federal income tax.

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND

         Each Partner must pay tax on his share of the Fund's income and gains. Such share must be included each year in a Partner's taxable income whether or not such Partner has redeemed Units. In addition, a Partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

         The Fund provides each Partner with an annual schedule of his share of tax items. The Fund generally allocates these items equally to each Unit. However, when a Partner redeems Units, the Fund allocates capital gains or losses so as to reduce or eliminate any difference between the redemption proceeds and the tax accounts of such Units.

LIMITED DEDUCTIBILITY OF FUND LOSSES AND DEDUCTIONS

         A Partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

         Individual taxpayers are subject to material limitations on their ability to deduct investment advisory fees, unreimbursed expenses of an employee, and certain other expenses of producing income not resulting from the conduct of a trade or business. There is substantial uncertainty as to whether various expenses incurred in connection with the type of trading strategies conducted by the Fund should be considered investment expenses or business expenses in applying this tax provision. For tax reporting purposes, the General Partner currently intends to treat the ordinary expenses of the Fund as ordinary business expenses not subject to the limitations described below. However, the IRS might contend that the management fees, the incentive fees and other expenses of the Fund constitute "investment advisory fees" subject to the limitations.

         For individuals who itemize deductions, the expenses of producing income, including "investment advisory fees," are to be aggregated with unreimbursed employee business expenses and certain other expenses of producing income (collectively, the "Aggregate Investment Expenses"), and such Aggregate Investment Expenses will be deductible only to the extent in excess of 2% of the individual's adjusted gross income. In addition, Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain other itemized deductions, are subject to a reduction generally equal to 3% of the individual's adjusted gross income in excess of a certain threshold amount. Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions, which are not deductible by an individual in calculating his or her alternative minimum tax liability.

         If the management fees, the incentive fees and other expenses of the Fund were determined to constitute "investment advisory fees," an individual Partner's pro rata share of the amounts so characterized would be included in Aggregate Investment Expenses potentially subject to the deduction limitations described above. In addition, each individual Partner's share of income from the Fund would be increased (solely for tax purposes) by such Partner's pro rata share of the amounts so characterized. Any such characterization by the IRS could require Partners to pay additional taxes, plus interest. It is unlikely that tax penalties would be imposed on account of such an IRS characterization.

YEAR-END MARK-TO-MARKET OF OPEN POSITIONS

         Section 1256 Contracts are futures, futures options traded on U.S. exchanges and stock index options. Currently, all of the Fund's open positions are Section 1256 Contracts. Section 1256 Contracts that remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures are generally non-Section 1256 Contracts. Gain or loss on any non-Section 1256 Contracts will be recognized when sold by the Fund and will be primarily short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES; INTEREST INCOME


         As described under "Year-End Mark-to-Market of Open Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from any non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.


         Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a limited partner could be required to pay taxes on his share of the Fund's interest income.

         If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on
Section 1256 Contracts.

SYNDICATION EXPENSES

         Neither the Fund nor any limited partner will be entitled to any deduction for the Fund's syndication expenses, including the one-time upfront organizational charge paid to the General Partner and any amount paid by the General Partner to any Additional Selling Agents, nor can such expenses be amortized by the Fund or any limited partner.

UNRELATED BUSINESS TAXABLE INCOME

         Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase Units with borrowed funds.

TAXATION OF NON-U.S. INVESTORS

         A Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a "Foreign Partner") generally is not subject to taxation by the United States on capital gains from commodity trading, provided that such Foreign Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and provided further, that such Foreign Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss of the Fund is treated as "effectively connected." An investment in the Fund should not, by itself, cause a Foreign Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Fund continue to be conducted as described in this Prospectus. In the event that the Fund were found to be engaged in a United States trade or business, a Foreign Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Partner which is a foreign corporation, an additional 30% "branch profits" tax might be imposed. Furthermore, in such event the Fund would be required to withhold taxes from the income or gain allocable to such a Partner under Section 1446 of the Code.


         Even assuming the Fund meets such requirements, Foreign Partners will be subject to withholding of United States federal income tax at a 30% rate on their respective shares of the Fund's United States source dividend income and any other United States source fixed or determinable annual or periodic gains, profits or income, including any gains from the Fund's investment in money market funds. United States source interest income (other than so-called "contingent interest") allocable to a Foreign Partner is likewise not subject to United States federal income tax withholding, provided that such Foreign Partner is not engaged in a trade or business within the United States and provides the Fund with a form W-8BEN or its equivalent.


         Each non-U.S. investor is required to certify that he or she is not a citizen or resident of the United States or, in the case of an investor that is not an individual, the investor is not a United States corporation, partnership, estate or trust.

IRS AUDITS OF THE FUND AND ITS PARTNERS

         The IRS is required to audit Fund-related items at the Fund level rather than the partner level. The General Partner is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all partners may be required to pay additional taxes plus interest as well as penalties.

STATE AND OTHER TAXES

         In addition to the federal income tax consequences described above, the Fund and the partners may be subject to various state and other taxes.

                                   ----------

         PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

                       PURCHASES BY EMPLOYEE BENEFIT PLANS

IN GENERAL

         This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). Furthermore, all potential investors should read the following disclosure because it describes certain issues that could affect the Fund as a consequence of Plans purchasing Units. The terms "employee benefit plans" and "plans" include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

SPECIAL INVESTMENT CONSIDERATIONS

         Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

         A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be plan assets of a Plan which purchases an equity interest in the partnership if (i) investment by all "benefit plan investors" is not significant (the "Participation Exception"), or (ii) the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of a partnership are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

         The Participation Exception applies if, immediately after the most recent acquisition of an equity interest of the partnership, "benefit plan investors" (defined as any Plan, any other employee benefit plan as defined in, but not subject to, either ERISA or Section 4975 of the Code and any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any employee benefit plan or plan) own, in the aggregate, less than 25% of the total capital of each class of equity interests of the partnership (determined by not including the investments of persons with discretionary authority or control over the assets of such partnership, certain other persons and their "affiliates" (as defined in the ERISA Regulation)).

         The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable" (determined based on the applicable facts and circumstances), (2) part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other) and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred.

         Prior to February 16, 1999, the General Partner relied upon the Participation Exception to avoid having the underlying assets of the Fund be plan assets. Since that date, the General Partner believes that the

Publicly-Offered Security Exception applies with respect to the Units and, accordingly, relies upon such exception, instead of the Participation Exception, to avoid having the underlying assets of the Fund be plan assets.

         In the event that the number of investors holding Units who are independent of the Fund and of each other drops below 100, the Publicly-Offered Security Exception may no longer apply and, therefore, the General Partner intends, in such situation, to thereafter comply with the Participation Exception. In addition, if it is determined for any other reason that the Units do not qualify as publicly-offered securities under the ERISA Regulation, the General Partner intends to thereafter comply with the Participation Exception. Such Exception would require the General Partner to restrict the aggregate investment by benefit plan investors to under 25% of the total capital of each class of equity interests of the Fund (not including any investments of the General Partner, the Advisor, any cash manager and certain other persons). Furthermore, because the 25% test is ongoing, it not only restricts additional investment by benefit plan investors, but also can cause the General Partner to require that existing benefit plan investors withdraw from the Fund in the event that other investors withdraw. If rejection of subscriptions or such mandatory withdrawals are necessary, as determined by the General Partner, so that the assets of the Fund will not be plan assets, the General Partner will effect such rejections or withdrawals in such manner as the General Partner, in its sole discretion, determines.

INELIGIBLE PURCHASERS

         Units may not be purchased with the assets of a Plan if the General Partner, the Advisor, the Selling Agent, any Additional Selling Agents, the Futures Broker, any cash manager or any of their respective affiliates either:
(a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such Plan.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF ANY PLAN IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR THE ADVISOR THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE OR AUTHORIZED FOR SUCH PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

                                     GENERAL

         Sidley & Austin has advised the General Partner on the offering of the Units. Sidley & Austin drafted "Summary of Income Tax Consequences." Sidley & Austin does not serve as counsel to the Fund or to the limited partners.


         The balance sheet of the General Partner as of December 31, 1999 and the financial statements of the Fund as of December 31, 1999, 1998 and 1997, and for the period August 21, 1997 (inception) to December 31, 1997, for the year ended December 31, 1998 and for the year ended December 31, 1999, respectively, included herein have been audited by Arthur F. Bell, Jr. & Associates, L.L.C.

                              FINANCIAL STATEMENTS

                          Index to Financial Statements


                                                                                                                  PAGE
                                                                                                                  ----
PROFUTURES LONG/SHORT GROWTH FUND, L.P.
      Independent Auditor's Report.................................................................................44
      Statements of Financial Condition as of June 30, 2000 and 1999 (Unaudited)
        and December 31, 1999, 1998 and 1997 (Audited).............................................................45
      Statements of Operations for the Six Months Ended June 30, 2000 and 1999 (Unaudited),
        For the Years Ended December 31, 1999 and 1998 (Audited) and
        For the Period August 21, 1997 (inception) to December 31, 1997 (Audited)..................................47
      Statements of Changes in Partners' Capital (Net Asset Value)
        For the Six Months Ended June 30, 2000 and 1999 (Unaudited), For the
        Years Ended December 31, 1999 and 1998 and
        For the Period August 21, 1997 (inception) to December 31, 1997 (Audited)..................................49
      Notes to Financial Statements................................................................................51


PROFUTURES, INC.

      Independent Auditor's Report.................................................................................55
      Balance Sheet as of December 31, 1999 (Audited) .............................................................56
      Notes to Balance Sheet.......................................................................................57
      Balance Sheet as of June 30, 2000 (Unaudited)................................................................61
      Note to Balance Sheet........................................................................................62


                                   ----------


         Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.


                                   ----------

                          INDEPENDENT AUDITOR'S REPORT



TO THE PARTNERS
PROFUTURES LONG/SHORT GROWTH FUND, L.P.


We have audited the accompanying statements of financial condition of ProFutures Long/Short Growth Fund, L.P. as of December 31, 1999, 1998 and 1997, and the related statements of operations and changes in partners' capital (net asset value) for the years ended December 31, 1999 and 1998 and for the period August 21, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProFutures Long/Short Growth Fund, L.P. as of December 31, 1999, 1998 and 1997, and the results of its operations and the changes in its net asset values for the years ended December 31, 1999 and 1998 and for the period August 21, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.




ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.



Hunt Valley, Maryland
February 25, 2000

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                        STATEMENTS OF FINANCIAL CONDITION
                       June 30, 2000 and 1999 (Unaudited)



                                                                     June 30,              June 30,
                                                                      2000                  1999
                                                                   (Unaudited)           (Unaudited)
                                                                   ------------          -----------
ASSETS
    Equity in broker trading account
       Cash                                                        $24,911,066           $37,254,395
       United States government securities                                   0               496,594
       Unrealized gain (loss) on open contracts                       (906,975)                    0
                                                                   -----------           -----------

              Deposits with broker                                  24,004,091            37,750,989

    Cash and cash equivalents                                           80,371             2,226,918
    Subscriptions receivable                                                 0               273,712
                                                                   -----------           -----------

              Total assets                                         $24,084,462           $40,251,619
                                                                   ===========           ===========

LIABILITIES
    Accounts payable                                               $    13,461           $    32,158
    Commissions and other trading fees
       on open contracts                                                 1,137                     0
    General Partner management fee                                      60,083                93,737
    Advisor incentive fee                                                    0               293,116
    Redemptions payable                                                829,835                57,000
                                                                   -----------           -----------

              Total liabilities                                        904,516               476,011
                                                                   -----------           -----------

PARTNERS' CAPITAL (NET ASSET VALUE)
    General Partner - 61.4461 units outstanding
       at June 30, 2000 and 1999                                        70,466               120,989
    Limited Partners - 20,149.6079 and 20,139.1426
       units outstanding at June 30, 2000 and 1999                  23,109,480            39,654,619
                                                                   -----------           -----------

              Total partners' capital
                 (Net Asset Value)                                  23,179,946            39,775,608
                                                                   -----------           -----------

              Total liabilities and partners' capital              $24,084,462           $40,251,619
                                                                   ===========           ===========



                             See accompanying notes.

                                   ----------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                        STATEMENTS OF FINANCIAL CONDITION
                   December 31, 1999, 1998 and 1997 (Audited)



                                                                     December 31,       December 31,      December 31,
                                                                        1999               1998              1997
                                                                      (Audited)          (Audited)         (Audited)
                                                                     ------------       -----------      --------------
ASSETS
    Equity in broker trading account
       Cash                                                          $44,341,201        $15,444,073      $      585,732
       United States government securities                                     0          3,406,808                   0
       Unrealized gain (loss) on open contracts                       (6,005,475)         1,163,250               2,175
                                                                     -----------        -----------      --------------

              Deposits with broker                                    38,335,726         20,014,131             587,907

    Cash and cash equivalents                                            642,249             10,415           2,275,163
    Subscriptions receivable                                                   0                  0              69,694
                                                                     -----------        -----------      --------------

              Total assets                                           $38,977,975        $20,024,546      $    2,932,764
                                                                     ===========        ===========      ==============

LIABILITIES
    Accounts payable                                                 $    18,894        $    12,215      $       11,744
    Commissions and other trading fees
       on open contracts                                                   3,018                771                 189
    General Partner management fee                                        95,836             46,529               6,095
    Advisor incentive fee                                                      0          1,400,060                   0
    Redemptions payable                                                  222,643             10,000                   0
                                                                     -----------        -----------      --------------

              Total liabilities                                          340,391          1,469,575              18,028
                                                                     -----------        -----------      --------------

PARTNERS' CAPITAL (NET ASSET VALUE)
    General Partner - 61.4461, 61.4461 and 30.6159 units
       outstanding at December 31, 1999, 1998 and 1997                   101,567            116,671              29,313
    Limited Partners - 23,313.5041, 9,710.7200 and
       3,013.6483 units outstanding at December 31, 1999,
       1998 and 1997                                                  38,536,017         18,438,300           2,885,423
                                                                     -----------        -----------      --------------

              Total partners' capital
                 (Net Asset Value)                                    38,637,584         18,554,971           2,914,736
                                                                     -----------        -----------      --------------

              Total liabilities and partners' capital                $38,977,975        $20,024,546      $    2,932,764
                                                                     ===========        ===========      ==============



                             See accompanying notes.


                                   ----------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                            STATEMENTS OF OPERATIONS
           For the Six Months Ended June 30, 2000 and 1999 (Unaudited)



                                                                                         Six                   Six
                                                                                    Months Ended          Months Ended
                                                                                      June 30,              June 30,
                                                                                        2000                  1999
                                                                                     (Unaudited)           (Unaudited)
                                                                                    -----------           -----------
INCOME
    Trading gains (losses)
       Realized                                                                      $(16,674,110)        $   2,636,969
       Change in unrealized                                                             5,098,500            (1,163,250)
                                                                                     ------------         -------------

              Gain (loss) from trading                                                (11,575,610)            1,473,719

    Interest income                                                                       884,628               617,092
                                                                                     ------------         -------------

              Total income (loss)                                                     (10,690,982)            2,090,811
                                                                                     ------------         -------------

EXPENSES
    Brokerage commissions                                                                  15,119                 8,138
    General Partner management fee                                                        451,430               388,423
    Advisor incentive fee                                                                       0               293,116
    Operating expenses                                                                     41,059                48,551
                                                                                     ------------         -------------

              Total expenses                                                              507,608               738,228
                                                                                     ------------         -------------

              NET INCOME (LOSS)                                                      $(11,198,590)        $   1,352,583
                                                                                     ============         =============

NET INCOME (LOSS) PER GENERAL
    AND LIMITED PARTNER UNIT
       (based on weighted average number of
       units outstanding during the period of
       22,192.6105 and 13,491.9490, respectively)                                    $    (504.61)        $      100.25
                                                                                     ============         =============

INCREASE (DECREASE) IN NET
    ASSET VALUE PER GENERAL
    AND LIMITED PARTNER UNIT                                                         $    (506.06)        $       70.27
                                                                                     ============         =============



                             See accompanying notes.

                                   ----------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                            STATEMENTS OF OPERATIONS
                     For the Years Ended December 31, 1999
                             and 1998 (Audited) and
                             For the Period August
                   21, 1997 (inception) to December 31, 1997
                                   (Audited)




                                                                 Year Ended            Year Ended           Period Ended
                                                                December 31,          December 31,          December 31,
                                                                    1999                  1998                  1997
                                                                  (Audited)             (Audited)             (Audited)
                                                                ------------          ------------          ------------
INCOME
    Trading gains (losses)
       Realized                                                 $ 1,522,130           $ 6,818,869          $   (116,342)
       Change in unrealized                                      (7,168,725)            1,161,075                 2,175
                                                                -----------           -----------          ------------
              Gain (loss) from trading                           (5,646,595)            7,979,944              (114,167)

    Interest income                                               1,625,573               439,168                19,520
                                                                -----------           -----------          ------------

              Total income (loss)                                (4,021,022)            8,419,112               (94,647)
                                                                -----------           -----------          ------------

EXPENSES
    Brokerage commissions                                            35,908                 8,363                   564
    General Partner management fee                                  986,328               267,508                 9,826
    Advisor incentive fee                                           293,116             1,571,370                     0
    Operating expenses                                              102,937                55,126                11,704
                                                                -----------           -----------          ------------

              Total expenses                                      1,418,289             1,902,367                22,094
                                                                -----------           -----------          ------------

              NET INCOME (LOSS)                                 $(5,439,311)          $ 6,516,745          $   (116,741)
                                                                ===========           ===========          ============

NET INCOME (LOSS) PER GENERAL
    AND LIMITED PARTNER UNIT
       (based on weighted average number of
       units outstanding during the period of
       17,843.6687, 6,179.3557, and
       2,421.6801, respectively)                                $   (304.83)          $  1,054.60          $     (48.21)
                                                                ===========           ===========          ============

INCREASE (DECREASE) IN NET
    ASSET VALUE PER GENERAL
    AND LIMITED PARTNER UNIT                                    $   (245.81)          $    941.31          $     (42.55)
                                                                ===========           ===========          ============




                             See accompanying notes.


                                   ----------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
           For the Six Months Ended June 30, 2000 and 1999 (Unaudited)




                                                    Total
                                                  Number of                         Partners' Capital
                                                    Units               General          Limited               Total
                                                  ---------             -------     -----------------          -----
Balances at
    December 31, 1998                             9,772.1661            $116,671       $ 18,438,300        $ 18,554,971

Net income for six months
    ended June 30, 1999                                                    4,318          1,348,265           1,352,583

Additions                                        10,809.8386                   0         20,599,942          20,599,942

Redemptions                                        (381.4160)                  0           (731,888)           (731,888)
                                                 -----------            --------       ------------        ------------

Balances at
    June 30, 1999                                20,200.5887            $120,989       $ 39,654,619        $ 39,775,608
                                                 ===========            ========       ============        ============

Balance at
    December 31, 1999                            23,374.9502            $101,567       $ 38,536,017        $ 38,637,584

Net (loss) for six months
    ended June 30, 2000                                                  (31,101)       (11,167,489)        (11,198,590)

Additions                                           976.6831                   0          1,354,526           1,354,526

Redemptions                                      (4,140.5793)                  0         (5,613,574)         (5,613,574)
                                                 -----------            --------       ------------        ------------

Balances at
    June 30, 2000                                20,211.0540           $  70,466       $ 23,109,480        $ 23,179,946
                                                 ===========           =========       ============        ============



                                                  Net Asset Value Per Unit
                                              ---------------------------------
                                                June 30,              June 30,
                                                  2000                  1999
                                              (Unaudited)           (Unaudited)
                                              -----------           -----------
                                               $1,146.89             $1,969.03
                                               =========             =========



                             See accompanying notes.

                                   ----------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
          STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (NET ASSET VALUE)
                      For the Years Ended December 31, 1999
                  and 1998 (Audited) and For the period August
                    21, 1997 (inception) to December 31, 1997
                                    (Audited)



                                               Total
                                               Number                         Partners' Capital
                                              of Units        General              Limited             Total
                                            -----------    ------------       -----------------      ------------
Balances at
    August 21, 1997 (inception)                  0.0000    $          0         $          0         $          0

Additions                                    3,044.2642          30,198            3,001,279            3,031,477

Net (loss) for the period
    August 21, 1997 (inception)
    to December 31, 1997                                           (885)            (115,856)            (116,741)
                                            -----------    ------------         ------------         ------------

Balances at
    December 31, 1997                        3,044.2642          29,313            2,885,423            2,914,736

Net income for the year
    ended December 31, 1998                                      50,427            6,466,318            6,516,745

Additions                                    6,959.8881          36,931            9,422,159            9,459,090

Redemptions                                   (231.9862)              0             (335,600)            (335,600)
                                            -----------    ------------         ------------         ------------

Balances at
    December 31, 1998                        9,772.1661         116,671           18,438,300           18,554,971

Net (loss) for the year
    ended December 31, 1999                                     (15,104)          (5,424,207)          (5,439,311)

Additions                                   14,732.3234               0           27,595,792           27,595,792

Redemptions                                 (1,129.5393)              0           (2,073,868)          (2,073,868)
                                            -----------    ------------         ------------         ------------

Balances at
    December 31, 1999                       23,374.9502    $    101,567         $ 38,536,017         $ 38,637,584
                                            ===========    ============         ============         ============



                                Net Asset Value Per Unit



          December 31,                   December 31,                December 31,
             1999                            1998                        1997
           (Audited)                      (Audited)                    (Audited)
          ------------                   ------------                ------------
             $1,652.95                      $1,898.76                     $957.45
             =========                      =========                     =======



                             See accompanying notes.

                                   ----------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                          NOTES TO FINANCIAL STATEMENTS




NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


           A.     GENERAL DESCRIPTION OF THE FUND

                  ProFutures Long/Short Growth Fund, L.P. (the "Fund") is a Delaware limited partnership which operates as a commodity investment pool. The Fund engages in the speculative trading of stock index futures contracts.

                  The Fund was organized on August 21, 1997 and commenced trading on November 20, 1997.

           B.     REGULATION

                  As a registrant with the Securities and Exchange Commission, the Fund is subject to the regulatory requirements under the Securities Act of 1933 and Securities Exchange Act of 1934. As a commodity investment pool, the Fund is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of commodity exchanges and Futures Commission Merchants (brokers) through which the Fund trades.

           C.     METHOD OF REPORTING

                  The Fund's financial statements are presented in accordance with generally accepted accounting principles, which require the use of certain estimates made by the Fund's management. Transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains or losses on open contracts (the difference between contract purchase price and quoted market price) are reflected in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board Interpretation No. 39 - "Offsetting of Amounts Related to Certain Contracts." Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations. United States government securities are stated at cost plus accrued interest, which approximates market value. For purposes of both financial reporting and calculation of redemption value, Net Asset Value per Unit is calculated by dividing Net Asset Value by the total number of Units outstanding.

           D.     CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents includes cash and short-term investments in fixed income securities.

           E.     BROKERAGE COMMISSIONS

                  Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

           F.     INCOME TAXES


                  The Fund prepares calendar year U.S. and state information tax returns and reports to the partners their allocable shares of the Fund's income, expenses and trading gains or losses.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)

           G.     ORGANIZATIONAL CHARGE

                  The General Partner pays all organizational and offering costs of the Fund. As reimbursement for such costs, the General Partner (or the Distributor, ProFutures Financial Group, Inc., a broker/dealer affiliate of the General Partner) receives an organizational charge of 1% of the subscription amount of each subscriber to the Fund. Additions are reflected in the statement of changes in partners' capital (net asset value) net of such organizational charge totaling $13,545 and $205,999 for the six months ended June 30, 2000 and 1999; $275,958 and $94,591 for the years ended December 31, 1999 and 1998; and $30,315 for the period August 21, 1997 (inception) to December 31, 1997.

           H.     STATEMENTS OF CASH FLOWS

                  The Fund has elected not to provide statements of cash flows as permitted by Statement of Financial Accounting Standards No. 102 - "Statement of Cash Flows - Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale."



NOTE 2.    GENERAL PARTNER


           The General Partner of the Fund is ProFutures, Inc., which conducts and manages the business of the Fund. Prior to June 1, 1998, the Limited Partnership Agreement required the General Partner to maintain a capital account equal to at least 1% of the total capital of the Fund. Effective June 1, 1998, the Limited Partnership Agreement was amended and now requires the General Partner and/or its principals and affiliates to maintain capital accounts equal to at least 1% of the total capital of the Fund. At June 30, 2000 and December 31, 1999, the capital accounts of the General Partner and/or the principals and affiliates totaled $621,821 and $617,408 respectively.

           The Limited Partnership Agreement was further amended effective February 16, 1999 and generally required that the General Partner maintain a net worth of at least $1,000,000. ProFutures, Inc. has callable subscription agreements with Internationale Nederlanden (U.S.) Securities, Futures & Options, Inc. (ING), the Futures Broker, whereby ING has subscribed to purchase (up to $14,000,017) the number of shares of common stock of ProFutures, Inc. necessary to maintain the General Partner net worth requirements.

           The General Partner is paid a monthly management fee equal to 1/4 of 1% (3% annually) of month-end Net Assets (as defined in the Limited Partnership Agreement).



NOTE 3.    COMMODITY TRADING ADVISOR

           The Fund has an advisory contract with Hampton Investors, Inc. ("Hampton") pursuant to which the Fund pays a quarterly incentive fee equal to 20% of New Trading Profits (as defined in the advisory contract).

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 4.    DEPOSITS WITH BROKER


           The Fund deposits funds with ING to act as broker, subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. The Fund earns interest income on its assets deposited with the broker. At June 30, 2000 and December 31, 1999, the initial margin requirements of $3,257,813 and $8,648,438, respectively, were satisfied by the deposit of cash with such broker. At June 30, 1999 and December 31, 1998, the initial margin requirements of $0 and $1,586,250, respectively, were satisfied by the deposit of cash and U.S. government securities with such broker. At December 31, 1997, substantially all of the cash deposited with the broker was used to satisfy such margin requirements.



NOTE 5.    SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS


           Investments in the Fund are made by subscription agreement, subject to acceptance by the General Partner. The subscriptions receivable at December 31, 1997 of $69,694 were received by the Fund on or before January 7, 1998. The subscriptions receivable at June 30, 1999 of $237,712 were received by the Fund on July 1, 1999.


           The Fund is not required to make distributions, but may do so at the sole discretion of the General Partner. A Limited Partner may require the Fund to redeem any or all of such Limited Partner's units at the Net Asset Value as of the close of business on the last day of any month upon advance written notice to the General Partner. The Limited Partnership Agreement contains a complete description of the Fund's redemption policies and procedures.


NOTE 6.    TRADING ACTIVITIES AND RELATED RISKS

           The Fund engages in the speculative trading of stock index futures contracts ("derivatives") on U.S. exchanges. The Fund is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.


           Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities. A customer's cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds subject to the broker's segregation requirements. In the event of a broker's insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than total cash and other property deposited.

           The Fund has assets on deposit with financial institutions in connection with its cash management activities. In the event of a financial institution's insolvency, recovery of Fund assets on deposit may be limited to account insurance or other protection afforded such deposits. In the normal course of business, the Fund does not require collateral from such financial institutions.

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 6.    TRADING ACTIVITIES AND RELATED RISKS (CONTINUED)


           For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Fund is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short.


           Open contracts generally mature within three months; however, the Fund intends to close all contracts prior to maturity. At June 30, 2000, the maturity date for all open contracts is September 2000 and at December 31, 1999, the maturity date for all open contracts is March 2000. At June 30, 1999, there are no open contracts. At December 31, 1998, the maturity date for all open contracts is March 1999, and at December 31, 1997, the maturity date for all open contracts is March 1998.

           The General Partner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The General Partner's basic market risk control procedures consist of continuously monitoring Hampton's trading activity with the actual market risk controls being applied by Hampton itself. The General Partner seeks to minimize credit risk primarily by depositing and maintaining the Fund's assets at financial institutions and brokers which the General Partner believes to be creditworthy. The Limited Partners bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.


NOTE 7.    INTERIM FINANCIAL STATEMENTS

           The statement of financial condition as of June 30, 2000 and 1999, and the statements of operations and changes in partners' capital (net asset value) for the six months ended June 30, 2000 and 1999 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of June 30, 2000 and 1999 and the results of operations for the six months ended June 30, 2000 and 1999.

                          INDEPENDENT AUDITOR'S REPORT



TO THE STOCKHOLDERS AND BOARD OF DIRECTORS
PROFUTURES, INC.


We have audited the accompanying balance sheet of ProFutures, Inc. as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ProFutures, Inc. as of December 31, 1999, in conformity with generally accepted accounting principles.





ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.



Hunt Valley, Maryland
May 8, 2000

                                PROFUTURES, INC.
                                  BALANCE SHEET
                           December 31, 1999 (Audited)




                                                               DECEMBER 31,
                                                                  1999
                                                                (AUDITED)
                                                               ------------
ASSETS
    Cash and cash equivalents                                   $ 87,132
    Management fees receivable                                   300,007
    General partner interests in commodity pools                 357,924
    Deferred tax asset                                             9,096
    Other assets                                                 133,998
                                                                --------

                                                                 888,157

    Fixed Assets
       Furniture and fixtures                                     99,579
       Office equipment                                          108,169
       Leasehold improvements                                     41,386
                                                                --------

                                                                 249,134
    Less:  Accumulated depreciation                              151,239
                                                                --------

                                                                  97,895

              Total assets                                      $986,052
                                                                ========

LIABILITIES
    Accounts payable                                            $ 54,958
    Franchise tax payable                                          2,905
                                                                --------

              Total liabilities                                   57,863
                                                                --------

STOCKHOLDERS' EQUITY
    Common stock - no par value; 1,000,000 shares
       authorized; 5,251 shares issued and outstanding             1,000
    Retained earnings                                            927,189
                                                                --------

              Total stockholders' equity                         928,189
                                                                --------

              Total liabilities and stockholders' equity        $986,052
                                                                ========



                             See accompanying notes.


                            PURCHASERS OF UNITS WILL
                       ACQUIRE NO INTEREST IN THIS COMPANY

                                PROFUTURES, INC.
                             NOTES TO BALANCE SHEET
                           December 31, 1999 (Audited)


NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           A.     GENERAL


                  ProFutures, Inc. (the "Company") is a Texas corporation, organized on December 3, 1984. The Company is a Commodity Trading Advisor, Commodity Pool Operator and a Guaranteed Introducing Broker registered with and subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry. It is also a member of and subject to the rules of the National Futures Association, an industry self-regulatory organization.


           B.     METHOD OF ACCOUNTING


                  The balance sheet is presented in accordance with generally accepted accounting principles. The preparation of the balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates, and such differences may be material to the balance sheet.


           C.     CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents consist of cash and a money market mutual fund account.

           D.     MANAGEMENT AND ADMINISTRATIVE FEES

                  Management and administrative fees are accrued based on the terms of the related agreements.

           E.     GENERAL PARTNER INTERESTS IN COMMODITY POOLS


                  The Company is the general partner or co-general partner of several commodity pools formed as limited partnerships, collectively referred to as partnerships. The Company's investments in partnerships are carried at its share of the underlying net asset value of the partnerships. The partnerships carry their assets and liabilities at fair value as required by generally accepted accounting principles for such entities.


                  As a general partner, the Company has a fiduciary responsibility to the limited partnerships and potential liability beyond amounts recognized as an asset in the balance sheet.


           F.     FIXED ASSETS

                  Fixed assets are stated at cost. Depreciation is provided for using straight-line and accelerated methods with lives that range from 3 to 39 years.


                            PURCHASERS OF UNITS WILL
                       ACQUIRE NO INTEREST IN THIS COMPANY

                                PROFUTURES, INC.
                       NOTES TO BALANCE SHEET (CONTINUED)
                           December 31, 1999 (Audited)


NOTE 1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
           (CONTINUED)


           G.     INCOME TAXES


                  The Company has elected "S" corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. corporate income tax on its taxable income. Instead, the stockholders are liable for individual income tax on the Company's taxable income. However, the Company is subject to Texas franchise tax, which has been reflected in the balance sheet. Deferred franchise taxes are provided for all significant temporary differences in the recognition of assets and liabilities for tax and financial reporting purposes.



NOTE 2.    GENERAL PARTNER INTERESTS IN COMMODITY POOLS



           The Company's general partner interests in commodity pools as of December 31, 1999, are as follows:



ATA Research/ProFutures Diversified Fund, L.P.    $126,793
Alternative Asset Growth Fund, L.P.                129,572
ProFutures Long/Short Growth Fund, L.P.            101,559
                                                  --------

         Total net asset value                    $357,924
                                                  ========




           Summarized financial information with respect to the partnerships as of December 31, 1999, is as follows:




                                                ATA Research/           Alternative              ProFutures
                                           ProFutures Diversified      Asset Growth          Long/Short Growth
                                                 Fund, L.P.             Fund, L.P.               Fund, L.P.
                                           ----------------------      ------------          -----------------
Balance Sheet Data
       Assets                                   $72,864,650             $13,761,271             $38,977,975
       Liabilities                                2,441,274                 457,372                 340,391
                                                -----------             -----------             -----------
              Net Asset Value                   $70,423,376             $13,303,899             $38,637,584
                                                ===========             ===========             ===========




                            PURCHASERS OF UNITS WILL
                       ACQUIRE NO INTEREST IN THIS COMPANY

                                PROFUTURES, INC.
                       NOTES TO BALANCE SHEET (CONTINUED)
                           December 31, 1999 (Audited)



NOTE 2.    GENERAL PARTNER INTERESTS IN COMMODITY POOLS (CONTINUED)


           For managing the businesses of the partnerships, the Company earns management fees and administrative fees based on the terms of the respective limited partnership agreements. Management fees receivable represent management fees owed by the partnerships for the month ended December 31, 1999. A substantial portion of the Company's revenue comes from the partnerships and other affiliated entities.

           The agreements of limited partnership of ATA Research/ProFutures Diversified Fund, L.P. and Alternative Asset Growth Fund, L.P. generally require the Company to maintain net worth equal to approximately 10% of the aggregate initial capital contributions to any limited partnership for which it acts as a general partner or co-general partner. The agreement of limited partnership (amended effective February 16, 1999) of ProFutures Long/Short Growth Fund, L.P. generally requires the Company to maintain a net worth of at least $1,000,000. The agreements of limited partnership also require the Company to maintain minimum investments in the partnerships.

           The Company has callable subscription agreements with Internationale Nederlanden (U.S.) Securities, Futures & Options Inc. (ING), whereby ING agrees to purchase, or subscribe, up to $14,000,017, for the number of shares of common stock of the Company, necessary to maintain these general partner net worth requirements. In the opinion of the Company's management, ING has the ability to meet its obligations under such callable subscription agreements and, accordingly, the Company is in compliance with such net worth requirements as of December 31, 1999. ING is a broker for the partnerships for which the Company is a general partner.


NOTE 3.    OTHER ASSETS

           The Company has outstanding notes receivable totaling $34,600 from a former employee, which are due on demand and bear interest at an annual rate of 4%. In addition, the Company has a receivable of $60,000 for the sale of software to be collected over a two year period ending April 2001.


NOTE 4.    RELATED PARTIES


           The Company is one of a group of corporations that are commonly controlled. The Company shares facilities and other resources with these corporations, which are related through common ownership and management. A portion of the costs for these shared facilities and other resources are paid for by the Company and allocated to such affiliated entities.




                            PURCHASERS OF UNITS WILL
                       ACQUIRE NO INTEREST IN THIS COMPANY

                                PROFUTURES, INC.
                       NOTES TO BALANCE SHEET (CONTINUED)
                           December 31, 1999 (Audited)


NOTE 5.    TRADING ACTIVITIES AND RELATED RISKS

           The partnerships for which the Company is either the sole general partner or co-general partner engage in the speculative trading of U.S. and foreign futures contracts and options on U.S. and foreign futures contracts (collectively, "derivatives"). These derivatives include both financial and non-financial contracts held as part of diversified trading strategies. ProFutures Long/Short Growth Fund, L.P. engages primarily in the speculative trading of stock index futures contracts. The partnerships are exposed to both market risk, the risk arising from changes in the market value of the contracts and credit risk, the risk of failure by another party to perform according to the terms of a contract. Theoretically, the partnerships and the Company, as a general partner, are exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on futures contracts sold short. As both a buyer and seller of options, the partnerships pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the partnerships and the Company, as a general partner, to potentially unlimited liability, and purchased options expose the partnerships to a risk of loss limited to the premiums paid.

           The Company, as general partner or co-general partner, has established procedures to actively monitor market risk and minimize credit risk of the partnerships.


NOTE 6.    LEASE COMMITMENT


           The Company leases space in an office building in Austin, Texas, under a lease expiring September 30, 2003. The future minimum lease payments under this noncancelable operating lease are as follows:



Year Ending December 31
-----------------------
         2000                           $ 84,429
         2001                             84,429
         2002                             84,429
         2003                             63,322
                                        --------
                                        $316,609
                                        ========



NOTE 7.    EMPLOYEE PROFIT SHARING AND SAVINGS PLAN

           ProFutures, Inc. sponsors a qualified 401(k) profit sharing and savings plan (the "Plan") for the benefit of eligible employees of the Company. ProFutures, Inc. is the Plan administrator and the Company's officers are Trustees of the Plan. Under the terms of the Plan, employees may elect to defer a portion of their compensation. The Company may also make discretionary contributions to the Plan on behalf of Plan participants.


                            PURCHASERS OF UNITS WILL
                       ACQUIRE NO INTEREST IN THIS COMPANY

                                PROFUTURES, INC.
                                  BALANCE SHEET
                            June 30, 2000 (Unaudited)




                                                               JUNE 30,
                                                                 2000
                                                              (UNAUDITED)
                                                              ----------
ASSETS
     Cash and cash equivalents                                $  338,698
     Management fees receivable                                  199,884
     General partner interests in commodity pools                274,607
     Deferred tax asset                                           11,711
     Other assets                                                128,301
                                                              ----------

                                                                 953,201
     Fixed Assets
         Furniture and fixtures                                   91,562
         Office equipment                                        120,700
         Leasehold improvements                                   41,386
                                                              ----------

                                                                 253,648
   Less:  Accumulated depreciation                               163,339
                                                              ----------

                                                                  90,309

         Total assets                                         $1,043,510
                                                              ==========

LIABILITIES
     Accounts payable                                         $   41,233
                                                              ----------

STOCKHOLDERS' EQUITY
     Common stock - no par value; 1,000,000 shares
       authorized; 5,251 shares issued and outstanding             1,000
     Retained earnings                                         1,001,277
                                                              ----------

         Total stockholders' equity                            1,002,277
                                                              ----------

         Total liabilities and stockholders' equity           $1,043,510
                                                              ==========



                             See accompanying note.


                            PURCHASERS OF UNITS WILL
                       ACQUIRE NO INTEREST IN THIS COMPANY

                                PROFUTURES, INC.
                              NOTE TO BALANCE SHEET
                            June 30, 2000 (Unaudited)


NOTE 1.    UNAUDITED BALANCE SHEET

           The interim balance sheet as of June 30, 2000, is unaudited and does not include all disclosures required by generally accepted accounting principles. Such interim balance sheet should be read in conjunction with the Company's audited balance sheet as of December 31, 1999, included in the preceding pages. In the opinion of management, the balance sheet reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of June 30, 2000.




                            PURCHASERS OF UNITS WILL
                       ACQUIRE NO INTEREST IN THIS COMPANY

                                    PART TWO

                       STATEMENT OF ADDITIONAL INFORMATION

                                TABLE OF CONTENTS

                                                                               PAGE
SUPPLEMENTAL PERFORMANCE INFORMATION                                           II-1

THE STOCK INDEX FUTURES MARKETS                                                II-4

EXHIBIT A:  SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT         LPA-1

EXHIBIT B:  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY                        B-1

EXHIBIT C:  REQUEST FOR REDEMPTION                                              C-1


                  Each capitalized term used but not defined herein has the meaning given such term in the Disclosure Document dated August 4, 2000 of the ProFutures Long/Short Growth Fund, L.P. (the "Fund").






                  THIS STATEMENT OF ADDITIONAL INFORMATION IS THE SECOND PART OF A TWO-PART DOCUMENT AND MUST BE READ IN CONJUNCTION WITH THE FUND'S DISCLOSURE DOCUMENT DATED AUGUST 4, 2000.

                      SUPPLEMENTAL PERFORMANCE INFORMATION


                  The performance shown below is the actual results, net of fees, of the Fund, for the period from November 20, 1997 through June 30, 2000. Performance from July 1, 1995 through October 31, 1997 is the pro forma composite performance of all fully-funded accounts traded pursuant to the Advisor's Leverage 3 trading program during the period presented. The historical performance of the Leverage 3 trading program composite has been retroactively adjusted on a pro forma basis to reflect the approximate cost/fee structure of the Fund. The purpose of this pro forma presentation is to provide an approximation of the rates of return such composite accounts would have achieved had they been traded pursuant to the Fund's cost/fee structure from July 1, 1995. However, there are material limitations inherent in pro forma comparisons. It is not feasible to make all the pro forma adjustments necessary to reflect the effect of all the business terms of the Fund on the actual performance of the accounts in the composite. The pro forma performance of the composite accounts should not be considered to be indicative of how any one account in the composite would have performed had it been subject to the Fund's cost/fee structure.


                  The pro forma calculations were made on a month-to-month basis. That is, the adjustments to fees and income in one month do not affect the actual figures used in the following month for making similar pro forma calculations. Accordingly, the pro forma performance does not reflect on a cumulative basis the effect of the differences between the fees charged and interest earned by the Fund and the fees charged and interest earned by the accounts in the composite. The following assumptions were made in calculating the pro forma rates of return: a General Partner management fee of 3% per annum of month-end Net Assets; a quarterly Advisor incentive fee of 20% of New Trading Profits; operating and administrative expenses of 1% per annum of average annual Net Assets; actual brokerage commissions, ranging from $13.00 to $30.00 per contract per round-turn trade, and actual interest income earned by the accounts in the Leverage 3 trading program composite.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


[Data points for graph]

10/95                     1061.29
11/95                      957.71
12/95                      976.00
 1/96                     1088.93
 2/96                     1086.97
 3/96                     1121.10
 4/96                     1166.50
 5/96                     1219.70
 6/96                     1239.46
 7/96                     1192.93
 8/96                     1199.03
 9/96                     1311.02
10/96                     1351.92
11/96                     1409.65
12/96                     1300.26
 1/97                     1451.74
 2/97                     1501.97
 3/97                     1660.73
 4/97                     1478.55
 5/97                     1609.40
 6/97                     1764.70
 7/97                     2014.94
 8/97                     1808.21
 9/97                     2003.85
10/97                     1829.12
11/97                     1864.26
12/97                     1751.29
 1/98                     1799.72
 2/98                     1987.50
 3/98                     2177.44
 4/98                     2230.48
 5/98                     2238.73
 6/98                     2220.02
 7/98                     2169.81
 8/98                     2832.94
 9/98                     2356.91
10/98                     2825.15
11/98                     3160.26
12/98                     3473.08
 1/99                     3558.11
 2/99                     3542.56
 3/99                     3466.86
 4/99                     3531.59
 5/99                     3334.87
 6/99                     3601.59
 7/99                     3243.19
 8/99                     3243.14
 9/99                     3491.29
10/99                     3329.99
11/99                     3330.66
12/99                     3023.24
 1/00                     2732.71
 2/00                     2615.75
 3/00                     2786.03
 4/00                     2336.92
 5/00                     2216.57
 6/00                     2097.54

                     ADVISOR'S PRO FORMA COMPOSITE AND FUND
                      PERFORMANCE FROM JULY 1, 1995 THROUGH
                                  JUNE 30, 2000



      ADVISOR'S PRO FORMA COMPOSITE AND FUND PERFORMANCE FROM JULY 1, 1995
                                     THROUGH
                                  JUNE 30, 2000



                  2000         1999         1998       1997       1996        1995
                 -----        -----         ----       ----       ----        ----
January           (9.6)%        2.4%         2.8%      11.7%      11.6%

February          (4.3)%       (0.4)%       10.4%       3.5%      (0.2)%

March              6.5%        (2.1)%        9.6%      10.6%       3.1%

April            (16.1)%        1.9%         2.4%     (11.0)%      4.1%

May               (5.2)%       (5.6)%        0.4%       8.9%       4.6%

June              (5.4)%        8.0%        (0.8)%      9.7%       1.6%

July                          (10.0)%       (2.3)%     14.2%      (3.8)%      (1.3)%

August                          0.0%        30.6%     (10.3)%      0.6%       (0.5)%

September                       7.7%       (16.8)%     10.8%       9.3%        6.5%

October                        (4.6)%       19.9%      (8.7)%      3.1%        1.4%

November                        0.0%        11.9%       1.9%       4.3%       (9.8)%

December                       (9.2)%        9.9%      (6.1)%     (7.8)%       1.9%


Year             (30.6)%      (13.0)%       98.3%      34.7%      33.2%       (2.4)%
                 (6 mos.)                                                     (6 mos.)


               ADVISOR'S PRO FORMA COMPOSITE AND FUND PERFORMANCE
                     FROM JULY 1, 1995 THROUGH JUNE 30, 2000



                       PERFORMANCE VS. S&P 500 STOCK INDEX


                            PRO FORMA     INDEX
                            ---------     -----
     Total Return             109.8%      188.8%

     Annualized Return         16.0%       23.6%

     Worst Drawdown           (41.8)%     (15.4)%

     Average Month              1.6%        1.9%

     Best Month                30.6%        9.7%

     Worst Month              (16.8)%     (14.5)%

     Best 12 Months            98.3%       51.9%

     Worst 12 Months          (41.8)%       6.8%

     Positive Months           35          42

     Negative Months           25          18

     *Dividends reinvested



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         THE STOCK INDEX FUTURES MARKETS

STOCK INDEX FUTURES CONTRACTS

                  Stock index futures contracts are contracts made on a commodity exchange and call for cash settlement, at the close of business on the expiration date of the contract, based on the level of the index in question at such time. In addition, under the daily marked-to-market procedure employed by commodity exchanges, there is a cash settlement each day that a trader holds an open position whereby the trader either pays or receives variation margin based on the change in the value of his position since the close of trading on the previous day.

STOCK INDEX OPTIONS

                  An option on a stock index futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking," "strike" or "exercise" price) in the underlying stock index futures contract. Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. The value of an option at any given point in time is a function of market volatility and the price level of the underlying stock index futures contract.

STOCK INDEX FUTURES MARKET PARTICIPANTS

                  The two broad classifications of persons who trade in stock index futures are "hedgers" and "speculators." Financial institutions, pension plans and corporations with large equity portfolios use the stock index futures markets to hedge such portfolios against declines in overall stock index levels. In doing so, such hedgers typically accept the "delta" risk -- i.e., the risk that their actual equity portfolio will perform somewhat differently from the overall market -- for their own account. A pension plan might, for example, decide during a run-up in the S&P 500 Stock Index, that it is prudent to hedge 50% of a $100 million stock portfolio against the risk of the S&P 500 Stock Index level dropping below a certain level. Accordingly, the plan would acquire short positions in the S&P 500 Contract with an aggregate face value of $50 million when the market was at such pre-determined level. For every decline of the Index below such level, the plan would earn $1 on its short futures position for every $2 it lost in its equity portfolio -- plus or minus the extent to which such portfolio overperformed or underperformed the S&P 500 Stock Index. The objective of the hedger is to protect all or a portion of the value of his equity holdings from price declines, rather than to profit from his futures trading. The speculator, on the other hand, risks his capital with the hope of making profits from fluctuations in the price of stock index futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid.

                  The stock index futures markets are also used by a number of market participants as a means of establishing "proxy" or "surrogate" equity portfolios which will be replaced in due course by the acquisition of actual stocks. For example, a money manager might determine that it was appropriate to rebalance an investment company's portfolio by allocating 10% of such fund's overall holdings out of fixed income instruments and into common stocks. To purchase stocks comprising the S&P 500 Stock Index and in a manner which will minimize execution costs might take several days, whereas the manager may believe that a major stock market movement is imminent. In such circumstances, the manager could acquire stock index futures contracts with a gross value equal to 10% of the investment company's portfolio, thereby immediately positioning the fund to take advantage of upward movements in overall equity price levels, and gradually close out futures positions as the fund's brokers gradually acquired the "cash" equity positions in what they considered to be the most advantageous manner.

                  Another group of market participants in the stock index futures markets are institutions which engage in the arbitrage strategy commonly referred to as "program trading." Program trading involves the purchase or sale of a cash equity portfolio and the simultaneous offsetting sale or purchase of stock index futures contracts of the same aggregate face value. The purpose is to capture the pricing differentials which develop between the cash and the futures markets, whereby one is from time to time over- or under-priced with respect to the other, after taking into account the dividends one earns on actual stocks (as opposed to futures) held and the interest one earns on the assets which one would otherwise have to spend to acquire a "cash" equity position, but which one is able to retain if such position is established in the futures markets, in which it is not necessary to acquire any actual stocks. Barring execution "slippage" the arbitrage position established in a classic program trade should be riskless because upon the expiration of the stock index futures contracts acquired, the value of such contracts would equal the value of the "cash" stock index, thereby causing the program traders' futures and cash positions exactly to offset each other.

SPECULATIVE POSITION LIMITS

                  The exchanges have established, and the CFTC has approved, limits, referred to as "speculative position limits," on the maximum net long or net short position that any person (other than a hedger) may hold or control in stock index futures contracts. The position limit for the S&P 500 Contract is very high relative to other stock indices. The principal purpose of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders.

DAILY LIMITS

                  The exchanges have established, and the CFTC has approved, regulations which limit the amount of fluctuation in stock index futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount by which the price of a stock index futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity for delivery in a particular month, it may be difficult, costly or impossible to liquidate positions in that futures contract. Since "daily limits" restrict price movements only for a given trading day, they do not limit ultimate losses.

REGULATION

                  Commodity exchanges in the United States, and trading thereon, are subject to regulation by the CFTC under the CEA. In addition, the various commodity exchanges themselves exercise regulatory and supervisory authority over their members.

                  The CFTC also regulates the activities of "commodity trading advisors" and "commodity pool operators" and has adopted regulations with respect to certain of such persons' activities. Under the CEA, a registered commodity pool operator, such as the General Partner, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require the maintenance of specified books and records and the preparation of disclosure documents by registered commodity pool operators. Pursuant to such authority, the CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The CFTC has delegated substantial authority to review such books, records and documents to the NFA. The CFTC may suspend the registration of a commodity pool operator (i) if the CFTC finds that the operator's trading practices tend to disrupt orderly market conditions, (ii) if any controlling person of the pool operator is subject to an order of the CFTC denying such person trading privileges on any exchange and
(iii) in certain other circumstances. Suspension or termination of the General Partner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were reinstated, from acting as general partner of the Fund, and would be likely to result in the termination of the Fund.

                  The CEA gives similar authority to the CFTC with respect to the activities of "commodity trading advisors," such as the Advisor. If the Advisor's registration as a commodity trading advisor were to be terminated or suspended, it would be unable, until such time (if any) as such registration was reinstated, to render trading advice to the Fund and the Fund's trading activities would be suspended unless the General Partner selected another trading advisor, which would be unlikely.

                  The CEA requires all "futures commission merchants," such as the Futures Broker, to meet and maintain specified financial requirements, account separately for all customers' funds and positions, and maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has, in effect, delegated responsibility to audit compliance with such financial requirements to the commodity exchanges and the NFA. The CEA authorizes the CFTC to regulate trading by futures commission merchants and their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes a reparations procedure under which commodity customers may institute complaints for damages arising from alleged violations of the CEA by persons required to be registered thereunder. The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

                  Limited partners are afforded certain rights to institute reparation proceedings under the CEA for violations of the CEA or of any rule, regulation or order of the CFTC by the General Partner, the Advisor or the Futures Broker.

                  The NFA is a "registered futures association" under Section 17 of the CEA. At the present time, the NFA is the only non-exchange, self-regulatory organization for commodities industry professionals. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership.

                  The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by a member of the NFA, respectively, that such registration or membership in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed such person or such person's trading program or objectives. The registrations and memberships described above must not be considered as constituting any such approval or endorsement.

                  The regulation of futures contract trading in the United States and other countries is a constantly changing area of the law. The various statements made herein are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, commodity exchanges and other regulatory bodies.

MARGIN


                  Initial margin is the minimum amount of funds that must be deposited by a commodity futures trader with his commodity broker in order to initiate futures trading. Maintenance margin is the minimum which must remain on deposit with the broker to maintain the trader's open positions in futures contracts. A margin deposit, like a cash performance bond, helps assure the commodity trader's performance of his obligations under his open positions. The initial margin on the S&P 500 Contract is currently set at just less than approximately 7% of contract value.


                  The minimum amount of margin required to acquire or maintain a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to further protect themselves. Such increased margin requirements may apply to existing positions held by the Fund as well as to positions acquired in the future.

                  When the market value of a particular open commodity futures or option position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call will be made by the trader's commodity broker. If the margin call is not met within a reasonable time, the broker is generally required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Fund's trading, the Fund, and not the limited partners personally, will be subject to margin calls.

                  THE FOREGOING DESCRIPTION OF THE STOCK INDEX FUTURES MARKETS IS INTENDED TO PROVIDE ONLY A SUMMARY OF SELECTED ASPECTS OF THIS INDUSTRY AND SHOULD NOT BE VIEWED AS BEING EITHER COMPREHENSIVE OR EXHAUSTIVE. PROSPECTIVE INVESTORS SHOULD HAVE A GENERAL FAMILIARITY WITH THE STOCK INDEX FUTURES MARKETS AND MAY CONSULT AN INDEPENDENT ADVISER OR CONTACT THE GENERAL PARTNER FOR FURTHER INFORMATION.

                                                                       EXHIBIT A

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                   DATED AS OF
                                FEBRUARY 16, 1999

                                PROFUTURES, INC.
                                 GENERAL PARTNER

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              -----
1.  Continuation and Name.....................................................................................LPA-1
2.  Principal Office..........................................................................................LPA-1
3.  Business..................................................................................................LPA-1
4.  Term, Fiscal Year and Net Assets..........................................................................LPA-1
     (a)  Term................................................................................................LPA-1
     (b)  Fiscal Year.........................................................................................LPA-1
     (c)  Net Assets..........................................................................................LPA-2
5.  Net Worth of General Partner..............................................................................LPA-2
6.  Capital Contributions.....................................................................................LPA-2
7.  Allocation of Profits and Losses..........................................................................LPA-3
     (a)  Capital Accounts....................................................................................LPA-3
     (b)  Allocations; Valuation Dates........................................................................LPA-3
     (c)  Allocation of Profit and Loss for Federal Income Tax Purposes.......................................LPA-3
     (d)  Expenses............................................................................................LPA-4
     (e)  Limited Liability of Limited Partners...............................................................LPA-5
8.  Management of the Fund....................................................................................LPA-5
     (a)  General.............................................................................................LPA-5
     (b)  Fiduciary Duties....................................................................................LPA-6
     (c)  Brokerage Arrangements..............................................................................LPA-6
     (d)  Loans; Investments..................................................................................LPA-6
     (e)  Certain Conflicts of Interest Prohibited............................................................LPA-7
     (f)  Certain Agreements..................................................................................LPA-7
     (g)  No "Pyramiding......................................................................................LPA-7
     (h)  Other Activities....................................................................................LPA-7
9.  Audits and Reports........................................................................................LPA-7
10.  Assigning Units..........................................................................................LPA-8
11.  Redeeming Units..........................................................................................LPA-8
12.  Offering of Units........................................................................................LPA-9
13.  Power of Attorney........................................................................................LPA-9
14.  Withdrawal of a Partner..................................................................................LPA-9
15.  Standard of Liability; Indemnification..................................................................LPA-10
     (a)  Standard of Liability for the General Partner......................................................LPA-10
     (b)  Indemnification of the General Partner by the Fund.................................................LPA-10
     (c)  Indemnification of the Fund by the Partners........................................................LPA-11
16.  Amendments; Meetings....................................................................................LPA-11
     (a)  Amendments with Consent of the General Partner.....................................................LPA-11
     (b)  Amendments and Actions without Consent of the General Partner......................................LPA-12
     (c)  Meetings; Other Voting Matters.....................................................................LPA-12
17.  Benefit Plan Investors..................................................................................LPA-12
     (a)  Investment in accordance with Law..................................................................LPA-12
     (b)  Disclosures and Restrictions Regarding Benefit Plan Investors......................................LPA-13
18.  GOVERNING LAW...........................................................................................LPA-13
19.  Miscellaneous...........................................................................................LPA-13
     (a)  Notices............................................................................................LPA-13
     (b)  Binding Effect.....................................................................................LPA-13
     (c)  Captions...........................................................................................LPA-13
     (d)  Close of Business..................................................................................LPA-13

----------------------------------------------
PROFUTURES, INC.


                                 GENERAL PARTNER

                                     LAP-(i)

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

                  THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this "Agreement") is made as of February 16, 1999, by and among PROFUTURES, INC., a Texas corporation, as general partner (the "General Partner"), and each other party who shall execute a counterpart of this Limited Partnership Agreement as a limited partner or who becomes a party to this agreement as a limited partner by execution of a Subscription Agreement and Power of Attorney or other instrument or otherwise and who is shown on the books and records of the Partnership as a limited partner (individually, a "Limited Partner" and collectively, "Limited Partners") (the General Partner and Limited Partners are collectively referred to herein as "Partners").

                                   WITNESSETH:

                  1.       CONTINUATION AND NAME.

                  The parties hereby form and continue PROFUTURES LONG/SHORT GROWTH FUND, L.P. (the "Fund"), formerly, ProFutures Bull & Bear Fund, L.P., under the Delaware Revised Uniform Limited Partnership Act (the "Act"). This Agreement amends and restates all previous Limited Partnership Agreements of the Fund.

                  2.       PRINCIPAL OFFICE.


                  The principal office of the Fund is c/o the General Partner, 11612 Bee Cave Road, Suite 100, Austin, Texas 78738. The registered office and agent for service of process in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.


                  3.       BUSINESS.

                  The Fund's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of futures contracts on commodities, financial instruments and currencies, spot and forward currency contracts, commodities and options on any of the foregoing, and to engage in all activities incidental thereto on domestic and foreign exchanges and/or through over-the-counter markets. The objective of the Fund's business is appreciation of its assets through speculative trading.

                  4.       TERM, FISCAL YEAR AND NET ASSETS.

                  (a) Term. The Fund began on August 21, 1997 and will dissolve on the earlier of: (1) December 31, 2035; (2) receipt by the General Partner of 90 days' notice to dissolve from Limited Partners owning more than 50% of the outstanding Units; (3) withdrawal, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Fund unless (i) at the time of such event there is at least one remaining general partner of the Fund who carries on the business of the Fund, or (ii) within 90 days after such event a majority in interest of the Limited Partners agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more general partners of the Fund; (4) dissolution of the Fund as otherwise provided in this Agreement; or (5) any other event requiring dissolution.

                  Upon dissolution of the Fund, the General Partner, or another person approved by a majority of the Units, shall act as liquidator trustee.

                  (b) Fiscal Year. January 1 through December 31.


                                     LPA-1

                  (c) Net Assets. The "Net Assets" of the Fund are its assets less its liabilities, determined in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures and options on futures positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, irrespective of whether such liabilities -- for example, incentive fees -- may in fact never be paid), in each case as determined by the General Partner generally in accordance with Generally Accepted Accounting Principles. The General Partner's interest in the Fund shall be represented by Units of General Partnership Interest. Interests in the Fund, other than the Units of General Partnership Interest of the General Partner, shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The "Net Asset Value per Unit" shall mean the Net Assets divided by the number of Units outstanding. The Fund may issue an unlimited number of Units of Limited Partnership Interest at the Net Asset Value per Unit.

                  5.       NET WORTH OF GENERAL PARTNER.

                  The General Partner agrees that it will maintain a net worth of not less than the greater of $50,000 or at least 5% of the total contributions to the Fund and all other partnerships of which the General Partner is general partner. For these purposes, Net Worth shall be calculated in accordance with generally accepted accounting principles, consistently applied, with all current assets valued at then current fair market values, and may include promissory notes or stock subscriptions issued to the General Partner by its affiliates or other persons, including the Fund's commodity broker. In no event shall the General Partner be required to maintain a net worth in excess of $1,000,000. This net worth agreement may be modified if such change meets applicable state securities laws or guidelines.

                  6.       CAPITAL CONTRIBUTIONS.

                  The General Partner and/or its principals and affiliates shall make contributions to the capital of the Fund in amounts which equal at least 1% of the aggregate capital contributions to the Fund (including the General Partner's contribution). The General Partner and/or its principals and affiliates shall not reduce by withdrawal the aggregate interest in the capital of the Fund to less than a 1% interest in the capital, income and losses of the Fund from time to time. The General Partner and/or its principals and affiliates may withdraw any portion of its interest in the Fund which is in excess of its required interest described above. The Partners' contributions to the capital of the Fund shall be as shown in the books and records of the Fund.

                  The General Partner may on behalf of the Fund admit additional Limited Partners to the Fund in compliance with applicable law and may issue and sell Units to them. After the admission of each new Partner, the General Partner's (and its principals and affiliates) interest in the capital, income and losses of the Fund shall always be at least 1%. The General Partner is authorized to take such action and make such arrangements for the issue and sale of such Units, if any, as it deems appropriate.

                  All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Fund shall cancel the Units issued to such subscriber represented by such returned check or draft. Any losses or profits sustained by the Fund in connection with the Fund's commodity trading allocable to such canceled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Partners as described in Section
7. The Fund may require a Partner to reimburse the Fund for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any such Limited Partnership Interests issued to him.

                  The Partners' respective capital contributions shall be as shown on the books and records of the Fund.


                                     LPA-2

                  7.       ALLOCATION OF PROFITS AND LOSSES.

                  (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each capital account shall be the amount initially contributed to the Fund with respect to Units allocated to that account, net of organizational or other similar charges. For purposes of this Section, the general partnership interest of the General Partner shall be treated on a Unit-equivalent basis.

                  (b) Allocations; Valuation Dates. As of the close of business (as determined by the General Partner) on the last day of each month and on each redemption date (including any Special Redemption Date), the following determinations and allocations shall be made.

                        (1) The Net Assets of the Fund shall be determined.

                        (2) Any increase or decrease in the Net Assets of the
            Fund as compared to the last such determination of Net Assets shall be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

                        (3) The amount of any distribution to a Partner, any
            amount paid upon redemption of Units and any amount paid to the General Partner on withdrawal of its interest in the Fund shall be charged to the Partner's capital account.

                        (4) The Net Asset Value of a Unit shall be determined.

                  (c) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Fund's profit or loss shall be allocated among the Partners for federal income tax purposes pursuant to the following subparagraphs. If the allocations contained herein were determined to lack "substantial economic effect," each Limited Partner's distributive share of items of Fund income, gain, loss, deduction or credit shall be determined in accordance with such Partner's interest in the Fund (taking into account all the facts and circumstances).

                        (1) Items of operating income, including, without
            limitation, interest and items of operating expense, including, if applicable, legal, accounting and administrative expenses shall be allocated to each Partner by allocating such items which accrued during each month among the persons who were Partners during such month in the ratio that each such Partner's capital account bears to all such Partners' capital accounts at the end of such month.

                        (2) Net realized capital gain or loss and any net gain
            or loss from Section 988 of the Internal Revenue Code of 1986, as amended (the "Code"), transactions associated with the Fund's trading activities shall be allocated in the following manner:

                        (aa) For the purpose of allocating the Fund's net
                  realized capital gain or loss and any net gain or loss from Code Section 988 among the Partners, there shall be established a tax allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid to the Fund for the Units (net of any organization and offering charges). Allocation accounts shall be adjusted as of the end of each fiscal year as follows.

                              (i) Each allocation account shall be increased by
                        the amount of income allocated to the holder of the Unit with respect to the Unit pursuant to subparagraph (c)(1) above and subparagraphs (bb) and (cc) below.

                              (ii) Each allocation account shall be decreased by
                        the amount of expense or loss allocated to the holder of the Unit with respect to the Unit pursuant to subparagraphs (c)(1) above and subparagraphs (dd) and
                        (ee) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

                              (iii) When a Unit is redeemed, the allocation
                        account with respect to such Unit shall be eliminated.


                                     LPA-3

                        (bb) Net realized capital gain shall be allocated first
                  to each Partner who has redeemed a Unit during the fiscal year up to the excess, if any, of the amount received upon redemption of the Unit over the allocation account attributable to the redeemed Unit. If the gain to be so allocated to all Partners who have redeemed Units during a fiscal year is less than the excess of all such amounts received upon redemption over all such allocation accounts, the entire capital gain for such fiscal year shall be allocated among all such Partners in the ratio that each such Partner's excess bears to the aggregate excess of all such Partners who redeemed Units during such fiscal year.

                        (cc) Net realized capital gain remaining after the
                  allocation thereof pursuant to subparagraph (bb) shall be allocated next among all Partners whose capital accounts are in excess of the Units' tax allocation accounts (after the adjustments in subsection (bb)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this subsection
                  (cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

                        (dd) Net realized capital loss shall be allocated first
                  to each Partner who has redeemed a Unit during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Unit over the amount received upon redemption of the Unit. If the loss to be so allocated to all Partners who have redeemed Units during a fiscal year is less than the excess of all such allocation accounts over all such amounts received upon redemption, the entire capital loss for such fiscal year shall be allocated among all such Partners in the ratio that each such Partner's excess bears to the aggregate excess of all such Partners who redeemed Units during such fiscal year.

                        (ee) Net realized capital loss remaining after the
                  allocation thereof pursuant to subsection (dd) shall be allocated next among all Partners whose tax allocation accounts (after the adjustments in subsection (dd)) are in excess of their capital accounts in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this subsection
                  (ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

                        (ff) In the event that Units have been assigned with the
                  consent of the General Partner, the allocations prescribed by this Section 7(c) shall be made with respect to such Units without regard to the assignment except that in the year of assignment the allocations prescribed by Section 7(c)(1) shall be divided between the assignor and the assignee based on the number of whole months each held the assigned Units. For purposes of this Section 7(c), tax allocations shall be made to the General Partner's general partnership interest on a Unit-equivalent basis.

                        (gg) The allocations of profit and loss to the Partners
                  in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding. The purpose of the foregoing allocations is to allocate taxable income so as nearly as possible to have Limited Partners' tax basis accounts equal to their capital accounts as provided by the Code, including without limitation a "Qualified Income Offset."

                        (3) For the purposes of this Section 7(c), net realized
            capital gain or loss shall include any gain or loss required to be taken into account under Section 1256 of the Code.

                  (d) Expenses. Operating, administration and all other expenses and liabilities of the Fund shall be paid by the Fund. The General Partner shall be reimbursed for any such expenses incurred on behalf of the Fund. The Fund shall pay any extraordinary charges (such as taxes) incidental to its trading or otherwise.

                  The General Partner shall be entitled to charge Limited Partners upon admission to the Fund an organizational charge of 1% of Net Asset Value to reimburse the General Partner or an affiliate thereof for any and all costs and expenses paid by it which are related to the organization of the Fund, as well as the initial and any future offering of Units. Such organizational and offering expenses shall include all expenses incurred by the Fund


                                     LPA-4
in connection with and in preparing the Fund's Units for registration or exemption therefrom, and subsequently offering and distributing its Units to investors, on a public or private basis including, but not limited to, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

                  The Fund shall pay to the General Partner a management fee equal to 1/4 of 1% of month-end Net Assets (3% annually). Net Assets for this purpose are calculated after brokerage commissions, operating and administrative expenses and incentive fees paid or accrued as of such month-end. The management fee shall be accrued as required herein and paid as soon as practicable, but no later than the end of the month following the month in which the fee accrued. The management fee will be pro-rated for partial periods and any interim capital contributions and capital withdrawals.

                  The Fund shall pay all routine charges incidental to trading (including, without limitation, brokerage commissions, exchange, clearinghouse, regulatory, floor brokerage and "give-up" fees) and any extraordinary charges incidental to trading (for example insurance or delivery charges). The General Partner shall be reimbursed promptly for any operating, administration and other expenses and liabilities incurred on behalf of the Fund. None of the General Partner's "overhead" expenses (including, but not limited to, salaries, rent and travel expenses) may be charged to the Fund.

                  The General Partner pays the costs of the continuous offering of the Units. The General Partner pays the selling commissions (if any) and ongoing compensation due on the Units.

                  Any goods and services provided to the Fund by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Fund's account shall be billed directly to the Fund.

                  The Fund will pay any taxes applicable to it and any charges incidental to its trading.

                  The Fund's brokerage commissions shall not exceed 14% of the Fund's average month-end Net Assets during the preceding year.

                  The Fund's organizational and offering expenses, as defined in the North American Securities Administrators Association, Inc. Guidelines (the "NASAA Guidelines"), shall not exceed 15% of the capital contributions to the Fund.

                  No item of compensation, as described in Section IV.C. of the NASAA Guidelines, paid by the Fund to any party may be increased without prior written notice to Limited Partners within sufficient time for them to redeem prior to such increase becoming effective. Such notification shall contain a description of Limited Partners' voting and redemption rights as well as a description of any material effect of such increase.

                  (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall be fully-paid and nonassessable, except as otherwise provided by law. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, no Limited Partner shall be liable for Fund obligations in excess of the capital contributed by him, plus his share of undistributed profits and assets (including his obligation, as required by law, under certain circumstances to return to the Fund distributions and returns of contributions).

                   8.       MANAGEMENT OF THE FUND.

                  (a) General. The General Partner shall manage the business of the Fund.

                  The General Partner shall determine what distributions, if any, shall be made to the Partners.

                  The General Partner may take such actions relating to the business of the Fund as the General Partner deems necessary or advisable and which are consistent with the terms of this Agreement.


                                     LPA-5

                  In addition to any specific contract or agreements described herein, the Fund, and the General Partner on behalf of the Fund, may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus for the Units current at the time the General Partner entered into such contract (the "Prospectus") without any further act, approval or vote of any Partner other than the General Partner, notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations; provided, however, that such contracts or agreements are entered only in the normal course of the Fund's business as described in the Prospectus and do not include investments in other partnerships, joint ventures or other similar arrangements.

                  The General Partner is specifically authorized, without limitation, by each Limited Partner to enter into the cash management arrangements described under "Use of Proceeds, Interest Income Arrangements" in the Prospectus.

                  The General Partner is hereby specifically authorized to enter into, deliver and perform on behalf of the Fund, the business arrangements referred to in the Prospectus.

                  The General Partner may engage such persons as the General Partner in its sole judgment shall deem advisable for operating the business of the Fund; provided, that no such arrangement shall allow brokerage commissions above those described in the Prospectus or permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus, whichever is higher.

                  Any material change in the Fund's basic investment policies or structure requires the approval of a majority of the Units.

                  The General Partner is the "tax matters partner" of the Fund.

                  The General Partner has authority to cause the Fund to take such actions as it may deem appropriate, subject to the fiduciary obligations and other restrictions applicable to the General Partner as general partner of the Fund.

                  (b) Fiduciary Duties. The General Partner shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund, provided that the General Partner shall not be obligated to engage in any conduct on behalf of the Fund to the detriment of any other commodity pool to which the General Partner owes similar fiduciary duties. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under the common law.

                  The General Partner shall have fiduciary responsibility for, among other things, the safekeeping and use of all Fund assets, whether or not in its immediate control; and the General Partner shall not employ, or permit another to employ, such assets other than for the benefit of the Fund. The interest arrangements with the Futures Broker shall not be deemed a violation of the General Partner's fiduciary duties provided they comply with NASAA Guideline IV.C.4.a (2).

                  The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The General Partner will take no actions with respect to the property of the Fund which do not benefit the Fund.

                  (c) Brokerage Arrangements. The Fund's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions.

                  The brokerage fees paid by the Fund may not exceed the amount permitted under applicable NASAA Guidelines in effect as of the date hereof.

                  (d) Loans; Investments. The Fund shall not make loans, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker or clearinghouse or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes).


                                     LPA-6

                  (e) Certain Conflicts of Interest Prohibited. No person or entity may receive, directly or indirectly, any advisory fees or incentive fees from entities in which the Fund participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Fund; and no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, the General Partner or any of their respective affiliates. Such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Fund shall be affiliated with the Fund's commodity broker, the General Partner or any of their affiliates.

                  (f) Certain Agreements. Any agreements between the Fund and the General Partner or any affiliate of the General Partner shall be terminable by the Fund on no more than 60 days' written notice.

                  All trading advisors used by the Fund must satisfy the experience requirements of the NASAA Guidelines.

                  The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

                  (g) No "Pyramiding." The Fund is prohibited from "pyramiding," as such term is defined in section I.B. of the NASAA Guidelines.

                  (h) Other Activities. The General Partner engages in other business activities and shall not be required to refrain from any such activities, whether or not in competition with the Fund. Neither the Fund nor any of the Partners shall have any rights in such activities. Limited Partners may similarly engage in any such other business activities.

                  The General Partner shall devote to the Fund such time as the General Partner deems advisable to conduct the Fund's business.

                  9.       AUDITS AND REPORTS.

                  The Fund's books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Limited Partner to receive (i) within 90 days after the close of each fiscal year certified financial statements of the Fund for the fiscal year then ended,
(ii) in no event later than March 15 of each year all tax information relating to the prior fiscal year necessary to complete his federal income tax return and
(iii) such other information as the CFTC may by regulation require.

                  The General Partner shall include in the annual financial statements sent to Limited Partners an estimate of the brokerage rate paid by the Fund during the preceding year as a percentage of average Net Assets.

                  The Fund will seek the best price and services available on its commodity brokerage transactions and will, with the assistance of the Fund's commodity broker, make an annual review of the Fund's commodity brokerage arrangements. In connection with such review, the General Partner will determine, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Fund, in order to assess whether the rates charged to the Fund are reasonable in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not so reasonable, the General Partner will notify the Limited Partners, describing the rates charged to the Fund and several funds which are, in the General Partner's opinion, comparable to the Fund.

                  Limited Partners or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as Limited Partners in the Fund, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Limited Partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partners' interest in the Fund.


                                     LPA-7

                  The General Partner shall calculate the Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

                  The General Partner will send written notice to each Limited Partner within seven days of (i) any decline in the Fund's Net Asset Value per Unit to 50% or less of such Net Asset Value as of the previous month-end, (ii) any material change in its agreement with the Advisor or any modification in connection with the method of calculating the incentive fee due to the Advisor or (iii) any material change affecting the compensation of any party. Any such notice shall contain a description of Limited Partners' voting rights.

                  The General Partner shall maintain and preserve all Fund records for a period of not less than 6 years. In particular, and not by way of limitation, the General Partner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Limited Partners, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six (6) years after Units are sold to such persons.

                  10.      ASSIGNING UNITS.

                  Each Limited Partner agrees that he will not assign, transfer or otherwise dispose of any interest in his Units in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition of Units shall be effective against the Fund or the General Partner until the first day of the month following the month in which the General Partner receives such notice. The General Partner may, in its sole discretion, waive any such notice. The General Partner will send written confirmation to both the transferors and transferees of Units that the transfers in question have been duly recorded on the Fund's books and records.

                  Each Limited Partner agrees that any transferee may become a substituted Limited Partner without the consent of any Limited Partner.

                  11.      REDEEMING UNITS.

                  Units may be redeemed as of the close of business (as determined by the General Partner) in Austin, Texas on the last day of any month, provided that (i) all liabilities, contingent or otherwise, of the Fund have been paid or there remains property of the Fund sufficient to pay them and
(ii) the Fund has received written notice of redemption at least ten (10) days before the last day of such month, or such lesser period as shall be acceptable to the General Partner.

                  Any number of whole Units may be redeemed. Fractional Units may only be redeemed upon redemption of a Limited Partner's entire interest in the Fund. Redemption requests must be in writing, unless the General Partner determines otherwise.

                  In the event that the Net Assets of the Fund has, as of the close of business on any business day, declined to a level equal to less than fifty percent (50%) of the Net Assets of the Fund at the end of the preceding month (adjusted for contributions, redemptions and distributions), the General Partner shall so notify the Limited Partners within seven (7) business days thereafter and shall suspend new trading and liquidate all positions as promptly as practicable. The General Partner, in its notification, will set a date ten
(10) business days after the notice date as of which Limited Partners may redeem their Units. The General Partner shall mail notice of such date to each Limited Partner and assignee of Units of whom it has received written notice, by first class mail, postage prepaid, together with instructions as to the procedure such Limited Partner or assignee must follow to have such Limited Partner's or assignee's interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner) in the Fund redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice, shall receive from the Fund an amount equal to the Net Asset Value of such Limited Partner's interest, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the General Partner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be


                                     LPA-8
redeemed. After such Special Redemption Date, the Fund may, in the discretion of the General Partner, resume trading. If the General Partner determines not to resume trading, the Fund will be terminated.

                  The General Partner may, in its discretion, declare additional regular redemption dates for Units, permit certain Limited Partners to redeem at other than month-end and waive the 10-day notice period otherwise required to effect redemptions.

                  The General Partner may declare additional Special Redemption Dates upon notice to the Partners and assignees of whom the General Partner has received notice. In the event the General Partner does, in its discretion, declare a Special Redemption Date, the General Partner may, in its notice of such Special Redemption Date modify the circumstances under which the General Partner is again required to declare a Special Redemption Date, as set forth in the preceding paragraph.

                  The General Partner may require a Limited Partner to redeem all or part of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Fund, and will use best efforts to do so to the extent necessary to prevent the Fund from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code.

                  Payment in respect of Units redeemed will be made (by mailing a check) as promptly as practicable after the effective date of redemption or the Special Redemption Date, but in no event more than thirty (30) days thereafter. However, under special circumstances including, but not limited to, inability to liquidate commodity positions due to the operation of daily limits or otherwise as of such redemption or Special Redemption Date, or default or delay in payments due the Fund from futures brokers, banks, dealers or other persons, the Fund may, in turn, delay payment to Partners requesting redemption of Units of the proportionate part of the Net Asset Value of the Units being redeemed represented by the sums which are the subject of such circumstances.

                  All redemptions will be made at Net Asset Value as of the effective day of redemption.

                  12.      OFFERING OF UNITS.

                  The General Partner may, in its discretion, continue or terminate the offering of the Units on a public or private basis.

                  All sales of Units in the United States will be conducted by registered brokers.

                  13.      POWER OF ATTORNEY.

                  Each Limited Partner hereby irrevocably appoints the General Partner and each officer of the General Partner, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, deliver and file, record in public offices and publish: (i) this Agreement, including any amendments; (ii) certificates of limited partnership or assumed name, including amendments, with respect to the Fund; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Fund in the State of Delaware and any other jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Partners under the laws of any jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be deemed to be coupled with an interest, shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

                  14.      WITHDRAWAL OF A PARTNER.

                  The Fund shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Fund is continued pursuant to the terms of Section 4(a)(3). In addition, the General Partner may withdraw from the Fund, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner and each assignee of whom the General Partner has notice. If the General


                                     LPA-9

Partner withdraws as general partner, and the Fund's business is continued pursuant to the terms of Section 4(a)(3)(ii), the withdrawing General Partner shall pay all expenses incurred by the Fund as a result of its withdrawal.

                  The General Partner may not assign its general partner interest or its obligation to direct the trading of the Fund's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

                  A Limited Partner ceasing to be a Limited Partner will not terminate or dissolve the Fund. No Limited Partner, including such Limited Partner's estate, custodian or personal representative, shall have any right to redeem or value such Limited Partner's interest in the Fund except as provided in Section 11. Each Limited Partner agrees that in the event of his death, he waives on behalf of himself and of his estate, and directs the legal representatives of his estate and any person interested therein to waive, any inventory, accounting or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund; provided, however, that nothing in this Section 14 shall waive any right for a Limited Partner, including such Limited Partner's estate, custodian or personal representative, to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other pertinent information from the General Partner or the Fund, to redeem or transfer Units or to exercise any other right granted to Limited Partners under this Agreement.

                  15.      STANDARD OF LIABILITY; INDEMNIFICATION.

                  (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Fund or to any Partner for any loss suffered by the Fund which arises out of any action or inaction of the General Partner or its Affiliates, if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct on behalf of the General Partner or its Affiliates.

                  (b) Indemnification of the General Partner by the Fund. To the fullest extent permitted by law, subject to this Section 15, the General Partner and its Affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided, that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Fund; and provided further, that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

                  Notwithstanding anything to the contrary contained in the preceding paragraph, none of the General Partner, its Affiliates or any persons acting as selling agent for the Units shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                  In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board, the Missouri Securities Division and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

                  The Fund shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

                  For the purposes of this Section 15, the term, "Affiliates," shall mean any person acting on behalf of or performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities


                                     LPA-10
of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

                  Advances from Fund assets to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

                  Advances from Fund assets to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Fund in cases in which they would not be entitled to indemnification under the standard of liability set forth in
Section 15(a).

                  In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

                  In no event shall any indemnification permitted by this
Section 15(b) be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.

                  In no event shall any indemnification obligations of the Fund under this Section 15(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(e).


                  (c) Indemnification of the Fund by the Partners. In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Limited Partner's activities, obligations or liabilities unrelated to the Fund's business, or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Limited Partner or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Fund in violation of this Agreement, such Limited Partner shall indemnify and reimburse the Fund for all such loss and expense incurred, including reasonable attorneys' fees.


                  16.      AMENDMENTS; MEETINGS.

                  (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. Such vote shall be taken at least 30 but not more than 60 days after delivery by the General Partner to each Limited Partner of record by certified mail of notice of the proposed amendment and voting procedures. The General Partner may also amend this Agreement without the consent of the Limited Partners in order: (i) to clarify any clerical inaccuracy or ambiguity or reconcile any clerical inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iii) to attempt to ensure that the Fund is taxed as a partnership; (iv) to qualify or maintain the qualification of the Fund as a limited partnership in any jurisdiction; (v) to change this Agreement as required by the Staff of the Securities and Exchange Commission, any other federal agency or any state "Blue Sky" official or in order to opt to be governed by any amendment or successor statute to the Act;
(vi) to make any amendment to this Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners;
(vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to avoid causing the assets of the Fund from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan; and (viii) to make any amendment to this Agreement required by law.


                                     LPA-11

                  (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to Section 16(c), upon the affirmative vote of a majority of the Units, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that the approval of all Limited Partners shall be required in the case of amendments changing or altering this
Section 16, extending the term of the Fund or materially changing the Fund's basic investment policies; (ii) the Fund may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General Partner withdraws from the Fund; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the General Partner or any of its affiliates may be disapproved of and terminated without penalty upon 60 days' notice.

                  No reduction of any Limited Partner's capital account or modification of the percentage of profits, losses or distributions to which a Limited Partner is entitled shall be made without such Limited Partner's written consent;

                  (c) Meetings; Other Voting Matters. Any Limited Partner may for a purpose related to his status as a Limited Partner obtain from the General Partner, provided that reasonable copying and mailing costs are paid in advance, a list of the names, addresses and number of Units held by each Limited Partner. Such list will be mailed by the General Partner within ten days of the receipt of the request; provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes.

                  Upon receipt of a written proposal, signed by Limited Partners owning at least 10% of the Units, that a meeting of the Fund be called to vote on any matter on which the Limited Partners are entitled to vote, the General Partner will, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call the meeting. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time for such meeting, as well as its purpose. Such notice shall establish a record date for Limited Partners entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

                  In determining whether a majority of the Units has approved an action or amendment, only Units owned by Limited Partners shall be counted. Any Units acquired by the General Partner or any of its Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

                  The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

                  In the event that this Agreement is to be amended in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

                  17.      BENEFIT PLAN INVESTORS.

                  (a) Investment in accordance with Law. Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA, a "plan" as defined in Section 4975 of the Code (collectively, a "Plan"), and each fiduciary who has caused a Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Fund in light of the risks relating thereto; (b) the Plan Fiduciary has determined that the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Fund does not violate the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisor(s), any cash manager, the Fund's futures broker, any selling agents and any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, the Fund's advisor(s), any cash


                                     LPA-12
manager, the Fund's futures broker, any selling agents and any of their respective affiliates; and (iii) is qualified to make such investment decision.

                  (b) Disclosures and Restrictions Regarding Benefit Plan Investors. Each Limited Partner that is a "benefit plan investor" (defined as any Plan, any other employee benefit plan as defined in but not subject to ERISA and any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any employee benefit plan or plan) represents that the individual signing the Subscription Agreement and Power of Attorney has disclosed such Limited Partner's status as a benefit plan investor in the Subscription Agreement and Power of Attorney. Each Limited Partner that is not a "benefit plan investor" represents and agrees that if at a later date such Limited Partner becomes a benefit plan investor, such Limited Partner will immediately notify the General Partner of such change of status. Notwithstanding anything herein to the contrary, the General Partner, on behalf of the Fund, may take any and all action including, but not limited to, refusing to admit persons as Limited Partners or refusing to accept additional capital contributions, and requiring the redemption of the Units of any Limited Partner in accordance with
Section 11 hereof, as may be necessary or desirable to avoid having the assets of the Fund be considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any Plan.

                  18.      GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE FOREGOING CHOICE OF LAW SHALL NOT RESTRICT THE APPLICATION OF ANY STATE'S SECURITIES LAWS TO THE SALE OF UNITS TO ITS RESIDENTS OR WITHIN SUCH STATE.

                  19.      MISCELLANEOUS.

                  (a) Notices. All notices under this Agreement must be in writing and will be effective upon personal delivery, or if sent by first class mail, postage prepaid, upon the deposit of such notice in the United States mail.

                  (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties hereto and all parties indemnified under Section 15, as well as their respective successors and assigns, custodians, estates, heirs and personal representatives.

                  For purposes of determining the rights of any Partner or assignee hereunder, the Fund and the General Partner may rely upon the Fund records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

                  (c) Captions. Captions are not part of this Agreement.

                  (d) Close of Business. The General Partner will decide when the close of business occurs.

                  THE PARTIES HEREBY EXECUTE THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

GENERAL PARTNER:                          LIMITED PARTNERS:

PROFUTURES, INC.                          PROFUTURES, INC.
                                          Attorney-in-Fact

By /s/ GARY D. HALBERT                    By /s/ GARY D. HALBERT
   ------------------------                  ------------------------
   Gary D. Halbert                           Gary D. Halbert
   President                                 President


                                     LPA-13

                                                    INSTRUCTIONS TO EXHIBIT B --
                                                      SUBSCRIPTION AGREEMENT AND
                                                               POWER OF ATTORNEY


                         INSTRUCTIONS FOR NEW INVESTORS

                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.


         1. COMPLETE SUBSCRIPTION AGREEMENT & POWER OF ATTORNEY. This application is attached. After reading, please turn to the last page and fill in the requested information.

         2. MAKE CHECK PAYABLE TO "PROFUTURES LONG/SHORT GROWTH FUND, L.P." Your check and the Subscription Agreement should be dated the same.


                                    [GRAPHIC]


                  Minimum Investment - $10,000 (or $5000 for additions and
                  IRA's).

         3. MAIL THE SUBSCRIPTION AGREEMENT AND YOUR CHECK IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. IT'S THAT EASY!

                  YOUR INVESTMENT WILL BE PROCESSED THE SAME DAY WE RECEIVE IT AND BECOME EFFECTIVE AT THE END OF THE MONTH. WE WILL IMMEDIATELY MAIL YOU A CONFIRMATION, AND YOU WILL THEREAFTER RECEIVE A DETAILED ACCOUNT STATEMENT EVERY MONTH.

                    QUESTIONS? CALL TOLL-FREE 1-800-348-3601

                             ADDITIONAL INSTRUCTIONS

(SEE REVERSE SIDE FOR INFORMATION)
COMPLETING THE APPLICATION

1. To be accepted, each new account must include a Subscription Agreement with a correct Social Security number(s) or Tax ID number. The Subscription Agreement and your check must be dated the same.

2. To be accepted, all checks must be made payable to the name of the Fund-- PROFUTURES LONG/SHORT GROWTH FUND, L.P.--and dated the same as the Subscription Agreement.


3. The Subscription Agreement and check should be mailed to: PROFUTURES FINANCIAL GROUP, INC., 11612 BEE CAVE RD., SUITE 100, AUSTIN, TEXAS 78738. For your convenience, we have enclosed a postage-paid return envelope for this purpose.


TYPES OF ACCOUNTS

JOINT: There are two types. In a "Joint Tenants with Right of Survivorship" (JTWROS) account, if one of the purchasers dies, that person's share of the account is automatically transferred to the other. In a "Tenants in Common" (TENCOM) account, if one person dies, that person's share is included in their estate and disposed of accordingly. Please check the blank to indicate which you prefer. BOTH OF YOU MUST SIGN THE AGREEMENT ("FIRST PURCHASER" AND "SECOND PURCHASER").

TRUST: Fill in the complete name of the Trust as "first purchaser". The trustee then signs the Agreement on behalf of the trust. PRINT the trustee's name beneath the signature. Also enclose a copy of the first page, those pages of your trust document authorizing the trustee to make such investments, and the signature page of the trust agreement.

CORPORATIONS & PARTNERSHIPS: Fill in the complete name of the corporation or partnership as "first purchaser". The agreement should be signed by a corporate officer or partner. PRINT this person's name beneath their signature. Please enclose copies of the partnership agreement or a corporate resolution authorizing the officer to sign.

PENSION PLAN: Fill in the complete name of the plan as "first purchaser," and have the plan trustee sign the agreement. Please PRINT the trustee's name beneath the signature. Also enclose copies of documents verifying the trustee's authority to make investments of this type.


INDIVIDUAL RETIREMENT ACCOUNT (IRA): It is possible to invest in the Fund through an IRA. You must have a "Custodian" to hold your account. ProFutures is not a custodian. Many banks and trust companies offer this service; you are free to use anyone you wish. Call our office for information.


PLEASE CONSULT THE "SUMMARY OF INCOME TAX CONSEQUENCES" IN THE PROSPECTUS AND YOUR TAX ADVISOR BEFORE INVESTING YOUR IRA OR PENSION PLAN IN THE FUND.

DO NOT SEND IRA CONTRIBUTIONS DIRECTLY TO THE FUND OR PROFUTURES. ALL IRA ACCOUNTS MUST FIRST BE SENT TO A CUSTODIAN.

QUESTIONS: If you have any questions, feel free to call and speak with one of our Representatives who will be most happy to assist you.

                          CALL TOLL FREE 1-800-348-3601

08/00                                                                  EXHIBIT B



                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                       (TO BE EXECUTED BY ALL PURCHASERS)


PROFUTURES LONG/SHORT GROWTH FUND, L.P.           11612 BEE CAVE ROAD, SUITE 100
C/O PROFUTURES FINANCIAL GROUP, INC.                         AUSTIN TEXAS, 78738



         By executing page 4 of this Subscription Agreement and Power of Attorney (hereafter, the "Subscription Agreement"), you irrevocably subscribe for Units of Limited Partnership Interest in the Fund. You have enclosed the sum of $__________ (minimum $10,000 or $5,000 for IRAs and retirement plans). Subscriptions, whether checks or wire transfers, should be made payable to "ProFutures Long/Short Growth Fund, L.P." If this Subscription Agreement is accepted, you agree to contribute the amount enclosed to the Fund and to be bound by the terms of the Second Amended and Restated Limited Partnership Agreement, as it may be amended from time to time.

         You understand and agree that this subscription may be accepted or rejected by the General Partner, in whole or in part, in its sole and absolute discretion. You hereby acknowledge and agree that this Subscription Agreement shall survive: (i) changes in the transactions, documents and instruments described in the Prospectus which are not material; (ii) your death or disability; and (iii) the acceptance of this subscription by the General Partner.

         Your subscription should be submitted by the 25th of the month preceding the month in which you plan to invest.

REPRESENTATIONS AND WARRANTIES


         By executing this Subscription Agreement, you represent and warrant to the Fund, the General Partner and their respective affiliates (i) that you have received the current Prospectus of the Fund (both the Disclosure Document and Statement of Additional Information) together with a recent monthly report; (ii) that you are of legal age and legally competent to execute this Subscription Agreement; (iii) that you satisfy the applicable requirements relating to net worth and annual income set forth below under "Investor Suitability Requirements"; (iv) that your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the following representations as to net worth and annual income apply to such minor personally; (v) if you are subscribing in a representative capacity, that you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units; and (vi) if required to be, that you are registered with the Commodity Futures Trading Commission or are a member of the National Futures Association.


         The foregoing information which has been provided to the General Partner is true and accurate as of the date hereof and shall be true and accurate as of the date of your admission to the Fund as a limited partner. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to your admission as a limited partner, you will give written notice of such fact to the General Partner, specifying which representation, warranty or information is not true and accurate and the reason therefor.

POWER OF ATTORNEY

         By executing this Subscription Agreement below, you: (i) acknowledge the accuracy of all statements herein and (ii) appoint the General Partner to act as your true and lawful attorney and agent to execute the Limited Partnership Agreement and to file any documents or take any action required for the Fund to carry out its business activities. In addition, by executing this Subscription Agreement you waive on behalf of yourself and your estate the furnishing of any inventory, accounting or appraisal of the assets of the Fund; provided that such waiver does not extend to any rights granted a Limited Partner under the Limited Partnership Agreement.

BENEFIT PLAN INVESTORS

         The undersigned must check the box on page 3 if the Purchaser is a "benefit plan investor." The term "benefit plan investor" refers to (i) any "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), regardless of whether it is subject to ERISA,
(ii) any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) any entity deemed for any purpose of ERISA or
Section 4975 of the Code to hold assets of any such employee benefit plan or plan.

         If the undersigned is not a benefit plan investor, on the date this Subscription Agreement and Power of Attorney is signed, the undersigned agrees to notify the General Partner immediately if the undersigned becomes a benefit plan investor.

BINDING AGREEMENT; GOVERNING LAW

         This Subscription Agreement and the representations and warranties contained herein shall be binding upon you, your heirs, executors, administrators and other successors. If there is more than one signatory hereto, your obligations, representations, warranties and agreements are made jointly and severally.

         This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.


--------------------------------------------------------------------------------
PROFUTURES LONG/SHORT GROWTH FUND, L.P.                         EXHIBIT B PAGE 1

INVESTOR SUITABILITY REQUIREMENTS

         YOU UNDERSTAND THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (i) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (ii) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH (SIMILARLY CALCULATED) OF AT LEAST $45,000. RESIDENTS OF THE FOLLOWING STATES MUST MEET THE SPECIFIC REQUIREMENTS SET FORTH BELOW (NET WORTH IS, IN ALL CASES, TO BE CALCULATED EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES).

(1) I understand that the investment requirements, as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") as defined under the Internal Revenue Code set forth below opposite the state in which I purchase, apply to my subscription:

Alaska              $225,000      NW         or       $60,000           NW           and       $60,000     AI
Arizona             $225,000      NW         or       $60,000           NW           and       $60,000     TI
California          $225,000      NW         or       $60,000           NW           and       $60,000     TI
-Iowa               $225,000      NW         or       $60,000           NW           and       $60,000     TI
Kansas              $225,000      NW         or       $60,000           NW           and       $60,000     TI
+Maine              $200,000      NW         or       $50,000           NW           and       $50,000     AI
Massachusetts       $225,000      NW         or       $60,000           NW           and       $60,000     TI
Michigan            $225,000      NW         or       $60,000           NW           and       $60,000     TI
Mississippi         $225,000      NW         or       $60,000           NW           and       $60,000     TI
Missouri            $225,000      NW         or       $60,000           NW           and       $60,000     TI
New Hampshire       $225,000      NW         or       $125,000          NW           and       $50,000     TI
N. Carolina         $225,000      NW         or       $60,000           NW           and       $60,000     TI
Oklahoma            $225,000      NW         or       $60,000           NW           and       $60,000     AI
Oregon              $225,000      NW         or       $60,000           NW           and       $60,000     AI
Pennsylvania        $175,000      NW*        or       $100,000          NW           and       $50,000     AI*
S. Carolina         $100,000      NW         or       net income in preceding year some portion of which was
                                                         subject to maximum federal and state income tax.
S. Dakota           $225,000      NW         or       $60,000           NW           and       $60,000     TI
Tennessee           $250,000      NW         or       $65,000           NW           and       $65,000     TI
Texas               $225,000      NW         or       $60,000           NW           and       $60,000     TI

* In addition, my investment in the Fund will represent no more than 10% of my net worth (exclusive of home furnishings and automobiles).
- Minimum purchase for individual retirement accounts and employee benefit plans in Iowa is $2,500.
+ Maine residents, including existing Limited Partners in the Fund subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature page.

(2) As to Minnesota investors only, except as provided in the immediately following paragraph, each Minnesota purchaser must be an "accredited investor" as defined in Regulation D under the Securities Act of 1933 and must, either alone or together with a purchaser representative, have sufficient financial knowledge and experience to be capable of evaluating the risks and merits of an investment in the Units. An individual person who meets one of the following tests is an "accredited investor".

         (i) Any person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; or

         (ii) Any person who had an individual income in excess of $200,000 in each of two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

         The Fund may effect no more than 35 sales of Units to non-accredited investors in Minnesota in any consecutive 12 month period. Each non-accredited investor must have a net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Minnesota residents, a copy of which shall accompany this Prospectus delivered to Minnesota residents.

(3) In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the owner of the plan for whose account the Units are being acquired.

         The foregoing suitability standards are regulatory minimums only. No one should invest more than 10% of his or her liquid net worth in the Fund.


--------------------------------------------------------------------------------
PROFUTURES FINANCIAL GROUP                                      EXHIBIT B PAGE 2

                                 SIGNATURE PAGE

        *By executing this Subscription Agreement and Power of Attorney, subscribers are not waiving any rights under the federal securities laws.

------------------------------------------------------------------------------------------------------------------------------------
SUBSCRIPTION AMOUNT $                                                 [ ] THIS AMOUNT IS IN ADDITION TO MY ACCOUNT #
                     --------------                                                                                 ------

Make check payable to: PROFUTURES LONG/SHORT GROWTH FUND, L.P.

THE UNDERSIGNED IS THE FOLLOWING TYPE OF INVESTOR (PLEASE CHECK):

[ ]    Individual                                                     [ ]    Benefit Plan Investor (See page 1)
[ ]    Joint Tenants w/Rights of Survivorship (JTWROS)*               [ ]    Trust*
[ ]    Joint Tenants in common (TENCOM)*                              [ ]    Non-Profit Organization*
[ ]    UGMA (Gift to Minor)                                           [ ]    Other (Specify)
[ ]    Partnership*                                                                          ------------------------
[ ]    Corporation*
[ ]    Pension Plan*


----------------------------------------                              ------------------------------------
Print Purchaser's Name                                                Social Security or Taxpayer ID #


----------------------------------------                              ------------------------------------
Print Name of Second Purchaser                                        Date of Birth of First Purchaser

                                                                      (  )
----------------------------------------                              ------------------------------------
Street Address of First Purchaser                                     Business Phone (Day)

                                                                      (  )
----------------------------------------                              ------------------------------------
City, State and Zip Code                                              Home Phone

*NOTE:  PLEASE REFER TO INSTRUCTIONS ENCLOSED WITH THIS SUBSCRIPTION AGREEMENT.
------------------------------------------------------------------------------------------------------------------------------------


NOTE: IF A JOINT SUBSCRIPTION, PLEASE INDICATE WHETHER JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (JTWROS) OR TENANTS IN COMMON (TENCOM). EACH JOINT TENANT OR TENANT IN COMMON MUST SIGN IN THE SPACE PROVIDED. IF PURCHASER IS A TRUST, PARTNERSHIP, CORPORATION OR OTHER BUSINESS ASSOCIATION, THE SIGNING TRUSTEE, PARTNER, OR OFFICER REPRESENTS AND WARRANTS THAT HE/SHE/IT HAS FULL POWER AND AUTHORITY TO EXECUTE THIS AGREEMENT ON ITS BEHALF. IF PURCHASER IS A TRUST OR PARTNERSHIP, PLEASE ATTACH A COPY OF THE TRUST INSTRUMENT OR PARTNERSHIP AGREEMENT. IF PURCHASER IS A CORPORATION, PLEASE ATTACH CERTIFIED CORPORATE RESOLUTION AUTHORIZING SIGNATURE.

UNITED STATES INVESTORS ONLY

I have checked the box [ ] if I am subject to back up withholding tax under the provisions of the Internal Revenue Code. I hereby certify that the Social Security or Taxpayer ID number above is my true and complete Social Security or Taxpayer ID number and that the information given in the preceding sentence is true and complete.

NON-UNITED STATES INVESTORS ONLY


Under the penalties of perjury, by signature below I hereby certify that (a) I am not a citizen or resident of the United States or (b), in the case of an investor that is not an individual, the investor is not a United States corporation, partnership, estate or trust [ ]. See Form W-8BEN attached.


--------------------------------------------------------------------------------
IF THERE IS ANY OTHER INFORMATION ABOUT YOUR INVESTMENT OBJECTIVES, FINANCIAL CONDITION, OR OTHER INVESTMENTS THAT WOULD HELP US EVALUATE IF IT IS APPROPRIATE FOR YOU TO INVEST IN THIS FUND, PLEASE EXPLAIN HERE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                   PLEASE SIGN ON FOLLOWING PAGE

--------------------------------------------------------------------------------
PROFUTURES LONG/SHORT GROWTH FUND, L.P.                         EXHIBIT B PAGE 3

By executing this Subscription Agreement, I acknowledge the representations and warranties set forth above on Page 1.

The Units are speculative securities. No market exists for the Units and none will develop. Redemptions may be made only as of a month-end.

-------------------------------------------------------------------------------------------------------------
Date:
      ---------





-----------------------------------------------------           ---------------------------------------------
Signature of First Purchaser
(Individual, Custodian, Officer or Partner of Entity)           Signature of Second Purchaser
-------------------------------------------------------------------------------------------------------------

================================================================================
                          DO NOT WRITE BELOW THIS LINE


TO BE COMPLETED BY REGISTERED REPRESENTATIVE                 CLIENT #
                                                                      ----------

                                                                   LP #
                                                                        --------

         The undersigned certifies that he has informed the Purchaser of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

         The undersigned has reasonable grounds to believe on the basis of information obtained from the Purchaser concerning his investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (i) the Purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (ii) the Purchaser has a fair market net worth sufficient to sustain the risks inherent in the Fund, including losses of investment and lack of liquidity; and (iii) the Fund is otherwise a suitable investment for the Purchaser.

PROFUTURES FINANCIAL GROUP, INC.                 ACCEPTED _______________ BY:
AUSTIN, TEXAS CRD #24328                         PROFUTURES, INC.

                                                 GENERAL PARTNER FOR

GARY D. HALBERT, REGISTERED REPRESENTATIVE       PROFUTURES LONG/SHORT GROWTH FUND, L.P.




------------------------------------------       -------------------------------------
Gary D. Halbert, Registered Representative       Gary D. Halbert, President


           MAIL SUBSCRIPTION AGREEMENT/POWER OF ATTORNEY AND CHECK TO:


                     PROFUTURES LONG/SHORT GROWTH FUND, L.P.
                        PROFUTURES FINANCIAL GROUP, INC.
                         11612 BEE CAVE ROAD, SUITE 100
                               AUSTIN, TEXAS 78738
                                 1-800-348-3601



--------------------------------------------------------------------------------
PROFUTURES FINANCIAL GROUP                                      EXHIBIT B PAGE 4

                                                                       EXHIBIT C

                             REQUEST FOR REDEMPTION

-----------------------
(Date)


PROFUTURES LONG/SHORT GROWTH FUND, L.P.
c/o ProFutures, Inc.
11612 Bee Cave Road
Suite 100
Austin, Texas  78738


                  The undersigned hereby requests redemption of _____ Units. The undersigned hereby represents and warrants that he is the true and lawful owner of the Unit(s) to which this request relates with full power and authority to request redemption of such Unit(s). Such Unit(s) are not subject to any pledge or otherwise encumbered in any fashion. This redemption shall be governed by the terms of the Fund's Limited Partnership Agreement.

Please forward to the undersigned at the address below.

Name
     ---------------------------------------
Address
        ------------------------------------
City, State, Zip Code
                      ----------------------

PARTNER'S SIGNATURE MUST BE IDENTICAL TO NAME IN WHICH UNITS ARE REGISTERED.

By:
    ----------------------------------------
             (Signature of Owner)

Name:
      --------------------------------------

Partnership, Trust, Plan or Corporation

By:
    ----------------------------------------
    (Signature of Authorized Representative)


Name:
      --------------------------------------
Title:
       -------------------------------------

                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

         An organizational charge of 1% of the subscription amount is paid to the General Partner (or the Selling Agent, its affiliated broker-dealer) by each subscriber. The General Partner will pay for all actual costs of conducting the public offering of Units. To the extent that the aggregate 1% organizational charge collected is less than these actual costs, the General Partner will pay the costs. To the extent that the aggregate 1% organizational charge collected exceeds these actual costs, the excess amount will be paid to the Selling Agent. Such payment could be deemed to be a selling commission. The following is an estimate of such costs:


                                                                                       Approximate
                                                                                         Amount
Securities and Exchange Commission Registration Fee....................                         0
National Association of Securities Dealers, Inc. Filing Fee............                         0
Printing Expenses......................................................                    40,000
Fees of Certified Public Accountants...................................                    25,000
Blue Sky Expenses (Excluding Legal Fees)...............................                    20,000
Fees of Counsel........................................................                    40,000
Miscellaneous Offering Costs...........................................                    20,000
                                                                                        ---------
Total..................................................................                 $ 145,000
                                                                                        =========

                                   ----------


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 15 of the Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of the Registration Statement) provides for the indemnification of the General Partner and certain of its Affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Partnership who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The General Partner and its Affiliates will only be entitled to indemnification for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

           Beginning on September 1, 1997 and until August 31, 1998, the Registrant sold, at month-end closings, Units of Limited Partnership Interest to accredited investors and less than 35 unaccredited investors pursuant to a private offering which was exempt under Section 4(2) of the Securities Act of 1933. Such Units were sold by the General Partner and/or the Selling Agent.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

           The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

           (a)  Exhibits.

Exhibit
Number            Description of Document


3.02 Second Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).


10.02 Form of Subscription Agreement and Power of Attorney (included as Exhibit B to the Prospectus).


10.03 August 2000 Extension of First Amended and Restated Advisory contract between the Registrant and the Advisor.


23.01             Consent of Sidley & Austin.

23.02             Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

27.01             Financial Data Schedule


The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Reg. No. 333-89507), as filed with the Commission on October 22, 1999 and declared effective on November 17, 1999.

5.01 Opinion of Sidley & Austin relating to the legality of the Units.

8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

10.01 Extension of First Amended and Restated of Advisory contract between the Registrant and the Advisor.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-63129), as filed with the Commission on December 23, 1998 and declared effective on February 16, 1999.


1.01 Form of Amended and Restated Selling Agreement among the Registrant, the General Partner, the Selling Agent and the Advisor.

3.01              Amended Certificate of Limited Partnership of the Registrant

10.01 Amendment to Customer Agreement between the Registrant and the Futures Broker.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1, as filed with the Commission on September 10, 1998 (Reg. No. 333-63129):

3.01              Certificate of Limited Partnership of the Registrant.

10.01 First Amendment and Restatement of Advisory Contract between the Registrant and the Advisor.

10.02             Customer Agreement between the Registrant and the Futures
                  Broker.

ITEM 17.

                  The undersigned registrant hereby undertakes:

                  (a) Rule 415 Offerings

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Indemnification


                  Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin in the State of Texas on the 4th day of August, 2000.


ProFutures Long/Short Growth Fund, L.P.

By:  ProFutures, Inc.


By: /s/ Gary D. Halbert
    -------------------
        Gary D. Halbert
        President


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of ProFutures, Inc., General Partner of the Registrant, in the capacities and on the date indicated.


/s/ Gary D. Halbert                        President and Director                 August 4, 2000
----------------------------------          (Principal Executive
    Gary D. Halbert                               Officer)


/s/ Debi B. Halbert                         Chief Financial Officer,              August 4, 2000
----------------------------------           Treasurer and Director
    Debi B. Halbert                           (Principal Financial
                                             and Accounting Officer)


                  (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of ProFutures, Inc.)


PROFUTURES, INC.                         General Partner of Registrant

By: /s/ Gary D. Halbert                                                           August 4, 2000
    ------------------------------
        Gary D. Halbert
        President

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
3.02              Second Amended and Restated Limited Partnership Agreement of
                  the Registrant (included as Exhibit A to the Prospectus).

10.01 Form of Subscription Agreement and Power of Attorney (included as Exhibit B to the Prospectus).

10.03 August 2000 Extension of First Amended and Restated Advisory contract between the Registrant and the Advisor.

23.01             Consent of Sidley & Austin.

23.02             Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

27.01             Financial Data Schedule.